================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X][ ]  Preliminary Proxy Statement             [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        FORT WAYNE NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

February      , 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Fort Wayne National Corporation ("FWNC") which will be held at the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana at 1:30 p.m., Eastern Standard Time, on March 30, 1998 (the "Special Meeting").

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of January 12, 1998 (the "Agreement") pursuant to which FWNC will merge (the "Merger") with and into National City Corporation ("National City") and each outstanding share of common stock, without par value of FWNC will be converted into 0.75 shares of the common stock of National City and each outstanding share of 6% Cumulative Convertible Class B Preferred Stock, Series 1, without par value of FWNC will be converted into 1.0 share of preferred stock of National City.

     Enclosed are a Notice of the Special Meeting and a Prospectus and Proxy Statement which describe the Merger and its background. A copy of the Agreement is attached to the Prospectus and Proxy Statement. You are urged to read all of these materials carefully. The approval of a majority of the votes of the outstanding shares of FWNC Common is required to approve the Agreement. In the event that proxies representing a sufficient number of shares voting to approve the Agreement are not obtained prior to the Special Meeting, a proposal to adjourn the Special Meeting in order to solicit additional proxies will be put to a vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF FWNC HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                                            Sincerely,

                                            /s/ M. James Johnston
                                            M. JAMES JOHNSTON
                                            Chairman and Chief Executive Officer

                        FORT WAYNE NATIONAL CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 30, 1998

To the Shareholders of
FORT WAYNE NATIONAL CORPORATION

     A Special Meeting of Shareholders (the "Special Meeting") of Fort Wayne National Corporation, an Indiana corporation ("FWNC"), will be held on March 30, 1998 at 1:30 p.m., Eastern Standard Time, at the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 12, 1998 (the "Agreement"), between National City Corporation ("National City") and FWNC, pursuant to which FWNC will be merged with and into National City upon the terms and subject to the conditions set forth in the Agreement, as are more fully described in the enclosed Prospectus and Proxy Statement. A copy of the Agreement is attached as Appendix A to the accompanying Prospectus and Proxy Statement.

     The Board of Directors has fixed the close of business on February 23, 1998 as the record date (the "Record Date") for determining holders of shares of common stock, without par value of FWNC entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. In the event that proxies representing a sufficient number of shares voting to approve the Agreement are not obtained prior to the Special Meeting, a proposal to adjourn the Special Meeting to solicit additional proxies will be put to a vote at the Special Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                            By Order of the Board of Directors,

                                            /s/ Stephen R. Gillig
                                            STEPHEN R. GILLIG
                                            Secretary
Fort Wayne, Indiana
February      , 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                         PROSPECTUS AND PROXY STATEMENT

                           NATIONAL CITY CORPORATION
                       13,541,188 SHARES OF COMMON STOCK
        739,976 SHARES OF 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1

     This Prospectus and Proxy Statement relates to the proposed merger of FORT WAYNE NATIONAL CORPORATION, an Indiana corporation ("FWNC"), with and into NATIONAL CITY CORPORATION, a Delaware corporation ("National City"). If the proposed merger is consummated, (i) the outstanding shares of common stock, without par value, of FWNC ("FWNC Common"), other than FWNC Common held by National City or any direct or indirect wholly-owned subsidiary of National City in certain capacities or acquired in satisfaction of debts previously contracted and FWNC Common held in the treasury of FWNC, will be converted into the right to receive shares of common stock, par value $4.00 per share, of National City ("National City Common") at a rate of 0.75 shares of National City Common for each share of FWNC Common, and cash in lieu of fractional shares and (ii) the outstanding shares of 6% Cumulative Convertible Class B Preferred Stock, Series 1, without par value, of FWNC ("FWNC Preferred" and together with the FWNC Common, the "FWNC Stock"), other than FWNC Preferred held by National City or any direct or indirect wholly-owned subsidiary of National City in certain capacities or acquired in satisfaction of debts previously contracted and FWNC Preferred held in the treasury of FWNC, will be converted into the right to receive 1.0 share of preferred stock, without par value, of National City ("National City Preferred" and together with the National City Common, the "National City Stock") which will be designated as National City's 6% Cumulative Convertible Preferred Stock, Series 1. The transaction is subject to various conditions, including approval by the shareholders of FWNC at their Special Meeting, described herein, and approval by applicable regulatory authorities.

     National City Common is traded on the New York Stock Exchange ("NYSE"). The
closing price of National City Common on the NYSE on February      , 1998 was
$          . FWNC Common is included for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS"). The last reported sale price of FWNC Common on the NASDAQ/NMS on February ,
1998 was $     .

     All information concerning National City contained in this Prospectus and Proxy Statement has been furnished by National City, and all information herein concerning FWNC has been furnished by FWNC. National City has represented and warranted to FWNC, and FWNC has represented and warranted to National City, that the particular information so furnished is true and complete.
                            ------------------------

     THE SHARES OF NATIONAL CITY STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF NATIONAL CITY STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
                            ------------------------

                                PROXY STATEMENT
                                Special Meeting
                               of Shareholders of
                                      FWNC
                          to be held on March 30, 1998

     THIS PROSPECTUS SERVES AS THE PROXY STATEMENT OF FWNC IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE USED AT THE SPECIAL MEETING OF FWNC'S SHAREHOLDERS TO BE HELD FOR THE PURPOSES DESCRIBED HEREIN.
--------------------------------------------------------------------------------

    The date of this Prospectus and Proxy Statement is February      , 1998.

     It is first being mailed to FWNC shareholders, together with notices and
forms of proxy, on or about February      , 1998.

                             AVAILABLE INFORMATION

     Each of National City, FWNC, and First of America Bank Corporation ("FOA") are subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at its New York Regional Office, R.R. Donnelly Building, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning National City and FWNC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and of the National Association of Securities Dealers, Inc. 1735 K Street, N.W., Washington D.C. 20006, respectively, and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

     This Prospectus and Proxy Statement does not contain all of the information set forth in the registration statement on Form S-4 and the exhibits thereto filed by National City under the Securities Act of 1933, as amended (the "1933 Act"), with the Commission relating to the shares of National City Common offered hereby (the "Registration Statement"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to National City, FWNC and the securities offered hereby. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     National City hereby incorporates in this Prospectus and Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997 and its Current Report on Form 8-K dated January 13, 1998, the description of National City Common set forth in the Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to Registration Statement No. 33-49823), each as filed with the Commission pursuant to the Exchange Act. FWNC hereby incorporates in this Prospectus and Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, its Current Reports on Form 8-K dated January 23, 1998, and the description of FWNC Common and FWNC Preferred as filed with the Commission pursuant to the Exchange Act. FOA hereby incorporates in this Prospectus and Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, and the description of FOA common stock, par value $10.00 per share ("FOA Common") and FOA preferred stock purchase rights contained in FOA's Registration Statements on Form 8-K under the Exchange Act, dated April 30, 1990 (with respect to FOA Common) and July 18, 1990 and as amended December 12, 1997 (with respect to the FOA preferred stock purchase rights) as filed with the Commission pursuant to the Exchange Act.

     All documents filed by National City, FWNC, and FOA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and Proxy Statement and prior to the Special Meeting of Shareholders of FWNC shall be deemed to be incorporated by reference in this Prospectus and Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROXY STATE-

MENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONAL CITY OR FWNC. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONAL CITY OR FWNC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY, FWNC AND FOA BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NATIONAL CITY DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE. THE FOA DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO FIRST OF AMERICA BANK CORPORATION, 211 SOUTH ROSE STREET, KALAMAZOO, MICHIGAN 49007, ATTENTION: JENNIFER D. COX, SENIOR VICE PRESIDENT ACCOUNTING DIVISION, TELEPHONE NUMBER (616) 376-7115, AND WILL BE FURNISHED WITHOUT CHARGE. THE FWNC DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO FORT WAYNE NATIONAL CORPORATION, 110 W. BERRY STREET, FORT WAYNE, INDIANA 46801, ATTENTION: KAREN M. KASPER, EXECUTIVE VICE PRESIDENT, TELEPHONE NUMBER (219) 426-0555, AND WILL BE FURNISHED WITHOUT CHARGE. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY NATIONAL CITY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY FOA DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY FWNC DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998.

                               TABLE OF CONTENTS

                                                                                        PAGE
AVAILABLE INFORMATION.................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     2
SUMMARY...............................................................................     7
     Parties to the Merger............................................................     7
     Reasons for the Merger...........................................................     7
     Terms of the Merger..............................................................     7
     Market Value of National City Common and FWNC Common.............................     8
     Conditions; Termination; Amendments..............................................     8
     Regulatory Approvals.............................................................     9
     The Special Meeting..............................................................     9
     Vote Required....................................................................     9
     Recommendation of the Board of Directors.........................................     9
     Opinion of Financial Advisor.....................................................     9
     Appraisal and Dissenters' Rights.................................................    10
     Certain Federal Income Tax Consequences and Accounting Treatment.................    10
     The Option.......................................................................    10
     Rights of Holders of FWNC Common After the Merger................................    10
     Market and Market Prices.........................................................    11
     Interest of Certain Persons in The Merger........................................    11
     Current Developments.............................................................    11
     Year 2000........................................................................    13
     Selected Financial Data..........................................................    14
     Comparative Per Share Data.......................................................    17
THE SPECIAL MEETING...................................................................    19
     Record Date and Voting Rights....................................................    19
     Voting and Revocation of Proxies.................................................    19
MERGER................................................................................    19
     Background of the Merger -- FWNC.................................................    20
     Reasons for the Merger; FWNC Board of Directors Recommendation...................    21
     Background of and Reasons for the Merger -- National City........................    21
     Opinion of Financial Advisor.....................................................    22
     Terms of the Merger..............................................................    26
     Conversion of Shares of FWNC Stock...............................................    27
     Treatment of Employee and Director Stock Options.................................    28
     Conditions to the Merger.........................................................    29
     Regulatory Approvals.............................................................    30
     Waiver; Amendment; Termination...................................................    30
     Effective Time...................................................................    32
     Conduct of National City's Business Pending the Merger...........................    32
     Conduct of FWNC's Business Pending the Merger....................................    32

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                                                                                        PAGE
     Employee Matters.................................................................    34
     Indemnification and Insurance....................................................    34
     Interests of Certain Persons in the Merger.......................................    35
     Employment and Other Agreements..................................................    35
     Management After the Merger......................................................    37
     Certain Federal Income Tax Consequences..........................................    37
     Accounting Treatment.............................................................    38
     Resales by Affiliates............................................................    38
     Appraisal and Dissenters' Rights.................................................    39
     The Option.......................................................................    39
PRO FORMA COMBINED CONSOLIDATED FINANCIAL
  INFORMATION (UNAUDITED).............................................................    44
MANAGEMENT AFTER THE MERGER...........................................................    51
     National City Directors..........................................................    51
     Beneficial Ownership.............................................................    53
     Section 16(a) Beneficial Ownership Reporting Compliance..........................    53
     Ownership Guidelines.............................................................    53
     Executive Compensation...........................................................    55
REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE.....................................    59
     Compensation Philosophy..........................................................    59
     Executive Compensation Principles................................................    59
     Commitment to Employee Equity Ownership..........................................    60
     Stock Ownership Guidelines.......................................................    60
     Equity-Based Rewards.............................................................    60
     Cash-Based Rewards...............................................................    61
     Peer Group Banks.................................................................    62
     Summary..........................................................................    62
THE COMPENSATION AND ORGANIZATION
  COMMITTEE'S REVIEW OF CEO COMPENSATION..............................................    62
STOCKHOLDER RETURN PERFORMANCE........................................................    64
     Grantor Trust....................................................................    66
     Transactions with Management.....................................................    67
CERTAIN REGULATORY CONSIDERATIONS.....................................................    67
     General..........................................................................    67
     Payment of Dividends.............................................................    68
     Certain Transactions by Bank Holding Companies with their Affiliates.............    68
     Capital..........................................................................    69
     Holding Company Support of Subsidiary Banks......................................    69
     FDIC Insurance Assessments.......................................................    70
DESCRIPTION OF NATIONAL CITY CAPITAL STOCK............................................    70
     Common Stock.....................................................................    70
     Preferred Stock..................................................................    70


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                                                                                        PAGE
DESCRIPTION OF FWNC SHARES............................................................    71
     Common Stock.....................................................................    71
     Preferred Stock..................................................................    71
GENERAL COMPARISON OF NATIONAL CITY AND FWNC CAPITAL STOCK............................    72
     General..........................................................................    72
     Directors........................................................................    72
     Limitation of Director Liability in Certain Circumstances........................    73
     Indemnification and Insurance....................................................    73
     Antitakeover Statutes............................................................    75
     Cumulative Voting................................................................    76
     Action Without a Meeting.........................................................    76
     Special Meetings.................................................................    76
     Voting, Appraisal Rights and Corporate Reorganizations...........................    76
     Amendment of Articles and By-Laws................................................    77
     Preemptive Rights................................................................    77
     Dividends........................................................................    77
FORWARD LOOKING STATEMENTS............................................................    78
INFORMATION ABOUT NATIONAL CITY.......................................................    78
INFORMATION ABOUT FWNC................................................................    79
EXPERTS...............................................................................    79
LEGAL OPINIONS........................................................................    79
SHAREHOLDER PROPOSALS.................................................................    79
GENERAL...............................................................................    80
APPENDIX A - AGREEMENT AND PLAN OF MERGER.......................................  Appendix A
APPENDIX B - OPINION OF KEEFE, BRUYETTE & WOODS, INC............................  Appendix B
APPENDIX C - STOCK OPTION AGREEMENT.............................................  Appendix C
APPENDIX D - FORM OF CERTIFICATE OF DESIGNATION.................................  Appendix D

                                    SUMMARY

     The following is a summary of certain information with respect to matters to be considered at a Special Meeting of Shareholders of FWNC and is not intended to be a complete statement of all material facts regarding the matters to be considered at that meeting. It is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus and Proxy Statement or incorporated by reference in this Prospectus and Proxy Statement, the accompanying appendices and the documents referred to herein.

PARTIES TO THE MERGER

     FWNC. Fort Wayne National Corporation ("FWNC") is a regional multibank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is incorporated under the laws of the state of Indiana. As of December 31, 1997, FWNC owned all of the outstanding shares of seven commercial banks in Indiana, and through these banks operated 66 offices in Indiana and Michigan. FWNC, through its banks and one nonbank subsidiary, offers a broad range of commercial and retail banking services as well as trust and investment management services. At December 31, 1997, FWNC, its affiliate banks and nonbank subsidiary had consolidated total assets of $3.4 billion and consolidated total deposits of $2.6 billion. See "SUMMARY -- Selected Consolidated Financial Information"; "SUMMARY -- Comparative Per Share Information"; "PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION" and "INFORMATION ABOUT FWNC". The principal office of FWNC is located at 110 W. Berry Street, Fort Wayne, Indiana 46801, and its telephone number is (219) 426-0555.

     National City. National City is a regional multibank holding company registered under the BHCA and is incorporated under the laws of the state of Delaware. As of December 31, 1997, National City owned all of the outstanding stock of 8 commercial banks in Ohio, Pennsylvania, Kentucky and Indiana, and through these financial institutions operated 833 offices. National City subsidiaries provide financial services that meet a wide range of customer needs, including commercial and retail banking brokerage, trust and investment services, item processing, mortgage servicing and credit card processing. At December 31, 1997, National City, its affiliate banks and other subsidiaries had consolidated total assets of $54.7 billion and consolidated total deposits of $36.9 billion. See "SUMMARY -- Selected Consolidated Financial Information"; "SUMMARY -- Comparative Per Share Information"; "PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION" and "INFORMATION ABOUT National City". The principal office of National City is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 575-2000.

REASONS FOR THE MERGER

     National City's acquisition strategy includes the expansion into major, contiguous markets where a significant presence can be established. The acquisition of FWNC will expand National City's presence in the State of Indiana and will expand National City's customer base and assets. After exploring various other strategic alternatives, including the possibility of remaining independent, FWNC believes that a sale of the company to a larger financial institution offers the greatest potential for achieving long term value for FWNC shareholders. See "MERGER -- Background of and Reasons for the Merger -- FWNC" and "-- Background of and Reasons for the Merger -- National City".

TERMS OF THE MERGER

     Pursuant to the Agreement and Plan of Merger dated as of January 12, 1998 by and between FWNC and National City (the "Agreement"), FWNC will merge with and into National City, and National City will be the surviving or resulting corporation (the "Merger"). A copy of the Agreement is attached hereto as Appendix A. At the time the Merger becomes effective (the "Effective Time"), (a) each outstanding share of FWNC Common not owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any shares of FWNC Common held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity or acquired in satisfaction of debts previously contracted other than shares of FWNC Common held in the treasury of
FWNC) will be converted into the right to receive 0.75 shares of National City Common and (b) each outstanding share of FWNC Preferred not owned by National city or any direct or indirect wholly-owned subsidiary of National City (except for any shares of FWNC Preferred held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity or acquired in satisfaction of debts previously contracted) other than shares of FWNC Preferred held in the treasury of FWNC will be converted into the right to receive 1.0 share of National City Preferred.

     No fractional shares of National City Stock will be issued in the Merger. In lieu thereof, each holder of FWNC Stock who otherwise would have been entitled to a fractional share of National City Stock will receive a cash payment in an amount determined by the average of the per share closing price on the New York Stock Exchange ("NYSE") of National City Common, in the case of any holder of FWNC Common, or National City Preferred, in the case of any holder of FWNC Preferred, for the 20 consecutive trading days ending at the end of the third day immediately preceding the Effective Time. The shares of National City Common, and cash in lieu of fractional shares of National City Common, into which the FWNC Common will be converted pursuant to the Agreement are referred to herein as the "Common Merger Consideration", the shares of National City Preferred, and cash in lieu of fractional shares of National City Preferred, into which the FWNC Preferred will be converted pursuant to the Agreement are referred to herein as the "Preferred Merger Consideration"; and the Common Merger Consideration and the Preferred Merger Consideration are collectively referred to herein as the "Merger Consideration."

MARKET VALUE OF NATIONAL CITY STOCK AND FWNC STOCK

     The exchange ratios for National City Common and National City Preferred set forth above are fixed and will not vary with changes in the economy, prevailing interest rates, earnings of National City or FWNC, the market value of National City Common or FWNC Common, the value of FWNC Preferred, or other factors between the date of the Agreement and the Effective Time of the Merger. FWNC shareholders will bear the risk of and obtain any benefit from changes in the market value of National City Common should the value thereof decline or increase during that period. On January 12, 1998, the date of the Agreement, the reported high and low sales prices on the NYSE for National City Common were $58.875 and $56.9375, respectively, and on January 12, 1998 for FWNC Common on the NASDAQ/NMS were $45 and $40, respectively. See "Market and Market Prices".

     The closing price of National City Common on the NYSE on February   , 1998
was $     per share (which is the equivalent of $     for 0.75 of a share of
National City Common). If the Market Price (as hereinafter defined) is less than
$     per share (such price to be adjusted to reflect any corresponding adjustment to the stock portion of the Merger Consideration as a result of any reclassification, recapitalization, split-up, combination or exchange of shares, or stock dividend declared between the date of the Agreement and the Effective
Time), and if the number obtained by dividing the Market Price by $59.25 is less than the number obtained by dividing the Final Index Price (as hereinafter defined) by the Initial Index Price (as hereinafter defined) and subtracting
0.20 from the quotient, then FWNC will have the right, during the 15-day period commencing on the Fed Approval Date (as hereinafter defined), to terminate the Agreement. See "MERGER -- Waiver; Amendment; Termination".

CONDITIONS; TERMINATION; AMENDMENTS

     Consummation of the Merger is subject to satisfaction of a number of conditions, including (a) approval by FWNC shareholders of the Agreement, (b) approval by certain federal and state banking authorities, (c) authorization for listing on the NYSE of the National City Stock issuable in the Merger, (d) the issuance by the Commission of an order declaring the Registration Statement effective, (e) the receipt by National City and FWNC of the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to FWNC, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (f) the nonexistence of a restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States preventing the consummation of the Merger. Substantially all of the conditions to consummation of the Merger (other than required shareholder or regulatory approvals) may be waived, in whole or in part, by the party for whose benefit they have been created, without the approval of the stockholders or shareholders, as the case may be, of that party. The shareholders of FWNC will be resolicited by FWNC prior to the waiving of the receipt of the tax opinion from Wachtell, Lipton, Rosen &

Katz. In addition, the Agreement may be terminated under certain circumstances, and no such termination would require stockholder or shareholder approval. The Agreement may be amended or supplemented upon the written agreement of National City and FWNC at any time, provided that after FWNC shareholder approval of the Agreement no amendment may be made which reduces or changes the form of the Merger Consideration unless further shareholder approval is obtained. See "MERGER -- Conditions to the Merger" and "MERGER -- Waiver; Amendment; Termination".

REGULATORY APPROVALS

     In order for the Merger to be consummated, approvals must be obtained from the Board of Governors of the Federal Reserve System (the "FRB") and applicable state regulators. See "MERGER -- Regulatory Approvals".

THE SPECIAL MEETING

     A Special Meeting of Shareholders of FWNC (the "The Special Meeting") will be held on March 30, 1998 in the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana, commencing at 1:30 p.m., Eastern Standard Time. The purpose of the Special Meeting is (a) to consider and vote on a proposal to approve the Agreement, and (b) to transact such other business as may properly come before the meeting. The Board of Directors of FWNC has fixed the close of business on February 23, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

VOTE REQUIRED

     The proposal to approve the Agreement to be considered at the Special Meeting must be approved by the affirmative vote of holders of a majority of the outstanding shares of FWNC Common. The approval of the Agreement by the shareholders of FWNC is required under Section 23-1-40-3 of the Indiana Business Corporation Law (the "IBCL") and is included in the Agreement as a condition to the parties' obligations to close. As of January 20, 1998, the directors and executive officers of FWNC and their affiliates are entitled to vote approximately 19% of the outstanding shares of FWNC Common eligible to vote at the Special Meeting.

     FWNC has been advised that its directors and executive officers intend to vote their shares (including shares held in a fiduciary capacity) in favor of the Agreement. The Agreement provides that, absent certain circumstances (none of which has occurred), the Board of Directors of FWNC shall recommend that their shareholders vote in favor of and approve the Merger and approve the Agreement at the Special Meeting. National City stockholder approval will not be required for the Merger.

     For additional information with respect to the Special Meeting, See "THE SPECIAL MEETING -- Record Date and Voting Rights".

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Boards of Directors of National City and FWNC have unanimously approved the Agreement and believe that the proposed Merger is in the best interests of their respective corporations and stockholders or shareholders, as the case may be. The Board of Directors of FWNC unanimously recommends that FWNC's shareholders vote FOR the adoption of the Agreement. See "MERGER -- Background of and Reasons for the Merger -- FWNC" and "MERGER -- Background of and Reasons for the Merger -- National City".

OPINION OF FINANCIAL ADVISOR

     Keefe, Bruyette & Woods, Inc. ("KBW"), FWNC's financial advisor, has rendered its opinion that, as of January 11, 1998, and as of the date of this Prospectus and Proxy Statement, the Merger Consideration is fair, from a financial point of view, to the shareholders of FWNC (the "Opinion"). National City has not engaged a financial advisor in connection with the proposed Merger. A copy of the Opinion is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions and justification made and other matters considered. See "MERGER -- Opinion of Financial Advisor".

APPRAISAL AND DISSENTERS' RIGHTS

     Holders of FWNC Common will not be entitled to dissenters' rights pursuant to Section 23-1-44-8 of the IBCL. See "MERGER -- Appraisal and Dissenters' Rights".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES AND ACCOUNTING TREATMENT

     The Merger is structured to qualify as a tax-free reorganization under
Section 368 of the Code. The Agreement provides as a condition to the parties' obligations to consummate the Merger that National City and FWNC shall have received the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to FWNC substantially to the effect, among other things, that for United States federal income tax purposes no gain or loss will be recognized by the shareholders of FWNC who exchange their shares of FWNC Common solely for shares of National City Common or who exchange their shares of FWNC Preferred for National City Preferred pursuant to the Merger (except with respect to cash received in lieu of a fractional interest in National City Common). See "MERGER -- Certain Federal Income Tax Consequences."

     The Merger, if completed as proposed, will be treated as a purchase for accounting and financial reporting purposes. See "MERGER -- Accounting Treatment."

THE OPTION

     As a condition to National City's entering into the Agreement, and in consideration therefor, FWNC and National City entered into a Stock Option Agreement dated as of January 12, 1998 (the "Option Agreement"). The Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire FWNC. See "MERGER -- The Option". A copy of the Option Agreement is attached hereto as Appendix C.

     Pursuant to the Option Agreement, FWNC granted National City an option (the "Option") to purchase up to 3,337,133 fully paid and nonassessable shares of FWNC Common at a price of $41.375 per share. If any additional shares of FWNC Common are issued or otherwise become outstanding after the date of the Option Agreement, the number of shares of FWNC Common subject to the Option will be increased so that, after that issuance, it equals 19.9% of the number of shares of FWNC Common then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. National City may exercise the Option only upon the occurrence of certain events (none of which has occurred to date) and upon obtaining any regulatory approval necessary for the acquisition of the shares of FWNC Common subject to the Option. In lieu of exercising the Option in full, National City can require FWNC to repurchase, for a formula price, the Option and any shares of FWNC Common purchased upon any partial exercise of the Option and owned by National City at that time. See
"MERGER -- The Option".

     In addition to other Exercise Termination Events (as that term is defined in "MERGER -- The Option"), the Option Agreement provides that the Option will terminate upon the termination of the Agreement in accordance with the provisions thereof if that termination occurs prior to the occurrence of an Initial Triggering Event (as that term is defined in "MERGER -- The Option"). The Agreement may be terminated at any time prior to the Effective Time by either National City or FWNC if the Merger is not approved at the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, the FWNC shareholders do not approve the Agreement at the Special Meeting, and either National City or FWNC terminates the Agreement as a result thereof, the Option will terminate. See "MERGER -- The Option".

RIGHTS OF HOLDERS OF FWNC COMMON AFTER THE MERGER

     The rights of holders of FWNC Common are governed by the IBCL, FWNC's Articles of Incorporation ("FWNC Articles"), and FWNC's By-Laws ("FWNC By-Laws"). At the Effective Time, FWNC's shareholders will become National City stockholders. The rights of National City stockholders are, and after the Effective Time will continue to be, governed by the Delaware General Corporation Law (the "DGCL"), National City's Restated Certificate of Incorporation, as amended ("National City's Certificate"), and National City's First

Restatement of By-Laws dated April 27, 1987 ("National City's By-Laws"). See "GENERAL COMPARISON OF NATIONAL CITY AND FWNC CAPITAL STOCK".

MARKET AND MARKET PRICES

     National City Common is listed on the NYSE (Symbol: NCC). FWNC Common is included for quotation on NASDAQ/NMS (Symbol: FWNC). Receipt of authorization for listing on the NYSE of the shares of National City Common issuable in connection with the Merger is a condition to consummation of the Merger. See "MERGER -- Conditions to the Merger". The information set forth in the table following presents (a) the closing price for National City Common on the NYSE Composite Transaction Tape, and the last quoted composite closing price for FWNC Common reported on NASDAQ/NMS, on January 9, 1998, the date preceding the public
announcement of the Merger, and on               , (b) the high and low sale
prices for National City Common and FWNC Common on those dates, and (c) the FWNC equivalent per share price (based on the price of National City Common issuable
in the Merger) as of January 9, 1998 and               , calculated by
multiplying the closing price of National City Common on the NYSE on those dates by 0.75 (the "Exchange Ratio").

                                                          NATIONAL                EQUIVALENT
                                                           CITY        FWNC         VALUE
                                                          COMMON      COMMON      PER SHARE
                                                          -------     -------     ----------
January 9, 1998
     Closing Price....................................    $59.25      $41.375       $44.44
     High.............................................     60.625      42.75         45.47
     Low..............................................     58.938      40.875        44.20
February      , 1998
     Closing Price....................................    $           $             $
     High.............................................
     Low..............................................

     No assurance can be given as to what the market price of National City Common will be if and when the Merger is consummated or when the shares of National City Common are actually issued in the Merger. If the Merger had been
consummated on February   ,      , the estimated total value of the Merger,
based on the closing price of National City Common on that date and assuming
that   % of the FWNC Common is exchanged for National City Common, would have
been $            .

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of FWNC's management and the Board of Directors of FWNC may be deemed to have certain interests in the Merger that were in addition to their interests as shareholders of FWNC generally. These additional interests may be deemed to arise from certain actions National City has agreed to take regarding the employment and severance arrangements of certain FWNC executive officers and the compensation and indemnification of FWNC directors. The Boards of Directors of FWNC and of National City were aware of these interests and considered them, among other matters, in approving the Merger. In particular, certain officers of FWNC have entered into employment agreements with National City, which will become effective after the Effective Time. Generally, the compensatory terms of these employment agreements are intended to guarantee that the FWNC officers receive compensation and benefits after the Effective Time that are at least comparable in the aggregate to the compensation and benefits they were entitled to receive from FWNC prior to the Effective Time, within the framework of National City's compensation and benefits structure for similarly situated employees of National City.

CURRENT DEVELOPMENTS

     On December 1, 1997, the Registrant issued a Press Release announcing that National City and First of America Bank Corporation ("FOA") had entered into a definitive Agreement and Plan of Merger (the "FOA Agreement") providing for a merger of FOA into National City. Under the terms of the FOA Agreement, FOA shareholders will receive, in a tax-free exchange, 1.2 shares of National City Common for each share of FOA common stock. It is intended that the merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes.

     Completion of the merger is subject to certain conditions, including (i) the approval of the shareholders of FOA, (ii) the approval of the stockholders of National City, (iii) the approval of the appropriate state and federal bank regulators and other governmental agencies, (iv) the receipt, at closing, by National City and FOA of a letter from Ernst & Young LLP that the transaction contemplated by the FOA Agreement qualifies for pooling-of-interest accounting treatment, (v) the receipt by National City and FOA of an opinion from Wachtell, Lipton, Rosen & Katz, special counsel to FOA that the merger will be treated for federal tax purposes as a tax free reorganization and (vi) satisfaction of certain other conditions customary in a transaction of this type.

     Contemporaneously with the execution of the FOA Agreement, National City and FOA entered into two option agreements. The first option agreement provides National City the right to purchase a number of shares of FOA common stock which when added to FOA common shares already owned by National City will equal 19.9% of FOA's outstanding common stock. The price per share of FOA common stock upon exercise of the option is $58.75. The other option grants to FOA the right to purchase a number of shares of National City Common equal to 10% of National City's outstanding common stock. The price per share of National City Common upon exercise of the option is $66.75. The options granted under the stock option agreements are exercisable only upon the occurrence of certain triggering events which are defined in the respective option agreements. No triggering event has occurred at this time for either stock option.

     FOA is a regional, multibank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA") and is incorporated under the laws of the State of Michigan. At December 31, 1997, FOA had consolidated total assets of $21.1 billion and consolidated total deposits of $15.8 billion. FOA is the second largest bank holding company in the State of Michigan, the fifth largest in the State of Illinois and the twelfth largest in the State of Indiana. FOA's principal activity consists of owning and supervising its two subsidiary banks which operate general retail and commercial banking businesses from 545 banking offices and facilities located in Michigan, Illinois and Indiana. FOA also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, revolving credit, insurance, securities brokerage and underwriting, and investment advisory services. The principal office of FOA is located at 211 South Rose Street, Kalamazoo, Michigan 49007, and its telephone number is (616) 376-9000.

     National City's acquisition strategy includes the expansion into major, contiguous markets where a significant presence can be established. Michigan and Illinois are logical extensions of National City's current midwest markets and the acquisition of FOA will provide National City with a meaningful presence in Michigan and Illinois, will expand its presence in the state of Indiana and will add to National City's customer base and assets. After exploring various other strategic alternatives, including the possibility of remaining independent, FOA believes that a sale of the company to a larger financial institution offers the greatest potential for achieving long term value for its shareholders.

     In connection with the Merger, the Boards of Directors of both FOA and National City have rescinded their respective outstanding share repurchase authorizations. Further, National City has agreed not to directly or indirectly, nor does it plan to, retire or reacquire all or part of the stock to be issued to effect the merger. In order for the merger to qualify for the pooling-of-interests method of accounting, National City will issue approximately 13 million shares in connection with the Merger, of National City Common, prior to the effective time of the FOA Agreement to cure tainted shares.

     Following the Merger, the directors and officers of National City at the Effective Time will continue as the directors and officers of National City. Promptly after the Effective Time, (a) the Board of Directors of National City shall increase its size to such number as is necessary to create five vacancies,
and it is anticipated that Richard F. Chormann,                     ,
                    ,                     and                     , who now
serve as directors of FOA, will become directors of National City. Mr. Chormann will also join the Office of the Chairman of National City.

     The Annual Meeting of Stockholders of National City will be held on March 30, 1998, at the Pittsburgh Hilton Inn Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222 commencing at

10:00 a.m., Eastern Standard Time (the "Annual Meeting"). The Board of Directors of National City has fixed the close of business on February 2, 1998 as the record date for determination of stockholders entitled to notice of and to vote
at the Annual Meeting. There were           shares of National City common
outstanding on the record date. The purpose of the Annual Meeting is (a) to elect directors of National City, (b) to consider and vote on a proposal to adopt the FOA Agreement, (c) to approve the selection of Ernst & Young LLP as independent auditors, and (d) to transact such other business as may properly come before the meeting.

     The Special Meeting of FOA Shareholders will be held on March 30, 1998, at the Radisson Plaza Hotel, 100 W. Michigan Avenue, Kalamazoo, Michigan, commencing at 9:00 a.m., Eastern Standard Time (the "FOA Special Meeting"). The Board of Directors of FOA has fixed the close of business on February 10, 1998 as the record date for determination of shareholders entitled to notice of and
to vote at the FOA Special Meeting. There were           shares of FOA Common
outstanding on the record date. The purpose of the Special Meeting is to consider and vote on the proposal to approve the FOA Agreement.

YEAR 2000

     National City initiated the process of preparing its computer systems and applications for the Year 2000 in January 1995. This process involves modifying or replacing certain hardware and software maintained by the Corporation as well as communicating with external service providers to ensure that they are taking the appropriate action to remedy their Year 2000 issues. Management expects to have substantially all of the system and application changes completed by the end of 1998 and believes that its level of preparedness is appropriate.

     National City estimates that the total cumulative cost of the project will be approximately $40 million, which includes both internal and external personnel costs related to modifying the systems as well as the cost of purchasing or leasing certain hardware and software. Purchased hardware and software will be capitalized in accordance with normal policy. Personnel and all other costs related to the project are being expensed as incurred.

     The costs of the project and the expected completion dates are based on management's best estimates.

SELECTED FINANCIAL DATA

     The following table presents selected consolidated financial data for (a) National City on a historical basis, (b) FOA on a historical basis, (c) National City and FOA on an unaudited pro forma basis, (d) FWNC on a historical basis, and (e) National City, FOA, and FWNC on an unaudited pro forma basis. The pro forma data in the table assumes that the acquisition of FOA is accounted for as a pooling-of-interests and that the acquisition of FWNC is accounted for as a purchase. See "MERGER -- Accounting Treatment" and "SUMMARY -- Current Developments." This table should be read in conjunction with the financial statements and other financial information of National City, FOA and FWNC, respectively, incorporated herein by reference and the unaudited pro forma combined consolidated financial information giving effect to the mergers of FOA and FWNC included elsewhere in this Proxy Statement. See "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." The pro forma data presented below is not necessarily indicative of the results which actually would have been attained if the mergers of FOA and FWNC had been consummated in the past or which may be attained in the future.

                                                            YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------
                                            1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
HISTORICAL NATIONAL CITY CORPORATION:

Earnings (In thousands, except per
  share data)
     Net interest income...............  $1,942,828   $1,942,576   $1,828,345   $1,765,628   $1,742,353
     Provision for loan losses.........     139,660      146,480      113,482      109,356      143,089
     Income before cumulative effect of
       accounting changes..............     807,433      736,630      591,460      598,467      556,817
     Net income........................     807,433      736,630      591,460      598,467      616,817
     Net income applicable to common
       stock...........................     807,433      732,602      576,630      583,267      600,318
     Earnings per common share before
       cumulative effect of accounting
       changes:
          Basic........................        3.73         3.34         2.71         2.67         2.65
          Diluted......................        3.66         3.27         2.64         2.60         2.59
     Cash dividends declared per common
       share...........................        1.72         1.88         1.30         1.18         1.06
Average Balances (In millions)
  (unaudited)
     Assets............................      50,834       48,730       48,080       44,211       42,395
     Earning assets....................      46,184       44,227       43,844       40,197       38,640
     Deposits..........................      35,230       34,907       34,715       32,832       31,850
     Other borrowings..................       6,195        5,469        6,310        5,254        5,162
     Long-term debt....................       4,068        3,166        2,435        1,892        1,332
     Stockholders' equity..............       4,358        4,198        3,749        3,561        3,437

HISTORICAL FIRST OF AMERICA BANK CORPORATION:
Earnings (In thousands, except per
  share data)
     Net interest income...............     871,922      902,488      923,996      938,735      902,017
     Provision for loan losses.........      85,707       93,456       91,488       86,571       84,714
     Net income........................     314,761      256,886      236,708      220,503      247,385
     Net income applicable to common
       stock...........................     314,761      256,886      236,708      220,503      241,232
     Earnings per common share:(1)
          Basic........................        3.57         2.79         2.50         2.47         2.82
          Diluted......................        3.53         2.77         2.49         2.46         2.76
     Cash dividends declared per common
       share(1)........................        1.33         1.21         1.15         1.09         1.03
Average Balances (In millions)
  (unaudited)
     Assets............................      21,117       22,194       23,752       22,551       20,545
     Earning assets....................      19,196       20,314       21,967       20,872       19,037
     Deposits..........................      16,524       18,272       19,515       19,015       18,092
     Other borrowings..................       1,563        1,443        1,648        1,326          575
     Long-term debt....................         903          445          616          485          272
     Shareholders' equity..............       1,808        1,785        1,704        1,528        1,339

---------------
(1) Prior periods have been adjusted for the 3 for 2 stock split effected in the form of a dividend, distributed May 30, 1997.

                                                            YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------
                                            1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
PRO FORMA NATIONAL CITY CORPORATION:
  NATIONAL CITY AND FOA
  (UNAUDITED)
Earnings (In thousands, except per
  share data)
     Net interest income...............  $2,814,750   $2,845,064   $2,752,341   $2,704,363   $2,644,370
     Provision for loan losses.........     225,367      239,936      204,970      195,927      227,803
     Income before cumulative effect of
       accounting changes..............   1,122,194      993,516      828,168      818,970      804,202
     Net income........................   1,122,194      993,516      828,168      818,970      864,202
     Net income applicable to common
       stock...........................   1,122,194      989,488      813,338      803,770      841,550
     Earnings per common share before
       cumulative effect of accounting
       changes
       Basic...........................        3.48         3.00         2.49         2.47         2.38
       Diluted.........................        3.42         2.95         2.45         2.43         2.33
Average common shares outstanding
       Basic...........................     322,234      329,548      326,190      325,521      328,945
       Diluted.........................     327,733      336,549      338,238      337,425      345,840
Average Balances (In millions)
     Assets............................      71,951       70,924       71,832       66,762       62,940
     Earning assets....................      65,380       64,541       65,811       61,069       57,677
     Deposits..........................      51,754       53,179       54,230       51,847       49,942
     Other borrowings..................       7,758        6,912        7,958        6,580        5,737
     Long-term debt....................       4,971        3,611        3,051        2,377        1,604
     Stockholders' equity..............       6,166        5,983        5,453        5,089        4,776

HISTORICAL FORT WAYNE NATIONAL
  CORPORATION:
Earnings (In thousands, except per
  share data)
     Net interest income...............     117,547       99,796       79,356       78,815       78,465
     Provision for loan losses.........       4,587        3,953        2,445        2,623        6,060
     Net income........................      36,846       32,502       26,707       26,212       24,133
     Net income applicable to common
       stock...........................      34,626       31,207       26,707       26,212       24,133
     Earnings per common share:
       Basic...........................        1.98         1.79         1.56         1.52         1.41
       Diluted.........................        1.92         1.74         1.53         1.51         1.38
     Cash dividends declared per common
       share...........................        0.79         0.68         0.63         0.58         0.54
Average Balances (In millions)
  (unaudited)
     Assets............................       3,205        2,766        2,173        2,093        2,066
     Earning assets....................       2,933        2,531        2,000        1,922        1,892
     Deposits..........................       2,410        2,091        1,658        1,622        1,613
     Other borrowings..................         386          347          268          239          240
     Long-term debt....................          84           38            7            7            8
     Shareholders' equity..............         296          264          217          203          183

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                  ------------
                                                                                      1997
                                                                                  ------------
PRO FORMA NATIONAL CITY CORPORATION:
  NATIONAL CITY, FOA, AND FWNC
  (UNAUDITED)
Earnings (In thousands, except per share data)
     Net interest income.........................................................  $2,932,297
     Provision for loan losses...................................................     229,954
     Net income..................................................................   1,130,934
     Net income applicable to common stock.......................................   1,128,714
     Earnings per common share
       Basic.....................................................................        3.37
       Diluted...................................................................        3.31
Average common shares outstanding
       Basic.....................................................................     335,326
       Diluted...................................................................     342,143
Average Balances (in millions)
     Assets......................................................................      75,156
     Earning assets..............................................................      68,313
     Deposits....................................................................      54,164
     Other borrowings............................................................       8,144
     Long-term debt..............................................................       5,055
     Stockholders' equity........................................................       6,462

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following are the National City consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1997:

                                                                   YEAR ENDED DECEMBER 31
                                                          ----------------------------------------
                                                          1997     1996     1995     1994     1993
                                                          ----     ----     ----     ----     ----
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends:
     Excluding Interest on Deposits.....................  2.94x    3.01x    2.45x    3.28x    3.72x
     Including Interest on Deposits.....................  1.63     1.61     1.45     1.65     1.66

     For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, income before income taxes plus fixed charges has been divided by fixed charges in 1997 and by the total of fixed charges and pre-tax earnings required to cover preferred stock dividends in 1996, 1995, 1994 and 1993. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, and that portion of rental expense which is deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pre-tax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus National City's income tax rate.

COMPARATIVE PER SHARE DATA

     The following table sets forth certain comparative per share data, adjusted for all applicable stock splits, related to book value, cash dividends declared and net income: (i) on a historical basis for National City, FOA and FWNC, (ii) on an unaudited pro forma combined basis per share of National City Common, reflecting National City's consummation of (a) the merger with FOA and (b) the merger with FOA and FWNC, (iii) on an unaudited pro forma equivalent basis per share of FOA Common, reflecting National City's consummation of (a) the merger with FOA and (b) the merger with FOA and FWNC, and (iv) on an unaudited pro forma equivalent basis per share of FWNC Common, reflecting National City's consummation of the merger with FOA and FWNC. Such pro forma information has been prepared (i) assuming an Exchange Rate of 1.20 shares and .75 shares of National City Common for each share of FOA Common and FWNC Common, respectively, outstanding immediately prior to each merger, and (ii) giving effect to the FOA merger on a pooling-of-interests accounting basis and the FWNC merger on a purchase accounting basis. The unaudited pro forma income statement assumes that the FOA merger was consummated as of the beginning of each of the periods indicated and the FWNC merger was consummated on January 1, 1997 and reflects FWNC information only for the year ended December 31, 1997. The unaudited pro forma balance sheet information assumes the mergers with FOA and FWNC occurred on December 31, 1997. National City expects to issue approximately 13 million shares of National City Common to consummate the FWNC merger. This issuance will allow National City to account for the FOA merger on a pooling-of-interests basis.

     The following information should be read in conjunction with the historical financial statements of National City, FOA and FWNC incorporated by reference in the Proxy Statement and the unaudited pro forma combined consolidated financial information giving effect to the FOA and FWNC mergers included elsewhere in the Proxy Statement - see "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)."

     The earnings data presented below does not include merger-related charges and/or anticipated cost savings from the consolidation of the operations of National City, FOA and FWNC, and is not necessarily indicative of the results which actually would have been attained had the mergers been consummated in the past or which may be attained in the future.

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1997      1996      1995
                                                                     ------     -----     -----
NATIONAL CITY COMMON STOCK
Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic.......................................................  $ 3.73     $3.34     $2.71
       Diluted.....................................................    3.66      3.27      2.64
     Pro forma National City and FOA
       Basic.......................................................    3.48      3.00      2.49
       Diluted.....................................................    3.42      2.95      2.45
     Pro Forma National City, FOA and FWNC(1)
       Basic.......................................................    3.37
       Diluted.....................................................    3.31
Cash dividends declared per common share(2)
     Historical....................................................    1.72      1.88      1.30
Book value per common share at period-end(1)
     Historical....................................................   20.28
     Pro forma National City and FOA...............................   18.75
     Pro forma National City, FOA and FWNC.........................   20.59

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1997      1996      1995
                                                                     ------    ------    ------
FIRST OF AMERICA COMMON STOCK
Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic........................................................ $ 3.57    $ 2.79    $ 2.50
       Diluted......................................................   3.53      2.77      2.49
     Pro forma equivalent National City and FOA(3)
       Basic........................................................   4.18      3.60      2.99
       Diluted......................................................   4.10      3.54      2.94
     Pro forma equivalent National City, FOA and FWNC(1)(3)
       Basic........................................................   4.04
       Diluted......................................................   3.97
Cash dividends declared per common share(2)
     Historical.....................................................   1.33      1.21      1.15
     Pro forma equivalent(3)........................................  2.064     2.256     1.560
Book value per common share at period-end(1)
     Historical.....................................................  21.52
     Pro forma equivalent National City and FOA(3)..................  22.50
     Pro forma equivalent National City, FOA and FWNC(3)............  24.83

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1997
                                                                              -----------------
FORT WAYNE NATIONAL COMMON STOCK
Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic................................................................       $  1.98
       Diluted..............................................................          1.92
     Pro forma equivalent National City, FOA and FWNC(4)
       Basic................................................................          2.53
       Diluted..............................................................          2.48
Cash dividends declared per common share(2)
     Historical.............................................................          0.79
     Pro forma equivalent(4)................................................          1.29
Book value per common share at period-end(1)
     Historical.............................................................         15.25
     Pro forma National City, FOA and FWNC..................................         15.44

---------------

(1) Included for specified periods only in accordance with SEC rules.

(2) No assurance can be given that equivalent dividends will be declared in the future. The amount of future dividends payable by National City will depend upon the earnings and financial condition of National City, and other factors, including applicable regulations and policies.

(3) The equivalent pro forma combined per share data for FOA Common represents, in the case of book value and earnings per common share, the pro forma per share data for National City Common multiplied by the Exchange Rate (i.e., 1.2), and in the case of dividends declared, the historical per share data of National City Common multiplied by the Exchange Rate (i.e., 1.2).

(4) The equivalent pro forma combined per share data for FWNC Common represents, in the case of book value and earnings per common share, the pro forma per share data for National City Common multiplied by the Exchange Rate (i.e., .75), and in the case of dividends declared, the historical per share data of National City Common multiplied by the Exchange Rate (i.e., .75).

                              THE SPECIAL MEETING

     This Prospectus and Proxy Statement is being furnished to the shareholders of FWNC in connection with the solicitation of proxies by the Board of Directors of FWNC for use at its Special Meeting and at any adjournment thereof. The purpose of the Special Meeting is to consider and vote on the approval of the Agreement. The Special Meeting will be held on March 30, 1998, in the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana, commencing at 1:30 p.m. Eastern Standard Time. The mailing address of FWNC's principal executive offices is 110 W. Berry Street, Fort Wayne, Indiana 46801.

RECORD DATE AND VOTING RIGHTS

     The Board of Directors of FWNC has fixed the close of business on February 23, 1998 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were
outstanding and entitled to vote           shares of FWNC Common. The
affirmative vote of the holders of a majority of the outstanding shares of FWNC Common is required to approve the Agreement under the IBCL and FWNC Articles. National City stockholder approval will not be required for the Merger.

VOTING AND REVOCATION OF PROXIES

     Proxies for use at the Special Meeting accompany this Prospectus and Proxy Statement. A shareholder may use his or her proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the meeting. A proxy may be revoked by the person giving it at any time before it is exercised by providing written notice of such revocation to the Secretary of FWNC, by submitting a proxy having a later date, or by that person appearing at the meeting and electing to vote in person. Any proxy validly submitted and not revoked will be voted in the manner specified therein by the shareholder. If no specification is made, shares of FWNC Common represented by proxy will be voted FOR approval of the Agreement. Because a majority of all of the outstanding shares of FWNC Common must be voted in favor of the Merger, abstentions and broker nonvotes will have the effect of a vote against approval of the Merger. If any other matter properly comes before the Special Meeting, the persons named in the proxy or their substitutes will vote thereon in accordance with their judgment. The FWNC Board of Directors does not know of any other matter that will be presented for action at the Special Meeting.

     FWNC will bear the cost of soliciting proxies from its shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone and wire. It is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the execution of proxies. Officers and regular employees of FWNC or its subsidiaries, acting on behalf of FWNC, may solicit proxies personally or by telephone or wire. FWNC has retained Proxy Services Corporation ("PSC") to assist in this solicitation. The fee is estimated not to exceed $500, and PSC will be reimbursed for its reasonable out-of-pocket costs and expenses. FWNC does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of FWNC's subsidiaries acting through their nominees or acting as fiduciaries.

                                     MERGER

     This section of the Prospectus and Proxy Statement describes certain aspects of the Merger. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Option Agreement, which are attached as Appendices A and C respectively, to this Prospectus and Proxy Statement and are incorporated herein by reference. All shareholders of FWNC are urged to read the Agreement and the Option Agreement in their entirety.

BACKGROUND OF THE MERGER -- FWNC

     From time to time, FWNC has reviewed various alternatives to enhance shareholder value, including the possibility of a strategic alliance with another financial institution. In September, 1997, a Special Strategic Development Committee of the Board of Directors was formed to evaluate various options available to FWNC with regard to its strategic development. This committee met on several occasions to explore available strategic alternatives with the assistance of KBW, a financial advisor who has been on retainer with FWNC for several years. Additionally, Furash & Company, a nationally recognized financial advising firm, was engaged by the Special Strategic Development Committee to advise it with respect to the evaluation of various strategic alternatives available to FWNC.

     In December, 1997 following a review of the Special Strategic Development Committee's evaluation to date of various strategic alternatives potentially available to FWNC, and based upon the advice of KBW, and Furash & Company, the Executive Committee authorized the Chairman of the Board of Directors of FWNC to contact National City, which had previously expressed interest in such a combination, to determine its interest in engaging in a strategic business combination with FWNC and to pursue preliminary discussions regarding such a transaction. The Chairmen of the Boards of FWNC and National City agreed to pursue preliminary discussions regarding such a transaction, and during December, 1997 and January, 1998, with the advice and assistance of KBW, senior management of FWNC pursued such discussions and performed due diligence.

     On Tuesday, January 6, 1998, members of senior management of FWNC met with members of senior management of National City and a proposal was made by National City to FWNC to enter into a business combination. At the meeting, National City's senior management discussed the strategic and business issues with respect to such a strategic combination and the financial aspects of the National City proposal regarding a possible combination with FWNC.

     On Thursday, January 8, 1998, a joint meeting of the Executive Committee and the Special Strategic Development Committee of FWNC was held to discuss the proposal of National City regarding a possible combination with FWNC. At the conclusion of the meeting, the Executive Committee authorized senior management to continue discussions and performance of due diligence with regard to a possible combination with National City and further authorized senior management of FWNC to convene a special meeting of the Board of Directors of FWNC to be held on Sunday, January 11, 1998, to consider the proposal of National City. The Executive Committee of the Board of Directors of FWNC further authorized senior management to inform National City that its expression of interest would be considered by FWNC's Board of Directors at the special meeting to be held on January 11, 1998. Senior management of FWNC and senior management of National City commenced further discussions with respect to the specifics of the National City expression of interest and due diligence investigations and commenced drafting of documentation for the proposed transaction.

     On Friday, January 9, 1998, Saturday, January 10, 1998, and Sunday, January 11, 1998 while the performance of due diligence continued, senior management of FWNC and National City, and their respective legal representatives, negotiated the terms of a proposed Agreement and Option Agreement.

     At the special meeting of the Board of Directors of FWNC on January 11, 1998, senior management of FWNC, together with its legal and financial advisors, reviewed for the FWNC Board of Directors the strategic investigation and due diligence they had conducted, the discussion and contacts with National City to date, the historical performance and strategies of FWNC and National City, the financial terms of the proposed transaction with National City including the Exchange Ratio and the other terms of the draft Merger Agreement and Option Agreement. FWNC's financial advisors, KBW, reviewed the financial analysis set forth in "Opinion of FWNC's Financial Advisor." Following such discussions, and questions by the FWNC Board of Directors to FWNC senior management, its financial and legal representatives, and National City senior management, the members of the FWNC Board voted unanimously to approve the Agreement and the transaction contemplated thereby, including without limitation, the Option Agreement.

REASONS FOR THE MERGER; FWNC BOARD OF DIRECTOR RECOMMENDATION

     In the course of reaching its determination to approve the Agreement and to make its recommendation to the shareholders of FWNC, the FWNC Board of Directors, without assigning any relative or specific weights, considered a number of factors. The material factors considered were: (i) the fairness opinion rendered by KBW, and attached hereto as Appendix B (ii) the terms of the Agreement and the Stock Option Agreement as negotiated (including the transaction structure, the form and amount of the merger consideration, and the potential impact of the proposed Agreement and the Stock Option Agreement on other institutions that might have an interest in a business combination with
FWNC), and the negotiation process, (iii) the financial condition, operations and prospects of National City and the anticipated effect thereon of the proposed transaction, (iv) industry and economic factors, (v) the nature and compatibility of National City's management and business philosophy, (vi) the potential benefits available to the combined company's shareholders resulting from anticipated growth and expanded products and services, and other anticipated impact on depositors, employees, customers and communities serviced by FWNC, (vii) the financial and valuation analysis prepared by KBW, and (viii) regulatory and other factors.

     IN VIEW OF ALL OF THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF FWNC UNANIMOUSLY RECOMMENDS THAT FWNC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

BACKGROUND OF AND REASONS FOR THE MERGER -- NATIONAL CITY

     National City's acquisition strategy has been to be a leader in its existing markets and to expand into contiguous markets where a major presence can be established. National City considers Indiana to be such a market because of its proximity, similar demographics and National City's minimal pre-merger presence there. FWNC represented a very attractive way to expand National City's presence in the Indiana market.

     On or about December 1997, National City was contacted by an investment banker representing FWNC in connection with the possible sale of FWNC. National City then analyzed publicly available information pertaining to FWNC. During December 1997, National City and FWNC agreed to proceed with the transaction under general terms submitted by National City to FWNC under a term sheet. On December 22, 1997, National City provided FWNC with a list of information that National City needed in order to verify its assumptions. On January 6, 1998, National City's senior management met with FWNC's senior management and advisors in order to finalize the terms of the transaction and to conduct its preliminary due diligence review of FWNC's financial condition and credit quality.

     On January 8, 1998, FWNC management notified National City that they desired to proceed with negotiations of the Agreement. Discussions continued for the next several days and on January 9, 1998, National City conducted its final due diligence review. A team from National City reviewed such areas as credit quality, risk management, systems, controls, consolidation opportunities and other certain business and management issues. One of the primary objectives of the due diligence was to verify the assumptions used to determine the preliminary purchase price and to confirm the findings of its preliminary due diligence review. After National City completed its review, National City was satisfied that its assumptions of cost savings, revenue enhancements and one-time Merger related charges were reasonable. National City believes that the affiliation with FWNC will provide National City with a meaningful presence in northern Indiana and will provide a market in which National City can expand its assets and customer base. National City, with its expertise in middle market lending, wealth management and investment banking, sees an outstanding opportunity to increase revenues in the FWNC markets.

     On January 11, 1998, FWNC's Board of Directors approved the Agreement. The National City Board of Directors, after consultation with National City management and its legal advisors, on January 12, 1998, convened a special meeting during which the strategic rationale for the acquisition was presented. Following this presentation, the National City Board of Directors adopted the Agreement and the terms and conditions contained therein, including without limitation, the Option Agreement and the form of the Certificate of Designation for National City Preferred.

     Specifically, National City believes that annual cost savings of approximately $33 million ($21 million after-tax), can be realized from the Merger beginning in 1999. The savings are derived primarily from the elimination of duplicative corporate staff support functions and the conversion of FWNC's operating systems to National City's. National City has also identified potential annual net revenue enhancements of $3 million after-tax beginning in 1999. Such enhancements are derived primarily from the introduction of National City products and services into FWNC's markets. Such products and services include, but are not limited to, commercial leasing, syndicated lending, asset-based lending, investment banking, student loans, consumer automobile leasing, and corporate payments outsourcing.

OPINION OF FINANCIAL ADVISOR

     FWNC retained KBW as its financial advisor in connection with FWNC's consideration of a possible business combination with a third party and to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by the shareholders of FWNC therein. KBW was selected to act as FWNC's financial advisor based upon its qualifications, expertise and reputation. KBW specializes in rendering a range of investment banking services to banking enterprises and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     On January 11, 1998, at the meeting at which the FWNC Board of Directors approved and adopted the Agreement and the transactions contemplated thereby, KBW rendered its oral opinion to the FWNC Board of Directors that, as of such date, the Exchange Ratio was fair to the shareholders of FWNC from a financial point of view. KBW has reconfirmed its oral opinion of January 11, 1998 by delivering a written opinion to the FWNC Board of Directors, dated the date of this Proxy Statement to the effect that, as of the date thereof, the Exchange Ratio was fair to the shareholders of FWNC from a financial point of view.

     THE FULL TEXT OF THE OPINION OF KBW, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. KBW'S OPINION IS DIRECTED TO THE FWNC BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO IN THE AGREEMENT FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its opinion, KBW reviewed, analyzed and relied upon the following material relating to the financial and operating condition of National City and FWNC: (i) the Agreement; (ii) the Stock Option Agreement; (iii) Annual Reports to Shareholders for the three years ended December 31, 1996 for National City and FWNC; (iv) certain interim reports to shareholders of National City and FWNC and Quarterly Reports on Form 10-Q of National City and FWNC and certain other communications from National City and FWNC to their respective shareholders; (v) other financial information concerning the businesses and operations of National City and FWNC furnished to KBW by National City and FWNC for the purpose of KBW's analysis, including certain internal financial analyses and forecasts for National City and FWNC prepared by senior management of National City and FWNC; (vi) certain publicly available information concerning the trading of, and the trading market for, the common stock of National City and FWNC; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain transactions that KBW considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Appendix B to this Proxy Statement, KBW reviewed a draft of this Proxy Statement in substantially the form hereof. KBW also held discussions with senior management of National City and FWNC concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. KBW also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks, bank holding companies, thrifts and finance companies generally. KBW's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to KBW through the date thereof.

     In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the managements of National City and FWNC as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to KBW and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for National City and FWNC are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of National City and FWNC, nor did KBW examine any individual loan credit files.

     The following is a summary of the material financial analyses employed by KBW in connection with providing its oral opinion of January 11, 1998 and does not purport to be a complete description of all analyses employed by KBW:

     Transaction Overview. KBW reviewed the terms of the Merger, including the Exchange Ratio and the aggregate transaction value. In its review of the Exchange Ratio of 0.75, KBW calculated the percentage ownership that shareholders of FWNC would own of National City pro forma for National City's acquisition of FOA. This analysis, based on the Exchange Ratio, yielded the amount of shares of National City Common, approximately 14.3 million, that would be exchanged for all the shares on a fully converted basis of FWNC Common. The amount of stock received by FWNC would represent approximately 4.3% of National City on a pro forma basis. KBW also reviewed the implied value of the consideration offered based upon the closing price of National City Common on January 9, 1998 which showed that the implied value of the FWNC transaction was approximately $44.44 per share of FWNC Common, representing a 7% premium to the January 9, 1998 stock price of $41.38 per share of FWNC Common, or a total transaction value of approximately $840 million. Based on the aggregate consideration offered using the January 9, 1998 closing price for National City Common, KBW calculated the price to: trailing twelve month earnings per share, 1998 estimated earnings per share, 1999 estimated earnings per share, 1998 estimated cash earnings per share, 1999 estimated cash earnings per share, September 30, 1997 book value per share and September 30, 1997 tangible book value per share (estimated earnings and cash earnings per share were generated by KBW's research department). This analysis yielded a price to: trailing twelve months of operating earnings of 23.4 times, 1998 estimated earnings of 21.2 times, 1999 estimated earnings of 19.3 times, 1998 estimated cash earnings of
19.8 times, 1999 estimated cash earnings of 18.1 times, book value of 3.00 times and tangible value of 3.76 times.

     Selected Peer Group Analysis. KBW compared the financial performance and market performance of National City and FWNC based on various financial measures, including earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market to book values, price to earnings, price to cash earnings and dividend yields of comparable companies. For purposes of such analysis, the financial information used by KBW for National City and FWNC and the comparable companies was as of and for the quarter ended September 30, 1997 and the market price information was as of January 9, 1998. Additionally, estimated earnings and cash earnings per share data were generated by KBW's research department.

     The set of comparable companies used as peers of FWNC was comprised of twelve Midwest bank holding companies having assets between $1.0 billion and $7.0 billion. The median of the peer group and FWNC, respectively, had return on assets on an annualized basis of 1.22% and 1.12%; return on average common equity on an annualized basis of 14.54% and 12.61%; net interest margin on an annualized basis of 4.53% and 4.29%;

efficiency ratio on an annualized basis of 55.88% and 57.39%; leverage ratio of 9.35% and 8.01%; non-performing assets to loans and real estate owned of 0.56% and 0.73%: and loan loss reserve to loans of 1.34% and 1.52%.

     KBW's analysis further showed, among other things, the following concerning the median market performance of the peer group and FWNC, respectively, that the price to earnings multiple based on 1998 estimated earnings was 17.08 times and
19.70 times; that the price to book value multiple was 2.59 times and 2.79 times; that the price to tangible book value multiple was 2.75 times and 3.50 times; that the dividend yield was 2.20% and 1.93%; and that the common dividend payout ratio was 40.12% and 43.48%. In addition, the historical total return analysis for the last three-year period for the peer group and FWNC, respectively, was 32.66% and 44.85%; and for the last five-year period was 24.01% and 24.39%.

     The set of comparable companies used as peers of National City was comprised of eleven large regional bank holding companies having assets between $43 billion and $114 billion. The median of the large regional peer group and National City, respectively, had return on average assets on an annualized basis of 1.44% and 1.55%; return on average equity on an annualized basis of 20.07% and 18.10%; net interest margin on an annualized basis of 4.12% and 4.35%; efficiency ratio on an annualized basis of 58.24% and 58.11%; leverage ratio of 7.33% and 8.73%; non-performing assets to loans and real estate owned of 0.62% and 0.49%; and loan loss reserve to loans of 1.91% and 1.82%.

     KBW's analysis showed, among other things, the following concerning the median market performance of the large regional peer group and National City, respectively: that the price to earnings multiple based on 1998 estimated earnings was 16.80 times and 15.00 times; that the price to cash earnings multiple based on 1998 estimated cash earnings was 15.54 times and 14.45 times; that the price to earnings multiple based on 1999 estimated earnings was 14.15 times and 12.61 times; that the price to cash earnings multiple based on 1999 estimated cash earnings was 13.25 times and 12.22 times; that the price to book value multiple was 3.11 times and 3.05 times; that the price to tangible book value was 3.79 times and 3.35 times; that the dividend yield was 2.31% and 3.11%; and that the common dividend payout ratio was 34.10% and 46.58%.

     KBW's analysis further showed the following concerning earnings per share and cash earnings per share growth rates. The median of the larger regional peer group and National City, respectively, had growth rates for 1998 estimated earnings per share over 1997 estimated earnings per share of 11.39% and 8.22%; growth rates for estimated 1998 cash earnings per share over estimated 1997 cash earnings per share of 10.99% and 8.47%; growth rates for 1999 estimated earnings per share over 1998 estimated earnings per share of 11.88% and 18.99%; growth rates for estimated 1999 cash earnings per share over estimated 1998 cash earnings per share of 24.15% and 28.31%. The median historical total return analysis for the last three-year period for the larger regional peer group and National City, respectively, was 46.97% and 41.52% and for the last five-year period was 30.60% and 26.03%. In addition, since the day prior to the announcement of the FOA transaction, the large regional peer group and National City, respectively, earnings had declined 3.79% and 11.24%.

     Selected Transaction Analysis. KBW analyzed certain merger and acquisition transactions based upon the acquisition price (at announcement) relative to latest twelve month earnings, stated book value, stated tangible book value and market price one day prior to announcement. The information analyzed was compiled by KBW from both internal sources and a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry. The analysis included a review and comparison of the median earnings, book value and market multiples represented by a sample of recently completed or announced transactions. The analysis included selected bank transactions which had a value between $750 million and $3.5 billion since October 1996.

     The banking transactions in the analysis included the following: Fifth Third Bancorp and State Savings Co.; First American Corporation and Deposit Guaranty Corporation; First Empire State Corporation and ONBANCorp; Banc One Corporation and First Commerce Corporation; First Union Corporation and Signet Banking Corporation; Wachovia Corporation and Central Fidelity Banks; Huntington Bancshares and First Michigan Bank Corporation; BB&T Corporation and United Carolina Bancshares; and Mercantile Bancorporation and Mark Twain Bancshares. These selected bank transactions had a median premium to: trailing twelve month earnings of 20.84 times, future earnings of 17.62 times, future cash earnings of 17.10 times, book of 3.13 times, tangible book of 3.23 times and market of 1.22 times. The National City and FWNC transaction, using closing prices of January 9, 1998, had a premium to: trailing twelve month earnings of
23.39 times, future earnings of 21.16 times, future cash earnings of 19.75 times, book of 3.00 times, tangible book of 3.76 times and market of 1.07 times. In addition, KBW adjusted the premiums of the selected transactions to reflect the acquiror's current stock price. The median of the selected transactions had an adjusted premium to: trailing earnings of 24.38 times; future earnings of
19.67 times and future cash earnings of 19.03 times.

     Contribution Analysis. KBW analyzed the relative contribution made by each of National City and FWNC to certain balance sheet and income statement items including assets, deposits, shareholders' equity and trailing net income. Based on the Exchange Ratio of 0.75 shares, the ownership percentage of the combined company for FWNC would be approximately 4.3%. The contribution analysis showed that under the Merger, FWNC would contribute approximately 4.2% of the combined assets, 4.5% of the combined deposits, 3.9% of the combined common shareholders' equity before merger related expenses, and 3.1% of the combined third quarter annualized 1997 net income.

     Pro Forma Merger Analysis. KBW analyzed certain pro forma effects to certain per share items and financial ratios resulting from the Merger with National City during calendar years 1998 through 2002 (with particular focus on calendar years 1998 and 1999). This analysis indicated that, based on the closing price of National City Common as of January 9, 1998, the Exchange Ratio, growth rates of earnings and the ability to obtain within two years estimated expense savings of 30% of FWNC non-interest expenses, the transaction would result in a decrease in 1998 estimated operating earnings per share of 1.3% and an increase of estimated cash earnings per share of 1.7%. In addition, the transaction would result in a slight decrease in 1999 estimated operating earnings per share and a 2.2% increase in estimated 1999 cash earnings per share. The Merger would initially decrease tangible book value per share by 11% and decrease the leverage ratio from 8.98% to 7.89%. The Merger would not meaningfully change book value per share nor return on equity.

     Net Present Value Per Share Analysis. KBW analyzed the net present value of future free capital that would accrue to a holder of a share of FWNC Common assuming FWNC were to remain independent. Free capital is defined as capital, generated through net income and the amortization of nonqualifying intangible assets, which is not utilized for asset growth in future fiscal years. This analysis assumed (i) projected 1998 net income of FWNC with an assumed 10% annual net income growth; (ii) projected average asset growth of 6%; (iii) FWNC would maintain a 7% leverage ratio; (iv) market multiples (applicable multiples for FWNC if it were to remain an independent institution) of 17 and 18 times earnings and take-out multiples (applicable multiples that FWNC would achieve if the company were sold) of 22 and 23 times for the fifth fiscal year; and (v) discount rates of 12%, 13% and 14%. The analysis assumes that any initial and future excess capital above the required amount to maintain a 7% leverage ratio is free capital and, along with a terminal value, is present valued at different multiples to earnings and discount rates. Based on such assumptions, KBW's analysis implied a present value per share of FWNC Common, on a stand-alone basis, ranging from $29.63 per share to $34.18 per share at market multiples, and $36.50 per share to $41.82 per share at take-out multiples. KBW stated that the net present value analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual values or expected values of FWNC Common.

     The summary contained herein provides a description of the material analyses prepared by KBW in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by KBW in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. KBW believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in KBW's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW's view of the actual value of National City and FWNC. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of National City and FWNC. The analyses performed by KBW are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness, from a financial point of view, and were provided to the FWNC Board of Directors in connection with the delivery of KBW's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion, along with its presentation to the FWNC Board of Directors, was just one of many factors taken into consideration by the FWNC Board of Directors in unanimously approving the Agreement.

     Pursuant to the Engagement Letter, FWNC agreed to pay KBW a cash fee of $50,000 upon signing the Engagement Letter, $200,000 upon the execution of a definitive agreement and $200,000 upon mailing of the proxy statement. In addition, FWNC agreed to pay KBW a cash fee ("Contingent Fee") equal to 0.43% of the market value of the aggregate consideration offered in exchange for all fully converted shares of FWNC in the Merger. Based on the number of fully
converted shares of FWNC Common on                , 1998, the closing price of
National City Common on                , 1998 and the Exchange Ratio of 0.75 of
a share of National City Common for each share of FWNC Common, the aggregate
consideration for the Merger would be $     million and would generate a
Contingent Fee of $          to KBW. The actual amount of the Contingent Fee
will depend upon the per share value of National City Common and the number of shares of FWNC Common outstanding on the Effective Date. The fees paid prior to the Contingent Fee payment will be credited against the Contingent Fee. FWNC has also agreed to reimburse KBW for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisor retained by KBW. Fort Wayne has also agreed to indemnify KBW, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the Federal securities laws. In addition, KBW has provided, and may provide in the future, certain investment banking services to FWNC from time to time, for which it has received, and will receive, customary compensation, including acting as financial advisor for FWNC in connection with the Agreement.

     In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, National City and FWNC, and as a market maker in securities, KBW may, from time to time, have a long or short position in, and buy or sell, equity securities of National City and FWNC for its own account and for the accounts of its customers. To the extent that KBW has any such position as of the date of the Fairness Opinion attached as Appendix B hereto, it has been disclosed to FWNC.

TERMS OF THE MERGER

     The Agreement provides for the merger of FWNC into National City. Upon consummation of the Merger, (a) the separate corporate existence of FWNC will cease, (b) National City will be the surviving corporation (the "Surviving Corporation") and will continue to be governed by the DGCL, (c) National City's Certificate of Incorporation and National City's By-laws in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation, (d) the directors and officers of National City immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified.

     Following the Merger, FWNC's systems and procedures will be converted to National City's. This conversion will enable the combined company to realize various efficiencies and economies of scale and will also allow National City products and services to be offered in FWNC's markets. Such products and services would include, but are not limited to, consumer auto leases, student loans, asset-based lending, investment banking services, syndicated lending, and corporate payment outsourcing services. Branch closures and consolidations resulting from the Merger are not expected to be significant due to the lack of overlap in the two companies, branch networks.

CONVERSION OF SHARES OF FWNC STOCK

     Conversion of Shares of FWNC Common and FWNC Preferred. At the Effective Time, (a) each then outstanding share of FWNC Common or FWNC Preferred other than shares not owned by National City or any direct or indirect wholly owned subsidiary of National City (except for any such shares of FWNC Common held by National City in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or acquired in satisfaction of debt previously contracted ("DPC Shares")), will be cancelled, retired and converted into the right to receive 0.75 shares of National City Common or 1.0 share of National City Preferred, respectively; and each then outstanding share of FWNC Common or FWNC Preferred owned by National City or any direct or indirect wholly owned subsidiary of National City (except for any shares that are Trust Account Shares or DPC Shares) will be cancelled and retired. If between January 12, 1998 and the Effective Time, the shares of National City Common or National City Preferred are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Rate will be adjusted accordingly.

     No Fractional Shares. No fractional Shares of National City Common will be issued in the Merger. In lieu thereof, each holder of FWNC Common who otherwise would have been entitled to a fractional share of National City Common will receive cash in an amount determined by the average of the per share closing price on the NYSE of National City Common for the 20 consecutive trading days ending at the end of the third day immediately preceding the Effective Time.

     Manner of Exchanging FWNC Certificates for National City
Certificates. National City has designated National City Bank to act as exchange agent (the "Exchange Agent") and Fort Wayne National Bank to act as forwarding agent in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate (a "Certificate"), which immediately prior to the Effective Time represented outstanding shares of FWNC Common or outstanding shares of FWNC Preferred, a notice advising the holder of the effectiveness of the Merger accompanied by a letter of transmittal. The letter of transmittal will contain instructions with respect to the procedures to be followed in effecting the surrender of the Certificate for exchange therefor and will specify that delivery will be effected, and risk of loss and title to such Certificate will pass, only upon proper delivery of the Certificate to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent promptly will deliver to the person entitled thereto a certificate(s) representing 0.75 shares of National City Common for each share of FWNC Common or a certificate(s) representing 1.0 share of National City Preferred for each share of FWNC Preferred so represented by the Certificate surrendered by such holder thereof, and such Certificate will then be cancelled. If delivery of all or part of the shares of National City Common is to be made to a person other than the person in whose name a surrendered Certificate is registered, it will be a condition to such delivery or exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate so surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

     CERTIFICATES FOR SHARES OF FWNC COMMON OR FOR SHARES OF FWNC PREFERRED SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED A TRANSMITTAL LETTER AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

     Right to Shares of National City Common. Until surrendered and exchanged in accordance with the procedures set forth in the letter of transmittal, after the Effective Time, each Certificate shall represent solely the right to receive 0.75 shares of National City Common, multiplied by the number of shares of FWNC Common evidenced by such Certificate or 1.0 share of National City Preferred, multiplied by the number of shares of FWNC Preferred evidenced by such Certificate, together with any dividends or other distributions as provided in "Distributions with Respect to Unexchanged Certificates" below, and shall have no other rights. One hundred eighty (180) days following the Effective Time, the Exchange Agent will deliver to National City any shares of National City Common and funds (including any interest received with respect thereto) which National City has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to National City (subject to abandoned property, escheat or other similar laws) with respect to the shares of National City Common deliverable or payable upon due surrender of their Certificates. Neither the Exchange Agent, National City nor FWNC shall be liable to any holder of shares of FWNC Common or FWNC Preferred for any shares of National City Common (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Distributions with Respect to Unexchanged Certificates. Whenever a dividend or other distribution is declared by National City on the National City Common, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable in the Merger, provided that no dividends or other distributions declared or made with respect to National City Common will be paid to the holder of any unsurrendered Certificate with respect to the shares of National City Common represented thereby until the holder of such Certificate has surrendered such Certificate in accordance with the instructions set forth in the letter of transmittal. National City will pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FWNC on FWNC Common or FWNC Preferred in accordance with the terms of the Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     No dividends or distributions of National City will be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote as to any rights of stockholders of National City. In lieu thereof, each holder of FWNC Common who otherwise would have been entitled to a fractional share of National City Common will receive cash in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the per share closing price on the NYSE of National City Common for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

     Voting With Respect to Unexchanged Certificates. Holders of unsurrendered Certificates will not be entitled to vote at any meeting of National City stockholders.

     Lost Certificates. Any FWNC shareholder who has lost or misplaced a Certificate for any of his or her shares of FWNC Common or FWNC Preferred should immediately call the Exchange Agent (telephone number: (800) 622-6757) for information regarding the procedures to be followed for replacing the lost Certificate.

TREATMENT OF EMPLOYEE AND DIRECTOR STOCK OPTIONS

     Each stock option or right to acquire FWNC Common granted pursuant to the FWNC 1985 Stock Incentive Plan, the FWNC 1994 Stock Incentive Plan and the FWNC 1994 Nonemployee Director Stock Incentive Plan (collectively, the "FWNC Option Plans") which is outstanding and unexercised, whether or not then exercisable, immediately prior to the Effective Time, will cease to represent the right to acquire shares of FWNC Common and shall be converted into the right to acquire that number of National City Common shares equal to (a) the number of shares of FWNC Common subject to the unexercised option multiplied by (b) the Exchange Rate. The exercise price per share of National City Common under such option shall be equal to the exercise price per share of the FWNC Common which was purchasable under each unexercised option divided by the Exchange Rate (rounded to the nearest whole cent) necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this conversion. The duration and other terms and conditions of the options shall be the same, except that references to FWNC shall be deemed to be references to National City.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations. The respective obligations of each of National City and FWNC to effect the Merger are subject to the fulfillment or waiver of certain conditions, including, but not limited to, the following conditions:

          (a) the Agreement shall have been approved by the shareholders of FWNC;

          (b) the National City Common issuable in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance;

          (c) all material authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, all or any government agency, including, without limitation, the FRB and the applicable state regulators, which are necessary for the consummation of the Merger, shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time.

          (d) the Registration Statement shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect;

          (e) no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect; and

          (f) Wachtell, Lipton, Rosen & Katz, special counsel to FWNC, shall have delivered to FWNC and National City their opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. See "MERGER -- Certain Federal Income Tax Consequences."

     Conditions to FWNC's Obligations. The obligation of FWNC to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) National City shall have performed in all material respects its covenants contained in the Agreement required to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of National City contained in the Agreement shall be true and correct when made and the representations and warranties shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of said representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a material adverse effect; and

          (c) FWNC shall have received all officers' certificates of National City required by the Agreement.

     Conditions to National City's Obligations. The obligation of National City to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) FWNC shall have performed in all material respects its covenants contained in the Agreement required to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of FWNC contained in the Agreement shall be true and correct when made and the representations and warranties shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of said representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a material adverse effect; and

          (c) National City shall have received all officers' certificates of FWNC required by the Agreement.

REGULATORY APPROVALS

     The Merger is subject to approval by the FRB under the BHCA. The BHCA prohibits the FRB from approving the Merger if (a) it would result in a monopoly; (b) it would be in furtherance of any combination or conspiracy to monopolize the business of banking in any part of the United States; (c) its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly; or (d) it would be in any other manner in restraint of trade, unless the FRB finds that any anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day after approval by the FRB, during which time the Merger may be challenged on antitrust grounds by the United States Department of Justice. The commencement of an antitrust action would stay the effectiveness of the FRB's approval, unless a court specifically orders otherwise.

     In addition, the BHCA requires that the FRB take into consideration, among other facts, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

     The Merger is also subject to the approval of various state regulatory authorities. There can be no assurance that any such approvals or action can be obtained or that such approval or action would not be conditioned in a manner that would cause National City or FWNC to abandon the Merger.

WAIVER; AMENDMENT; TERMINATION

     Waiver. Either party to the Agreement may, by written notice to the other party thereto, (a) extend the time for the performance of any of the obligations or other actions of the other party under the Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in the Agreement or in any document delivered pursuant to the Agreement; (c) waive compliance with any of the conditions or covenants of the other party contained in the Agreement; or (d) waive or modify performance of any of the obligations of the other party under the Agreement. Notwithstanding these provisions, the Merger cannot be consummated unless the approval of the FRB is obtained and unless the stockholders of National City adopt, and the shareholders of FWNC approve, the Agreement by the requisite affirmative votes. See "MERGER -- Regulatory Approval" and "The Special Meeting -- Record Dates and Voting Rights."

     Amendment. Subject to the applicable provisions of the DGCL and the IBCL, the Agreement may be amended or supplemented upon the written agreement of National City and FWNC at any time, provided that an amendment may not be made after any FWNC shareholder approval of the Agreement which reduces or changes the form or amount of the Merger consideration without further FWNC shareholder approval.

     Termination. The Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by shareholders of FWNC, under the following circumstances:

          (a) by the mutual consent of the Board of Directors of National City and the Board of Directors of FWNC;

          (b) by either National City or FWNC if the Merger shall not have been consummated on or before June 30, 1998 or if the Agreement is not approved by the FWNC shareholders at the Special Meeting (provided the terminating party is not otherwise in material breach of its obligations under the Agreement);

          (c) by FWNC if any of the conditions to FWNC's obligation to effect the Merger have not been met or waived by FWNC at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to FWNC's Obligations";

          (d) by National City if any of the conditions to National City's obligation to effect the Merger have not been met or waived by National City at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to National City's Obligations"; and

          (e) by FWNC, during the 15-day period commencing on the day the FRB approves the Merger (the "Fed Approval Date") (see "MERGER -- Regulatory Approval"), if both of the following conditions are met:

             (i) the average of the daily closing prices on the NYSE of a share of National City Common for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the FRB approval ("Market Price") is less than $47.40, and

             (ii) the number obtained by dividing the Market Price of National City Common by $59.25 (the closing price of National City Common on the NYSE on January 9, 1998, the trading day immediately preceding the public announcement of the Agreement) is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting 0.20 from the quotient. For purposes of the Agreement:

                (A) the term "Index Group" means the 19 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there has not been a publicly announced proposal at any time for any such company to be acquired. In the event that any such company or companies are removed from the Index Group the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining both the Initial Index Price and the Final Index Price. The 19 bank holding companies are as follows:

                       Norwest Corp.
                       Banc One Corp.
                       Bank of New York Co.
                       PNC Bank Corp.
                       Mellon Bank Corp
                       Fleet Financial Group
                       U. S. Bancorp
                       KeyCorp
                       National City Corporation
                       SunTrust Banks Inc.
                       Wachovia Corp.
                       Huntington Bancshares, Inc.
                       Synovus Financial Corp.
                       State Street Corp.
                       Fifth Third Bancorp
                       BankBoston Corp.
                       Comerica, Inc.
                       Wells Fargo & Co.
                       Republic New York Corp.

                (B) the term "Initial Index Price" means the weighted average (weighted in accordance with the factors listed above) of the closing prices on January 9, 1998 of the common stock of the companies
           comprising the Index Group and was equal to $          ;

                (C) the term "Final Price" of any company belonging to the Index Group means the average of the daily closing sale prices of a share of the common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval Date; and

                (D) the term "Final Index Price" means the weighted average (weighted in accordance with the factors listed above) of the Final Prices for all of the companies comprising the Index Group.

The Agreement provides that if National City or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between January 12, 1998 and the Fed Approval Date, the closing prices for the common stock of such company will be appropriately adjusted for purposes of the foregoing definitions so as to be comparable to the price on January 12, 1998.

     Expenses. Each party will bear all expenses incurred by it in connection with the Agreement and the transactions contemplated by the Agreement, except the printing expenses and SEC filing and registration fees shall be shared equally between FWNC and National City.

     Assignment. Without the prior written consent of the other parties to the Agreement, neither National City nor FWNC may assign any of its rights or delegate any of its obligations under the Agreement.

EFFECTIVE TIME

     As soon as practicable after satisfaction or waiver of all conditions to the Merger under the Agreement, National City and FWNC shall cause (a) a certificate of merger complying with the requirements of the DGCL (the "Certificate of Merger") and a certificate of designation (the "Certificate of Designation") in the form and substance of Appendix D to be filed with the Secretary of State of the state of Delaware and (b) a plan of merger complying with the requirements of the IBCL (the "Plan of Merger") to be filed with the Secretary of State of the state of Indiana. The Merger will become effective at that time (the "Effective Time") which is the latter of (i) the time at which the Certificate of Merger is filed with the Secretary of State of the state of Delaware and (ii) the time at which the Plan of Merger is filed with the Secretary of State of the state of Indiana. National City and FWNC currently anticipate that the Merger will be completed during the first quarter of 1998. Delays in the completion of the Merger could occur, however, as a result of delays in obtaining the necessary regulatory approvals. See
"MERGER -- Regulatory Approvals." In the event the Merger is not consummated on or before June 30, 1998 either National City or FWNC may terminate the Agreement. See "MERGER -- Waiver; Amendments; Termination -- Termination."

CONDUCT OF NATIONAL CITY'S BUSINESS PENDING THE MERGER

     The Agreement requires that from January 12, 1998 to the Effective Time, National City will not, without the prior written consent of FWNC, declare or pay any extraordinary or special dividend on the National City Common or take any action that would (a) materially delay or adversely affect the ability of National City to obtain any approvals of any governmental agencies required to permit consummation of the Merger or (b) materially adversely affect its ability to perform its obligations under the Agreement or to consummate the transactions contemplated thereby.

CONDUCT OF FWNC'S BUSINESS PENDING THE MERGER

     General. The Agreement requires that from January 12, 1998 to the Effective Time, FWNC and its subsidiaries conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. FWNC has covenanted to use reasonable efforts to preserve intact the business organization of FWNC and each of its subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with FWNC or its subsidiaries. In addition, the Agreement restricts FWNC and its subsidiaries from engaging in certain transactions during the interim period from January 12, 1998 to the Effective Time, unless approved in writing by National City, including, among other things, (a) incurring any indebtedness for borrowed money (other than in the ordinary course of business, including, the creation of deposit liabilities, purchase of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other person or entity, or making any loan or advance other than in the ordinary course of business consistent with past practice; (b) making any change or amendment to their respective articles of incorporation or By-laws (or comparable governing instruments) in a manner that would materially and adversely affect National City's or FWNC's ability to consummate the Merger or realize the economic benefits of the Merger; (c) issuing or selling any shares of capital stock or any other securities (other than pursuant to the outstanding exercisable options granted pursuant to the FWNC Option Plans) or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of the foregoing (other than pursuant to the FWNC Option Plans) or entering into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjusting, splitting, combining or reclassifying any of their capital stock or other securities or making any other changes in their capital structures; (d) granting any additional options under any of the FWNC Option Plans except for stock option grants made in accordance with existing elections by participants in the FWNC 1994 Nonemployee Director Stock Incentive Plan; (e) declaring, setting aside, paying or making any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchasing or redeeming, any shares of their capital stock, other than (i) regular quarterly cash dividends on FWNC Common in an amount not to exceed .20 cents per share of FWNC Common payable on FWNC's regular historical payment dates (the parties agreeing that they will cooperate so that there will not be any duplication or omission of a dividend payment to FWNC shareholders), (ii) regular quarterly cash dividends on FWNC Preferred in an amount not to exceed .75 cents per share of FWNC Preferred payable on FWNC's regular historical payment dates (the parties agreeing that they will cooperate so that there will not be any duplication or omission of a dividend payment to FWNC shareholders) and (iii) dividends paid by any FWNC subsidiary to another FWNC subsidiary or FWNC with respect to its capital stock between January 12, 1998 and the Effective Time;
(f) adopting or amending (except as required by law) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increasing the compensation or fringe benefits of any director, officer or employee or paying any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or taking any action or granting any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or entering into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Certain Policies. The Agreement requires FWNC to use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of National City and generally accepted accounting principles; provided, however, that FWNC shall not be required to modify or change any such policies or practices until (a) such time as National City acknowledges that all conditions to its obligation to consummate the Merger have been waived or satisfied or (b) immediately prior to the Effective Time. FWNC's representations, warranties or covenants contained in the Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes. FWNC does not currently anticipate that such changes or modifications, assuming the Merger is consummated during the first quarter of 1998, will in the aggregate result in any material change in the valuation of FWNC's assets.

     Acquisition Proposals. The Agreement provides that each of FWNC and its subsidiaries shall not, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, (a) solicit or initiate any proposals or offers from any other person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, FWNC or any of its subsidiaries (each such transaction an "Acquisition Transaction") or (b) except to the extent that the Board of Directors of FWNC is required in the exercise of its fiduciary duties in accordance with applicable law, to participate in any discussion or negotiations regarding, or furnish to any other person or entity any information with respect to, an Acquisition Transaction. FWNC has agreed to cease any existing activities, discussions or negotiations with any other parties conducted prior to the execution of the Agreement with respect to any Acquisition Transaction. FWNC has agreed to notify National City immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, FWNC.

EMPLOYEE MATTERS

     The Agreement provides that upon consummation of the Merger, employees of FWNC and FWNC subsidiaries ("FWNC Employees") shall have benefits that in the aggregate are comparable to the benefits enjoyed generally by National City employees working in similar business lines. National City shall credit FWNC Employees, who become employees of National City as a result of the Merger, with all service with FWNC or any of its subsidiaries for purposes of eligibility and vesting and for purposes of benefit accruals under its severance, sick leave and other similar employee benefit plans (but not for purposes of benefit accruals under its retirement plans) as if such service had been performed for National City; provided, however, that such provision will not change the treatment under the National City Non-Contributory Retirement Plan and Trust of service with National City or any of its subsidiaries prior to the Closing Date. Further, National City shall honor, on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under all of FWNC's employee plans or agreements. From and after the Effective Time, National City will (1) cause any pre-existing condition limitations under any health plans to be waived with respect to FWNC Employees and their eligible dependents to the extent that such conditions were covered by FWNC's health plans and (2) to the extent FWNC Employees and their eligible dependents have, before the Effective Time, satisfied in whole or in part any annual deduction or paid any out of pocket or co-payment expense under an applicable plan of FWNC, credit such individuals under the corresponding plans of National City in which such individual participates after the Effective Time.

INDEMNIFICATION AND INSURANCE

     The Agreement provides that, from and after the Effective Time, National City will assume and honor any obligation as provided for and permitted by applicable federal and state law FWNC had immediately prior to the Effective Time with respect to the indemnification of each person who was on January 12, 1998, or has been at any time prior to January 12, 1998, or who becomes prior to the Effective Time, a director or officer of FWNC or any of its subsidiaries or was serving at the request of FWNC as a director or officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnities") arising out of FWNC's Articles of Incorporation or FWNC's By-laws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed) of FWNC or any of its subsidiaries. The Agreement further provides that, for a period of four years after the Effective Time, National City will use all reasonable efforts to cause to be maintained in effect current directors' and officers' liability insurance in an aggregate limit of at least equal to the aggregate limits of FWNC's insurance in place on January 12, 1998 which will insure FWNC's directors and officers for events which occurred before the Effective Time but were undiscovered at the Effective Time; provided, however, that the Agreement does not obligate National City to expend, in order to maintain or provide insurance coverage pursuant to the Agreement, any amount per annum in excess of 100% of the amount of the annual premium paid as of the date of the Agreement by National City for its current directors and officers liability insurance.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of FWNC's management and the Board of Directors of FWNC may be deemed to have certain interests in the Merger that were in addition to their interests as shareholders of FWNC generally. These additional interests may be deemed to arise from certain actions National City has agreed to take regarding the employment and severance arrangements of certain FWNC executive officers and the compensation and indemnification of FWNC directors. The Boards of Directors of FWNC and of National City were aware of these interests and considered them, among other matters, in approving the Merger. In particular, certain officers of FWNC have entered into employment agreements with National City, which will become effective after the Effective Time. Generally, the compensatory terms of these employment agreements are intended to guarantee that the FWNC officers receive compensation and benefits after the Effective Time that are at least comparable in the aggregate to the compensation and benefits they were entitled to receive from FWNC prior to the Effective Time, within the framework of National City's compensation and benefits structure for similarly situated employees of National City.

     Employment Agreements. In connection with the execution of the Agreement, National City entered into employment agreements (the "Employment Agreements") with each of M. James Johnston, Michael J. Eikenberry, Stephen R. Gillig and Karen M. Kasper (the "Executives"). Each Employment Agreement is for a term of five years commencing at the Effective Time (the "Employment Period"). During the Employment Period, Mr. Johnston will serve as the President of National City's banking operations in Northern Indiana and Ms. Kasper and Messrs. Eikenberry and Gillig will each serve as a Vice President of National City Bank of Indiana. During the Employment Period, Mr. Johnston will receive an annual base salary at least equal to $325,000, and each of the other three Executives will receive an annual base salary at least equal to the annual base salary paid by FWNC prior to the Effective Time. Each Employment Agreement provides that the Executive will be eligible to receive an annual bonus on the same basis as peer executives of National City; however, Mr. Johnston's Employment Agreement also provides that such annual bonus will be at least $125,000 for the 1998 calendar year and that his target bonus will be at least 35% of his annual base salary during the remainder of the Employment Period. As of the Effective Time, Mr. Johnston will be granted an option to acquire 50,000 shares of National City Common, and each of the other three Executives will be granted an option to acquire 25,000 shares of National City Common (in the case of each Executive, the "Executive Option"), at an exercise price equal to the fair market value of the National City Common on the date of grant. Each Executive Option will vest in three equal installments on the first, second and third anniversaries of the date of grant (subject to accelerated vesting upon a change of control of National City and upon certain terminations as described below). Pursuant to Mr. Johnston's Employment Agreement, Mr. Johnston will be paid an annual retirement benefit commencing at age 60, equal to the greater of $270,000 or 60% of his final average pay (as defined in the Employment Agreement), less benefits payable under certain other retirement plans of FWNC and National City. Pursuant to the Employment Agreements, each of the Executives will be entitled to participate in the employee benefit plans, practices and policies provided to peer executives of National City, and each of the Executives (other than Mr. Johnston) will continue to participate in the FWNC Excess Benefits Restoration Plan.

     The Employment Agreements further provide that, upon the termination of an Executive's employment with National City other than for cause (as defined in the Employment Agreements) or by reason of death or disability, or if the Executive terminates employment for good reason (as defined in the Employment Agreements), each Executive is entitled to a lump-sum cash payment equal to the sum of (i) any unpaid salary, (ii) a pro rata annual bonus, based on the highest bonus earned in the three years prior to the date of termination (the "Recent Annual Bonus") and (iii) the product of (x) the number of months from the date of termination until the end of the Employment Period divided by 12 and (y) the sum of an Executive's base salary and the Recent Annual Bonus. Upon such terminations, the Executive Option will vest immediately and medical and welfare benefits will continue through the end of the Employment Period (in the case of Mr. Johnston, for his life). If any amounts payable to an Executive would subject such Executive to the excise tax under section 4999 of the Code, National City will make a payment to the Executive such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed, provided that, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the Executive will be reduced to an amount necessary to prevent the application of the excise tax.

     Each Employment Agreement contains a restrictive covenant, which prohibits the Executive from disclosing confidential information during the Employment Period and thereafter. After the Effective Time, the Employment Agreements will supersede any other employment, severance or change of control agreement between each of the Executives and FWNC.

     Executive Change of Control Benefit Plan and Related Agreements. Pursuant to the FWNC Executives' Change of Control Benefit Plan (the "Plan"), FWNC entered into change of control employment agreements (the "FWNC Agreements") with certain officers and employees of FWNC and its subsidiaries, including Ms. Kasper and Messrs. Johnston, Eikenberry and Gillig (the "Eligible Employees"). The Plan and the corresponding FWNC Agreements provide that, upon the termination of an Eligible Employee's employment with FWNC other than for cause (as defined in the FWNC Agreements) or by reason of death or disability or by the Eligible Employee for good reason (as defined in the FWNC Agreements), within a specified period of time following a change of control (as defined in the FWNC Agreements), or, in the case of Mr. Johnston, for any reason during a 30-day window period following the first anniversary of a change of control, such Eligible Employee is entitled to receive a lump-sum cash payment equal to the sum of (i) any unpaid salary, (ii) a pro rata annual bonus, based on the annual bonus earned in the most recently completed fiscal year, (iii) previously deferred compensation and (iv) the product of (x) the severance multiple (which is three in the case of Messrs. Johnston and Gillig, and two in the case of Ms. Kasper and Mr. Eikenberry) and (y) the sum of an Eligible Employee's base salary and the highest annual bonus earned in the three years prior to the change of control (reduced by the present value of other severance amounts under any other plans of FWNC). Upon any such termination, the medical and welfare benefits provided to Eligible Employees will continue for periods ranging from 18 months to three years, as specified in the FWNC Agreements with respect to each Eligible Employee. In addition, to the extent any such Eligible Employee was a participant in FWNC's incentive, savings and retirement plans, the distribution and provision of such benefits will be governed by the terms of such plans. The FWNC Agreements provide that if any amounts payable to an Eligible Employee pursuant to such agreements or otherwise would subject such Executive to the excise tax under section 4999 of the Code, the payments to the Executive will be reduced to an amount necessary to prevent the application of the excise tax.

     Each FWNC Agreement contains restrictive covenants, which prohibit the Eligible Employee from soliciting clients and employees of FWNC and disclosing confidential information, for specified periods following termination of employment for any reason. After the Effective Time, the FWNC Agreements with Ms. Kasper and Messrs. Johnston, Eikenberry and Gillig will be superseded by the Employment Agreements between each of these executives and National City (as described above).

     Retirement and Health Plans. As a result of the Merger, members of FWNC's management will receive credit for all service with FWNC or FWNC's subsidiaries on the same basis as other FWNC Employees, for purposes of crediting periods of service for eligibility and vesting, and for benefit accrual purposes (except for benefit accrual purposes with respect to qualified retirement plans), under all employee benefit plans, programs or arrangements maintained or contributed to by National City. In addition, members of FWNC's management will be entitled to have all pre-existing condition limitations waived and any out of pocket or co-payment expenses under the applicable FWNC benefit plan shall be credited under the corresponding benefit plan of National City, in each case on the same basis as all other FWNC Employees. (See "MERGER -- Employee Matters")

     Retention/Severance Pool. In connection with the Merger, FWNC and National City will establish a special key employee retention and severance pool of $3 million in cash, which will be distributed to certain FWNC Employees based on allocations to be determined by the senior management of FWNC in its sole discretion.

FWNC Options.

     The Agreement provides that immediately prior to the Effective Time, each outstanding option granted under the FWNC Option Plans shall cease to represent the right to acquire shares of FWNC Common and shall be converted into the option to purchase shares of National City Common, as described under "MERGER -- Treatment of Employer and Director Stock Options."

     Pursuant to the terms of the FWNC Option Plans, the stock options held by employees of FWNC and its subsidiaries, including the stock options held by certain members of FWNC's management and certain employee directors of FWNC, will become fully vested and exercisable as a result of the transactions contemplated by the Agreement. The number of unvested stock options to acquire shares of FWNC Common held by Ms. Kasper and

Messrs. Johnston, Eikenberry and Gillig that will become fully vested as a result of the Merger are listed in the below table:

                                            NUMBER OF                                      VALUE OF
                                          UNVESTED FWNC          NUMBER OF               NATIONAL CITY
             OPTION HOLDER                OPTION SHARES     NATIONAL CITY SHARES        OPTIONS $59.250
----------------------------------------  -------------     --------------------     ---------------------
Michael J. Eikenberry...................      24,749                18,561                    498,487
Stephen R. Gillig.......................      38,999                29,249                    743,034
M. James Johnston.......................      58,123                43,592                  1,154,922
Karen M. Kasper.........................      34,313                25,735                    654,370
                                             -------               -------                -----------
     Total..............................     156,184               117,137                $ 3,050,813
                                             =======               =======                ===========

     Indemnification; Insurance. National City has agreed to indemnify the directors and officers of FWNC and its subsidiaries following the Merger for any liability they incur as a result of acts and omissions occurring prior to the Merger to the same extent that they were entitled to indemnification by FWNC prior to the Merger. Further, National City has agreed to maintain for four years following the Merger, directors and officers liability insurance covering the directors and officers of FWNC for events that occurred prior to the Merger, provided that such insurance is available at a cost which is not in excess of 100% of the annual premium paid by National City as of January 12, 1998. (See "MERGER -- Indemnification and Insurance")

MANAGEMENT AFTER THE MERGER

     Following the Merger, the directors and officers of National City at the Effective Time will continue as the directors and officers of National City. Pursuant to the FWNC Agreement, the Board of Directors of National City Bank of Indiana shall increase its size to such number as is necessary to create six vacancies, and six individuals who now serve as directors of FWNC, will be elected to fill such vacancies.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to holders of FWNC Common and/or FWNC Preferred who hold such stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired FWNC Common and/or FWNC Preferred pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold FWNC Common and/or FWNC Preferred as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. HOLDERS OF FWNC COMMON AND/OR FWNC PREFERRED ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     National City and FWNC have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to FWNC dated the date of this Proxy Statement, to the effect that, under currently applicable law, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for United States federal income tax purposes:

          (i) no gain or loss will be recognized by National City or FWNC as a result of the Merger;

          (ii) no gain or loss will be recognized by the shareholders of FWNC who exchange their shares of FWNC Common or FWNC Preferred solely for shares of National City Common or National City Preferred, respectively pursuant to the Merger (except with respect to cash received in lieu of fractional share interest in National City Common);

          (iii) the tax basis of shares of National City Common or FWNC Preferred received by shareholders of FWNC who exchange all of their shares of FWNC Common and FWNC Preferred solely for shares of

     National City Common and National City Preferred in the Merger will be the same as the aggregate tax basis of the shares of FWNC Common and/or FWNC Preferred surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

          (iv) the holding period of the shares of National City Common or FWNC Preferred received in the Merger will include the period during which the shares of FWNC Common or FWNC Preferred respectively, surrendered in exchange therefor were held, provided such shares of FWNC Common or FWNC Preferred were held as capital assets at the Effective Time.

     The opinion of Wachtell, Lipton, Rosen & Katz, described above is based on facts, representations and assumptions set forth in such opinion, and certificates of officers of FWNC and National City.

     The obligations of the parties to consummate the Merger are conditioned upon the receipt by each of National City and FWNC of an opinion of Wachtell, Lipton, Rosen & Katz, dated the day of the Effective Time, substantially to the foregoing effect. Such opinion will be based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time. In rendering such opinion, Wachtell, Lipton, Rosen & Katz, may require and rely upon representations contained in certificates of officers of FWNC, National City and others.

     Cash received by a holder of FWNC Common in lieu of a fractional share interest in National City Common will be treated as received in redemption of such fractional share interest, and an FWNC shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of FWNC Common allocable to such fractional share interest. Such gain or loss should be a long-term capital gain or loss if the holding period for such share of FWNC Common is greater than one year at the Effective Time. In the case of individual FWNC shareholder, such capital gain will be taxed at a maximum rate of 28%, if such FWNC shareholder's holding period is more than one year but not more than 18 months, and at a maximum rate of 20% if such holding period is more than 18 months. The holding period of a share of National City Common received in the Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the FWNC Common surrendered in exchange therefor.

ACCOUNTING TREATMENT

     The Merger, if completed as proposed, will be treated as a purchase for accounting and financial reporting purposes. Under the purchase method of accounting, all identifiable tangible and intangible assets and liabilities of FWNC will be recorded by National City at their respective fair values at the Effective Time of the Merger as determined solely by National City from its perspective as the purchaser of those assets. The excess of the consideration paid by National City at the Effective Time over the fair value of FWNC's net identifiable tangible and intangible assets will be accounted for as goodwill and will be amortized over 25 years. See "PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION".

RESALES BY AFFILIATES

     The shares of National City Common and/or National City Preferred issued to FWNC shareholders pursuant to the Agreement will have been registered under the 1933 Act, but such registration does not cover resales by shareholders of FWNC who may be deemed to be "affiliates" of FWNC, as that term is used in paragraphs
(c) and (d) of Rule 145 promulgated under the 1933 Act. Pursuant to the Agreement, prior to the Effective Time, FWNC shall identify to National City all persons who were, at the time of the Special Meeting, possible "affiliates" of FWNC. The Agreement further provides that FWNC shall use reasonable efforts to obtain from each person it identifies to National City as a possible "affiliate" of FWNC a commitment that such person will not sell, pledge, transfer or otherwise dispose of any shares of FWNC Common and/or FWNC Preferred held by such "affiliate" or shares of National City Common or National City Preferred received by such "affiliate" in the Merger in the case of National City Common except in compliance with the applicable provisions of the 1933 Act and the rules and regulations promulgated thereunder.

APPRAISAL AND DISSENTERS' RIGHTS

     Section 23-1-44-8(b) of the IBCL provides that no dissenters' rights under the IBCL shall be available for the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which a merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were registered on a United States securities exchange registered under the Exchange Act or traded on NASDAQ or a similar market. Because FWNC Common is traded on NASDAQ, shareholders of FWNC are not entitled to appraisal or dissenters' rights in connection with the Merger.

THE OPTION

     As a condition to National City's entering into the Agreement, and in consideration therefore, FWNC entered into the Option Agreement, pursuant to which FWNC granted National City the Option, on January 12, 1998. The Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire FWNC.

     Grant of Option. The Option entitles National City to purchase up to 3,337,133 fully paid and nonassessable shares of FWNC Common, representing 19.9% of the shares of FWNC Common issued and outstanding as of January 12, 1998, without giving effect to any shares subject or issued pursuant to the Option, at a price of $41.375 per share; provided, however, that if FWNC issues or agrees to issue any shares of FWNC Common at a price less than $41.375 per share (as adjusted as described below), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further, that in no event may the number of shares for which the Option is exercisable at any time exceed 19.9% of the issued and outstanding shares of FWNC Common without giving effect to any shares subject or issued pursuant to the Option. The aggregate purchase price for the shares of FWNC Common that may be purchased upon the exercise of the Option at the original Option Price is $13,807,387.

     Triggering Events; Exercise of Option. The Option Agreement provides that National City may exercise the Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that National City shall have sent to FWNC written notice of such exercise within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals for the exercise of the Option and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise).

     For purposes of the Option Agreement:

     (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after January 12, 1998:

          (i) FWNC, or any of its subsidiaries, without having received National City's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of the Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), or the Board of Directors of FWNC shall have recommended that the shareholders of FWNC approve or accept any Acquisition Transaction other than the Merger. For purposes of the Option Agreement, the term "Acquisition Transaction" means
     (A) a merger or consolidation, or any similar transaction, involving FWNC or any of its subsidiaries, (B) a purchase, lease or other acquisition of all or substantially all of the assets of FWNC or any FWNC subsidiary, or
     (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of FWNC or any FWNC subsidiary; provided, however, the term "Acquisition Transaction" specifically does not include any merger or consolidation among FWNC and/or its subsidiaries;

          (ii) The Board of Directors of FWNC does not recommend that the shareholders of FWNC approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to National City, its recommendation that its shareholders approve the Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than National City or any subsidiary of National City or any FWNC Subsidiary acting in a fiduciary capacity who, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of FWNC Common (the term "beneficial ownership" for purposes of the Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

          (iv) Any person other than National City or any subsidiary of National City shall have made a bona fide proposal to FWNC or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to FWNC or its shareholders to engage in an Acquisition Transaction, FWNC shall have breached any covenant or obligation contained in the Agreement and such breach (A) would entitle National City to terminate the Agreement and (B) shall not have been cured prior to the date of the notice of the exercise of the Option; or

          (vi) Any person other than National City or any subsidiary of National City, other than in connection with a transaction to which National City has given its prior written consent, shall have filed an application with the FRB or other governmental agency for approval to engage in an Acquisition Transaction.

     (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after January 12, 1998:

          (i) The acquisition by any person, other than any FWNC subsidiary or any National City subsidiary acting in a fiduciary capacity, of beneficial ownership of 15% or more of the then outstanding shares of FWNC Common; or

          (ii) The occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause
     (a)(i)(c) shall be 15%.

     (c) Each of the following events constitutes an "Exercise Termination
Event":

          (i) immediately prior to the Effective Time;

          (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by FWNC of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or

          (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event; provided, that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. For purposes of the Option Agreement, the term "Last Triggering Event" means the last Initial Triggering Event to occur.

As of the date hereof, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     The Agreement may be terminated at any time prior to the Effective Time by either National City or FWNC if the Merger is not approved at the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that the FWNC shareholders do not approve the Agreement at the Special Meeting, and FWNC terminates the Agreement as a result thereof, the Option shall terminate.

     In the event of any change in FWNC Common by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of shares of FWNC Common subject to the Option and the purchase price therefor will be adjusted appropriately.

     Whenever the number of shares of FWNC Common purchasable upon exercise of the Option is adjusted as provided in the preceding paragraph, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of FWNC Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of FWNC Common purchasable after the adjustment.

     Repurchase of the Option. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, at the request of National City, delivered within 30 days of the Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under
Section 16(b) of the Exchange Act), FWNC (a) shall repurchase the Option from National City at a price (the "Option Repurchase Price") equal to (i) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus (ii) National City's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (b) shall repurchase such number of shares of FWNC Common issued upon total or partial exercise of the Option (the "Option Shares") from National City as National City shall designate at a price (the "Option Share Repurchase Price") equal to (i) the market/offer price multiplied by the number of Option Shares so designated plus (ii) National City's Out-of-Pocket Expenses (to the extent not previously reimbursed).

     For purposes of the Option Agreement:

     (a) The term "Out-of-Pocket Expenses" means National City's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement and the Plan of Merger, including, without limitation, legal, accounting and investment banking fees.

     (b) The term "market/offer price" means the highest of

          (i) the price per share of FWNC Common at which a tender offer or exchange offer therefor has been made after January 12, 1998;

          (ii) the price per share of FWNC Common to be paid by any third party pursuant to an agreement with FWNC;

          (iii) the highest closing price for shares of FWNC Common within the 30-day period immediately preceding the date National City gives notice of the required repurchase of the Option or the Option Shares, as the case may be; or

          (iv) in the event of a sale of all or substantially all of FWNC's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FWNC as determined by a nationally recognized investment banking firm selected by National City, divided by the number of shares of FWNC Common outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by National City, whose determination will be conclusive and binding on all parties.

     Substitute Option. The Option Agreement provides that in the event that prior to an Exercise Termination Event, FWNC enters into an agreement (a) to consolidate or merge with any person, other than National City or one of its subsidiaries, and FWNC is not the continuing or surviving corporation of such consolidation or merger, (b) to permit any person, other than National City or one of its subsidiaries, to merge into FWNC and FWNC is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of FWNC Common are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of FWNC Common after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than National City or one of its subsidiaries, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option shall, upon the consummation of any such transaction, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of National City, of either (i) the Acquiring Corporation (as defined below) or (ii) any person that controls the Acquiring Corporation. For purposes of the Option Agreement, the term "Acquiring Corporation" means (A) the continuing or surviving corporation of a consolidation or merger with FWNC (if other than FWNC), (B) FWNC in a merger in which FWNC is the continuing or surviving corporation, and (C) the transferee of all or substantially all of FWNC's assets.

     The Substitute Option shall have the same terms as the Option; provided, however, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to National City. The Option Agreement provides that FWNC may not enter into any transaction described above triggering a Substitute Option unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of FWNC under the Option Agreement. The Option Agreement further provides that the issuer of the Substitute Option shall enter into an agreement with National City in substantially the same form as the Option Agreement, which agreement shall be applicable to the Substitute Option and shall provide for the repurchase of the Substitute Option and any shares of the issuer issued pursuant thereto on terms similar to the repurchase of the Option and the Option Shares.

     The Substitute Option will be exercisable for such number of shares of common stock of the issuer of the Substitute Option ("Substitute Common Stock") as is equal to the market/offer price multiplied by the number of shares of FWNC Common for which the Option is then exercisable, divided by the Average Price. For purposes of the Option Agreement, the term "Average Price" means the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if FWNC is the issuer of the Substitute Option, the Average Price will be computed with respect to a share of common stock issued by the person merging into FWNC or by any company which controls or is controlled by such person, as National City may elect. The exercise price of the Substitute Option per share of Substitute Common Stock will then be equal to the Option Price multiplied by a fraction, the numerator of which will be the number of shares of FWNC Common for which the Option is then exercisable and the denominator of which will be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     The Option Agreement provides that the Substitute Option may not be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise, the issuer of the Substitute Option will be required to make a cash payment to National City equal to the excess of (a) the value of the Substitute Option without giving effect to the foregoing limitation over (b) the value of the Substitute Option after giving effect to the foregoing limitation. Such difference in value will be determined by a nationally recognized investment banking firm selected by National City.

     Registration Rights. Within 30 days after the occurrence of a Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), National City may request FWNC to prepare and file a registration statement with the SEC if such registration is necessary to permit the sale or other disposition of the shares of FWNC Common purchased upon exercise of the Option. FWNC is required to use its best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or dispositions. National City has the right to demand two such registrations. FWNC also will permit National City to include the sale of shares of FWNC Common purchased upon exercise of the Option in certain registration statements initiated by FWNC.

     Assignment of Option. Neither National City nor FWNC may assign any of its rights or obligations under the Option Agreement or the Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, National City may assign, in whole or in part, its rights and obligations under the Option Agreement or the Option within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act); provided, however, that until the date 30 days following the date at which the FRB approves an application by National City under the BHCA to acquire the shares of FWNC Common subject to the Option, National City may not assign its rights under the Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of FWNC, (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on National City's behalf, or (d) any other manner approved by the FRB.

     Termination of the Option. The Option will terminate upon the occurrence of an Exercise Termination Event. In the event that the holder of the Option or the owner of Option Shares or any affiliate thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then
(a) in the case of a holder of the Option or any affiliate thereof, the Option held by it will immediately terminate, and (b) in the case of an owner of Option Shares or any affiliate thereof, the Option Shares held by it will be immediately repurchasable by FWNC at the Option Price.

     Additional Provisions. Certain rights and obligations of National City and FWNC under the Option Agreement are subject to receipt of required regulatory approvals. Among other things, the approval of the FRB is required for the acquisition by National City of more than 5% of the outstanding shares of FWNC Common. Accordingly, an application for FRB approval of the exercise of the Option was filed as part of the application referred to. See
"MERGER -- Regulatory Approvals."

     State Takeover Law. Under the IBCL, without prior approval of its board of directors, an issuing public corporation is prohibited from engaging in any "business combination" with an "interested shareholder" for a five-year period after the date upon which the shareholder attains this status. See "GENERAL COMPARISON OF NATIONAL CITY AND FWNC CAPITAL STOCK -- Antitakeover
Statutes -- Indiana Business Combination Statute." Neither the grant nor the exercise of the Option has made (or would make) National City subject to this five-year prohibition because FWNC's Board of Directors approved National City becoming an "interested shareholder" by reason of the Option and the grant of the Option to National City prior to the date of the granting of the Option.

     Indiana law also restricts the voting rights of "control shares" acquired in a "control share acquisition" to those voting rights granted by a resolution approved by a majority of the outstanding voting shares excluding certain "interested shares." See "GENERAL COMPARISON OF NATIONAL CITY AND FWNC CAPITAL STOCK -- Antitakeover Statutes -- Indiana Control Share Acquisition Statute." In connection with its consideration of the Merger, the Board of Directors of FWNC amended FWNC's By-Laws to opt out of the Indiana Control Share Acquisitions Statute. Even if the application of the Indiana Control Share Acquisitions Statute were to be reinstated and National City exercises the Option and purchases 3,337,133 shares of FWNC Common, representing 19.9% of the shares of
FWNC Common issued and outstanding as of February   , 1998, such acquisition
would not fall within the minimum range (which begins at 20%) resulting in the restriction of voting rights under this statute.

                               PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The unaudited financial information on the following pages presents (a) the historical consolidated balance sheets of National City and FOA at December 31, 1997 and the unaudited pro forma combined consolidated balance sheet as of December 31, 1997, giving effect to the merger of National City and FOA as if it had occurred on that date on a pooling-of-interests accounting basis; (b) the historical consolidated balance sheet of FWNC at December 31, 1997 and the unaudited pro forma combined consolidated balance sheet as of December 31, 1997, giving effect to the merger of National City and FOA as if it had occurred on that date on a pooling-of-interests accounting basis and the merger of National City and FWNC as if the merger with FWNC had occurred on that date on a purchase accounting basis; (c) the historical consolidated statements of income of National City and FOA and the unaudited pro forma combined consolidated statements of income for the years ending December 31, 1997, 1996 and 1995, giving effect to the merger of National City and FOA on a pooling-of-interests accounting basis; and (d) the historical consolidated statement of income of FWNC and the unaudited pro forma combined consolidated statement of income for the year ending December 31, 1997, giving effect to the merger of National City and FOA as if the merger with FOA had occurred on January 1, 1997 on a pooling-of-interests accounting basis and the merger of National City and FWNC as if the merger with FWNC had occurred on January 1, 1997 on a purchase accounting basis. National City will issue approximately 13 million common shares to consummate the merger with FWNC. The issuance of the shares will allow National City to close the merger with FOA on a pooling-of-interests accounting basis.

     The financial information assumes all of the outstanding shares of FOA Common and FWNC Common are converted into shares of National City Common and the outstanding shares of FWNC Preferred are converted into National City Preferred. The pro forma financial information is based on the historical financial statements, giving effect to the merger of National City and FOA under the pooling-of-interests method of accounting and the merger with FWNC under the purchase method of accounting. The pro forma statements exclude the estimated effect of potential expense savings associated with the consolidation of operations of National City, FOA and FWNC, and may not be indicative of the results that actually would have occurred had the merger(s) been consummated on the date(s) indicated, or which may be attained in the future.

                           NATIONAL CITY CORPORATION

                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                  (Unaudited)

                                       FOA
                                   (POOLING-OF-                                          FWNC                          NATIONAL
                                 INTERESTS METHOD    PRO FORMA        NATIONAL     (PURCHASE METHOD    PRO FORMA      CITY, FOA,
                 NATIONAL CITY    OF ACCOUNTING)    ADJUSTMENTS     CITY AND FOA    OF ACCOUNTING)    ADJUSTMENTS      AND FWNC
                 -------------   ----------------   -----------     ------------   ----------------   -----------     -----------
(IN THOUSANDS)
ASSETS
Cash and demand
  balances due
  from banks...   $ 2,967,181      $  1,180,883      $              $ 4,148,064       $  181,481       $              $ 4,329,545
Loans, net of
  unearned
  income.......    39,573,125        13,669,486                      53,242,611        2,049,697                       55,292,308
Allowance for
  loan losses..      (698,405)         (243,469)                       (941,874)         (29,487)                        (971,361)
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    Net
      loans....    38,874,720        13,426,017             --       52,300,737        2,020,210              --       54,320,947
Securities
  available for
  sale, at
  market.......     8,865,063         4,941,969                      13,807,032          970,291                       14,777,323
Federal funds
  sold and
  security
  resale
  agreements...       535,576             7,461                         543,037           57,615                          600,652
Other short
  term
 investments...        63,974           155,269                         219,243            2,649                          221,892
Properties and
  equipment....       660,057           378,726                       1,038,783           57,894                        1,096,677
Customers'
  acceptance
  liability....        45,243               580                          45,823                                            45,823
Accrued income
  and other
  assets.......     2,671,707           988,749        110,000(B)     3,770,456          103,331         582,393(C)     4,472,180
                                                                                                          16,000(D)
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    TOTAL
      ASSETS...   $54,683,521      $ 21,079,654      $ 110,000      $75,873,175       $3,393,471       $ 598,393      $79,865,039
                  ===========      ============      =========      ===========       ==========       =========      ===========

LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
Deposits in
  domestic
  offices:
  Noninterest
    bearing....   $ 7,378,009      $  2,912,070      $              $10,290,079       $  429,822       $              $10,719,901
  Interest
    bearing....    27,746,708        12,847,224                      40,593,932        2,149,364                       42,743,296
Deposits in
  overseas
  office.......     1,736,419                --                       1,736,419                                         1,736,419
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    Total
    deposits...    36,861,136        15,759,294             --       52,620,430        2,579,186              --       55,199,616
Federal funds
  borrowed and
  security
  repurchase
  agreements...     4,425,346           385,607                       4,810,953          328,049                        5,139,002
Other borrowed
  funds........     3,096,042         1,168,514                       4,264,556           35,179                        4,299,735
Long-term
  debt.........     4,810,417         1,486,777                       6,297,194          117,551                        6,414,745
Acceptances
 outstanding...        45,243               580                          45,823                                            45,823
Accrued
  expenses and
  other
 liabilities...     1,163,986           401,973        350,000(B)     1,915,959           35,709          50,000(D)     2,001,668
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    TOTAL
 LIABILITIES...    50,402,170        19,202,745        350,000       69,954,915        3,095,674          50,000       73,100,589
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------

STOCKHOLDERS'
  EQUITY
Preferred
  stock........            --                --             --               --           36,999              --           36,999
Common stock...       844,391           871,664       (453,265)(A)    1,262,790           18,999          32,298(C)     1,314,087
Capital
  surplus......       618,841            36,814        453,265(A)     1,108,920           47,455         744,439(C)     1,900,814
Retained
  earnings.....     2,818,119           968,431       (240,000)(B)    3,546,550          194,344        (194,344)(C)    3,512,550
                                                                                                         (34,000)(D)
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    TOTAL
  STOCKHOLDERS'
      EQUITY...     4,281,351         1,876,909       (240,000)       5,918,260          297,797         548,393        6,764,450
                  -----------      ------------      ---------      -----------       ----------       ---------      -----------
    TOTAL
    LIABILITIES
      AND
  STOCKHOLDERS'
      EQUITY...   $54,683,521      $ 21,079,654      $ 110,000      $75,873,175       $3,393,471       $ 598,393      $79,865,039
                  ===========      ============      =========      ===========       ==========       =========      ===========

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (Unaudited)

                                           FOA
                                       (POOLING-OF-
                                        INTERESTS                                         FWNC                          NATIONAL
(IN THOUSANDS EXCEPT                      METHOD        PRO FORMA      NATIONAL     (PURCHASE METHOD    PRO FORMA      CITY, FOA,
PER SHARE DATA)       NATIONAL CITY   OF ACCOUNTING)   ADJUSTMENTS   CITY AND FOA    OF ACCOUNTING)    ADJUSTMENTS      AND FWNC
                      -------------   --------------   -----------   ------------   ----------------   -----------     ----------
INTEREST INCOME
Loans and loans held
  for sale,
  including fees....   $ 3,204,969      $1,285,970             --     $4,490,939        $174,360               --      $4,665,299
Securities:
  Taxable...........       524,761         269,454             --        794,215          47,905                          842,120
  Exempt from
    Federal income
    taxes...........        19,187          26,819             --         46,006          11,595                           57,601
Other interest
  income............        27,223           8,534             --         35,757           2,415                           38,172
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Total interest
      income........     3,776,140       1,590,777             --      5,366,917         236,275               --       5,603,192

INTEREST EXPENSE
Deposits............     1,252,467         563,798             --      1,816,265          92,564                        1,908,829
Other borrowings....       323,455          89,243             --        412,698          19,875                          432,573
Long-term debt......       257,390          65,814             --        323,204           6,289                          329,493
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Total interest
      expense.......     1,833,312         718,855             --      2,552,167         118,728               --       2,670,895
    Net interest
      income........     1,942,828         871,922             --      2,814,750         117,547               --       2,932,297
Provision for loan
  losses............       139,660          85,707             --        225,367           4,587                          229,954
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Net interest
      income after
      provision for
      loan losses...     1,803,168         786,215             --      2,589,383         112,960               --       2,702,343

NONINTEREST INCOME
Item processing
  revenue...........       393,115              --             --        393,115             828                          393,943
Trust fees..........       195,815         103,270             --        299,085          14,258                          313,343
Service charges on
  deposit
  accounts..........       228,986         117,095             --        346,081           7,667                          353,748
Card-related fees...       137,931          79,761             --        217,692           4,113                          221,805
Mortgage banking
  revenue...........       124,538          34,564             --        159,102             678                          159,780
Other...............       212,037         155,823             --        367,860           4,353                          372,213
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Total fees and
      other income..     1,292,422         490,513             --      1,782,935          31,897               --       1,814,832
Security gains
  (losses)..........        83,514          (3,384)            --         80,130             232                           80,362
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Total
      noninterest
      income........     1,375,936         487,129             --      1,863,065          32,129               --       1,895,194

NONINTEREST EXPENSE
Salaries and other
  personnel.........       987,696         459,699             --      1,447,395          47,200                        1,494,595
Net occupancy.......       132,725          60,268             --        192,993           7,622                          200,615
Equipment...........       144,459          56,140             --        200,599           7,027                          207,626
Other...............       745,697         225,732             --        971,429          28,487        $  31,703(C)    1,031,619
                        ----------      ----------       --------     ----------        --------         --------      ----------
    Total
      noninterest
      expense.......     2,010,577         801,839             --      2,812,416          90,336           31,703       2,934,455
                        ----------      ----------       --------     ----------        --------         --------      ----------
Income before income
  taxes.............     1,168,527         471,505             --      1,640,032          54,753          (31,703)      1,663,082
Income tax
  expense...........       361,094         156,744             --        517,838          17,907           (3,597)(C)     532,148
                        ----------      ----------       --------     ----------        --------         --------      ----------
    NET INCOME......   $   807,433      $  314,761      $      --     $1,122,194        $ 36,846        $ (28,106)     $1,130,934
                        ==========      ==========       ========     ==========        ========         ========      ==========
EARNINGS PER COMMON
  SHARE(F)
  Basic.............   $      3.73      $     3.57                    $     3.48        $   1.98                       $     3.37
  Diluted...........          3.66            3.53                          3.42            1.92                             3.31

AVERAGE COMMON
  SHARES
  OUTSTANDING(F)
  Basic.............       216,430          88,170                       322,234          17,457                          335,326
  Diluted...........       220,690          89,202                       327,733          19,214                          342,143

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                         PRO FORMA
(IN THOUSANDS EXCEPT PER SHARE DATA)                      NATIONAL CITY       FOA         COMBINED
                                                          -------------    ----------    ----------
INTEREST INCOME
Loans and loans held for sale, including fees...........   $ 3,059,041     $1,366,083    $4,425,124
Securities:
  Taxable...............................................       543,006        270,647       813,653
  Exempt from Federal income taxes......................        24,114         16,434        40,548
Other interest income...................................        29,174         10,390        39,564
                                                            ----------     ----------    ----------
          Total interest income.........................     3,655,335      1,663,554     5,318,889

INTEREST EXPENSE
Deposits................................................     1,216,089        645,995     1,862,084
Other borrowings........................................       299,335         79,988       379,323
Long-term debt..........................................       197,335         35,083       232,418
                                                            ----------     ----------    ----------
          Total interest expense........................     1,712,759        761,066     2,473,825
          Net interest income...........................     1,942,576        902,488     2,845,064
Provision for loan losses...............................       146,480         93,456       239,936
                                                            ----------     ----------    ----------
          Net interest income after provision for loan
            losses......................................     1,796,096        809,032     2,605,128

NONINTEREST INCOME
Item processing revenue.................................       364,512             --       364,512
Trust fees..............................................       177,124         94,377       271,501
Service charges on deposit accounts.....................       214,659        112,516       327,175
Card-related fees.......................................       123,306         73,900       197,206
Mortgage banking revenue................................        81,145         28,525       109,670
Other...................................................       170,539        110,511       281,050
                                                            ----------     ----------    ----------
          Total fees and other income...................     1,131,285        419,829     1,551,114
Securities gains (losses)...............................       108,146           (515)      107,631
                                                            ----------     ----------    ----------
          Total noninterest income......................     1,239,431        419,314     1,658,745

NONINTEREST EXPENSE
Salaries and other personnel............................       923,764        454,170     1,377,934
Net occupancy...........................................       132,143         64,871       197,014
Equipment...............................................       135,139         58,462       193,601
Other...................................................       786,037        267,500     1,053,537
                                                            ----------     ----------    ----------
          Total noninterest expense.....................     1,977,083        845,003     2,822,086
Income before income taxes..............................     1,058,444        383,343     1,441,787
Income tax expense......................................       321,814        126,457       448,271
                                                            ----------     ----------    ----------
          NET INCOME....................................   $   736,630     $  256,886    $  993,516
                                                            ==========     ==========    ==========
EARNINGS PER COMMON SHARE(F)
  Basic.................................................   $      3.34     $     2.79    $     3.00
  Diluted...............................................          3.27           2.77          2.95
AVERAGE COMMON SHARES OUTSTANDING(F)
  Basic.................................................       219,095         92,044       329,548
  Diluted...............................................       225,353         92,663       336,549

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                            FIRST OF
                                                         NATIONAL CITY    AMERICA BANK     PRO FORMA
(IN THOUSANDS EXCEPT PER SHARE DATA)                      CORPORATION     CORPORATION     COMBINED(E)
                                                         -------------    ------------    -----------
INTEREST INCOME
Loans and loans held for sale, including fees..........   $ 2,910,070      $1,473,210     $4,383,280
Securities:
  Taxable..............................................       617,635         304,145        921,780
  Exempt from Federal income taxes.....................        30,675          13,317         43,992
Other interest income..................................        45,651           5,852         51,503
                                                           ----------      ----------     ----------
          Total interest income........................     3,604,031       1,796,524      5,400,555

INTEREST EXPENSE
Deposits...............................................     1,249,698         725,161      1,974,859
Other borrowings.......................................       365,734         100,684        466,418
Long-term debt.........................................       160,254          46,683        206,937
                                                           ----------      ----------     ----------
          Total interest expense.......................     1,775,686         872,528      2,648,214
          Net interest income..........................     1,828,345         923,996      2,752,341
Provision for loan losses..............................       113,482          91,488        204,970
                                                           ----------      ----------     ----------
          Net interest income after provision for loan
            losses.....................................     1,714,863         832,508      2,547,371

NONINTEREST INCOME
Item processing revenue................................       327,929              --        327,929
Trust fees.............................................       167,224          82,539        249,763
Service charges on deposit accounts....................       196,474         100,281        296,755
Card-related fees......................................        98,806          60,449        159,255
Mortgage banking revenue...............................        66,821          31,505         98,326
Other..................................................       146,587          71,264        217,851
                                                           ----------      ----------     ----------
          Total fees and other income..................     1,003,841         346,038      1,349,879
Securities gains.......................................        42,365              62         42,427
                                                           ----------      ----------     ----------
          Total noninterest income.....................     1,046,206         346,100      1,392,406

NONINTEREST EXPENSE
Salaries and other personnel...........................       878,615         430,977      1,309,592
Net occupancy..........................................       125,072          64,108        189,180
Equipment..............................................       127,612          59,322        186,934
Other..................................................       784,625         260,864      1,045,489
                                                           ----------      ----------     ----------
          Total noninterest expense....................     1,915,924         815,271      2,731,195
Income before income taxes.............................       845,145         363,337      1,208,482
Income tax expense.....................................       253,685         126,629        380,314
                                                           ----------      ----------     ----------
Net income.............................................   $   591,460      $  236,708     $  828,168
                                                           ==========      ==========     ==========
EARNINGS PER COMMON SHARE(F)
  Basic................................................   $      2.71      $     2.50     $     2.49
  Diluted..............................................          2.64            2.49           2.45
AVERAGE COMMON SHARES OUTSTANDING(F)
  Basic................................................       212,392          94,831        326,190
  Diluted..............................................       223,937          95,251        338,238

See accompanying notes to pro forma combined consolidated financial information.

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)

     (A) The pro forma combined consolidated balance sheet gives effect to the merger of National City and FOA at December 31, 1997 on a pooling-of-interests accounting basis. The capital accounts have been adjusted to reflect the issuance of 104,599,651 shares of National City Common in exchange for all of the outstanding shares of FOA Common. The number of shares that is expected to actually be issued to effect the merger of National City and FOA may be greater due to the exercise of options under the provisions of FOA's option plans prior to consummation of the aforementioned merger. As of December 31, 1997, there were 2,934,925 unexercised options outstanding under FOA's option plans.

     (B) A liability of $350 million has been recorded in the pro forma combined consolidated balance sheet to reflect National City management's estimate of anticipated expenses related to the merger of FOA and National City. This liability resulted in a $240 million after-tax adjustment to retained earnings and a $110 million adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the estimated expenses:

                                                                            (IN MILLIONS, PRE-TAX)
Personnel related........................................................            $175
Facilities and other assets..............................................              90
Investment banker and other professional fees............................              50
Other....................................................................              35
                                                                                     ----
Total....................................................................            $350
                                                                                     ====

     Personnel related costs consist primarily of expenses related to employment contracts, severance, and certain retention payments to employees. Facilities and other assets consists of estimated costs associated with the write-down of certain assets, including disposal of certain facilities, computer hardware, and computer software determined to be incompatible or duplicative in nature. Other expenses primarily consist of conversion related and other miscellaneous fees and expenses. It is anticipated that the majority of the expenses will be recognized within a short period after consummation of the merger of FOA and National City and that all of the expenses will be recognized by December 31, 1998. Management continues to review these estimates and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

     (C) The pro forma combined consolidated financial statements give effect to the merger of National City and FWNC on a purchase accounting basis. The pro forma combined consolidated balance sheet gives effect to the Merger as if the transaction had occurred on December 31, 1997. The pro forma combined consolidated income statement for the year ended December 31, 1997 gives effect to the Merger as if the transaction had occurred on January 1, 1997. The pro forma combined consolidated balance sheet adjustments include amounts to bring the historical balance sheet of FWNC to estimated fair value in accordance with the provisions of APB Opinion No. 16. The ultimate fair values of all assets and liabilities will be determined at the Effective Time. The capital accounts have been adjusted to reflect the issuance of 12,824,199 shares of National City Common in exchange for all of the outstanding shares of FWNC Common based upon an exchange rate of .75 shares of National City Common for each share of FWNC Common. The number of shares that is expected to actually be issued to effect the merger of National City and FWNC may be greater due to the exercise of options under the provisions of FWNC's option plans prior to the Effective Time. As of December 31, 1997, there were 955,986 unexercised options outstanding under FWNC's option plans. For purposes of purchase price allocation, it was assumed that the shares of National City Common were issued at the December 31, 1997 market price of $65.75 per share. The capital accounts also reflect the exchange of all of the shares of FWNC Preferred for shares of National City Preferred based on an exchange rate of 1.0 share of National City Preferred for each share of FWNC Preferred. The excess of the value of National City Common issued over the fair value of the net assets acquired of $608 million was allocated between goodwill ($536 million) and core deposit intangible ($72 million), net of $25 million of deferred taxes recorded in relation to the core deposit intangible. The pro forma combined consolidated income statement adjustments reflect the amortization expense related to the goodwill and core deposit intangible, based upon expected lives of twenty-five and seven years, respectively.

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)

     (D) A liability of $50 million has been recorded in the pro forma combined consolidated balance sheet to reflect National City management's estimate of non-recurring costs related to the merger of National City and FWNC. This liability resulted in a $34 million after-tax adjustment to retained earnings and a $16 million adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the nature of the estimated costs:

                                                                            (IN MILLIONS, PRE-TAX)
Personnel related........................................................            $ 20
Facilities and other assets..............................................              10
Investment banker and other professional fees............................               5
Other....................................................................              15
                                                                                      ---
Total....................................................................            $ 50
                                                                                      ===

     The types of costs that will be incurred within each of the above line items are consistent with the types of costs that will be incurred in relation to the merger of National City and FOA as described in (B) above. Management continues to review these costs and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

     (E) Effective January 1, 1995 FOA adopted Statement of Financial Accounting Standards (SFAS) No. 122, Accounting for Mortgage Servicing Rights. National City did not adopt SFAS No. 122 until January 1, 1996. Because the impact of FOA's 1995 adoption is not material to the pro forma combined consolidated financial results, pro forma adjustments are not included in the pro forma combined consolidated financial information to conform the timing of FOA's adoption to that of National City's.

     (F) The historical per common share data of FOA has been adjusted to reflect the 3 for 2 stock split effected in the form of a dividend, distributed May 30, 1997.

                          MANAGEMENT AFTER THE MERGER

     Following the Merger, the directors and officers of National City will continue as the directors and officers of National City.

NATIONAL CITY DIRECTORS

     Listed below are the names of the fifteen directors of National City and their principal occupations and, as of December 31, 1997, their other directorships, ages, the year in which each became a director of National City, and the number of shares beneficially owned by each, directly or indirectly.

     SANDRA HARDEN AUSTIN, Retired as President, Physician Services, Caremark International, a provider of health care products and services, in 1996. Executive Vice President and Chief Operating Officer of University of Chicago Hospitals from 1990 to 1993. Chairperson of the Investment Committee and Member of the Executive Committee. Age 50. Shares of National City Common owned: 3,022.

     EDWARD B. BRANDON, Retired as Chairman of the Board of National City in 1995. Chairman of the Board and Chief Executive Officer of National City from 1987 to 1995. Director of Premier Industrial Corp., RPM, Inc. and The Standard Products Company. Director of National City since 1986; Member of the Executive and Nominating Committees. Age 66. Shares of National City Common owned: 81,036; options exercisable within 60 days: 150,000.

     JOHN G. BREEN, Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of coatings, since 1980. Director of The Sherwin-Williams Company, The Mead Corporation, Parker-Hannifin Corporation and Goodyear Tire & Rubber Co. Director of National City since 1979; Chairman of the Compensation and Organization Committee and Member of the Executive and Nominating Committees. Age 63. Shares of National City Common owned: 31,376.

     JAMES S. BROADHURST, Chairman and Chief Executive Officer of Eat'n Park Restaurants, a chain of family restaurants, since 1984. Director of Sheetz, Inc. Director of National City since 1996. Member of the Audit and Compensation and Organization Committees. Age 54. Shares of National City Common owned: 5,100; options exercisable within 60 days: 6,000.

     DUANE E. COLLINS, President and Chief Executive Officer of Parker Hannifin Corporation, a durable goods manufacturer, since 1993. Vice Chairman of Parker Hannifin Corporation for the previous year. President -- International 1987 to 1992. Director of Parker Hannifin Corporation and the Sherwin-Williams Company. Director of National City since 1995, Member of the Compensation and Organization Committee. Age: 61. Shares of National City Common owned: 4,800.

     DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of National City since 1995. President and Chief Operating Officer of National City from 1993 to 1995 and Deputy Chairman of National City from 1987 to 1993. Director of National City since 1988, Chairman of the Executive and Nominating Committees. Age 52. Shares of National City Common owned: 178,053; options exercisable within 60 days: 225,282.

     DANIEL E. EVANS, Chairman of the Board and Chief Executive Officer of Bob Evans Farms, Inc., a restaurant and food products company, since 1971. Director of Bob Evans Farms, Inc. and The Sherwin-Williams Company. Director of National City since 1992, Chairman of the Audit Committee and Member of the Compensation and Organization Committees. Age 61. Shares of National City Common owned:
6,516.

     BERNADINE P. HEALY, M.D., Professor of Medicine and Dean of Ohio State University College of Medicine since September 1995. Sr. Policy Advisor, The Cleveland Clinic Foundation from 1994-1995. Past Director of the National Institutes of Health from 1991 to 1993. Director of Medtronic Inc. and Invacare Corporation. Director of National City since 1995 and previously a Director from 1989 to 1990. Member of Public Policy and Investment Committees. Age 53. Shares of National City Common owned: 5,029.

     JOSEPH H. LEMIEUX, Chairman and Chief Executive Officer of Owens-Illinois, Inc., a manufacturer of packaging products, since 1990. Director of Owens-Illinois, Inc., Health Care and Retirement Corporation,

Libbey Inc., and Consol Limited (Johannesburg Exchange). Director of National City since 1988, Member of the Executive and Compensation and Organization Committees. Age 66. Shares of National City Common owned: 3,395.

     W. BRUCE LUNSFORD, Chairman of the Board, President and Chief Executive Officer of Vencor, Inc., a diversified healthcare provider, since 1985. Director of Vencor, Inc., Churchill Downs, Incorporated, Atria Communities, Inc. and Res-Care, Inc. Director of National City since 1995. Member of the Audit, Executive and Public Policy Committees. Age 50. Shares of National City Common owned: 15,400.

     ROBERT A PAUL, President and Chief Executive Officer of Ampco-Pittsburgh Corporation, a manufacturer of engineered equipment and steel products, since 1994. President and Chief Operating Officer from 1979-1994. Executive Vice President and Director of the Louis Berkman Company. Director of National City since 1996. Member of the Executive and Investment Committees. Age 60. Shares of National City Common owned: 883,600.

     WILLIAM F. ROEMER, Retired as Chairman of the Board and Chief Executive Officer of Integra Financial Corporation, a diversified financial services corporation, during 1996 after the merger of Integra Financial Corporation with and into National City. Served as Chairman and Chief Executive Officer of Integra Financial Corporation since 1991 and President and Chief Executive Officer since 1989. Director of National City since 1996. Member of the Executive and Nominating Committees. Age 64. Shares of National City Common owned: 41,222; options exercisable within 60 days: 428,000.

     MICHAEL A. SCHULER, Chairman of the Board, President and Chief Executive Officer of Zippo Manufacturing Company, a manufacturer of lighters and metal products, since 1986. Director of Zippo Manufacturing Company and W.R. Case & Sons Cutlery Company. Director of National City since 1996. Member of the Audit and Public Policy Committees. Age 48. Shares of National City common owned:
6,200; options exercisable within 60 days: 2,600.

     STEPHEN A. STITLE, Chairman of the Board of National City Bank, Indiana since 1996. Vice President, Corporate Affairs of Eli Lilly and Company, a pharmaceutical company, from 1993 to 1995. Vice President of Human Resources of Eli Lilly and Company from 1987 to 1993. Director of National City since 1992, Member of the Investment, Nominating and Public Policy Committees. Age 50. Shares of National City Common owned: 35,672; options exercisable in 60 days:
3,999.

     MORRY WEISS, Chairman of the Board and Chief Executive Officer of American Greetings Corporation, a greeting card manufacturer, since 1993; President and Chief Executive Officer of American Greetings Corporation from 1987 to 1993. Director of American Greetings Corporation, Syratech Corporation and Artistic Greetings Incorporated. Director of National City since 1992, Member of the Executive, Audit and Nominating Committees. Age 55. Shares of National City Common owned: 6,800.

BENEFICIAL OWNERSHIP

     As of December 31, 1997, National City had one class of equity securities outstanding, National City Common par value $4.00. See "DESCRIPTION OF National City CAPITAL STOCK."

     Beneficial ownership of National City's outstanding equity securities, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City's equity securities.

     As of December 31, 1997, to the knowledge of National City, no person or firm, except as noted below, beneficially owned more than 5% of National City Common outstanding on that date. As of December 31, 1997, no individual director, nominee or officer beneficially owned more than 5% of National City's outstanding Common Stock. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City's Common actually outstanding on such date plus an amount equal to the aggregate amount of National City's Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City's Common includes, as of such date, those shares which could have been acquired by the exercise of stock options and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Trust.

     As of December 31, 1997, to National City's knowledge, only National City beneficially owns more than 5% of the outstanding National City Common. National City owns 32,059,828 shares of National City's Common which constituted 15.2% of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City's wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Columbus, National City Bank of Kentucky, National City Bank of Indiana and National City Bank of Pennsylvania. Of the 22,240,216 shares of National City Common as to which National City, through its subsidiaries, has voting authority, it has sole voting authority as to 21,667,566 of those shares and shared voting authority as to the remainder. Of the 30,131,113 shares as to which National City, through its subsidiaries, has investment authority, it has sole investment authority as to 20,948,906 of those shares, and shared investment authority as to the remainder. Included in the aggregate number of shares held as to which National City has sole voting and investment authorities are 543,904 shares that are held under the National City Non-Contributory Retirement Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities law, National City's directors, certain officers, and persons holding more than 10% of any class of National City's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National City's knowledge, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1997, all of National City's directors and officers satisfied such filing requirements in full, except that Bernadine P. Healy, M.D. filed her May, 1997 Form 4 reflecting a May 30, 1997 market purchase of 500 shares 10 days late on June 20, 1997.

OWNERSHIP GUIDELINES

     The Board of Directors of National City established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that each director beneficially own 6,000 shares of National City Common.

     The following table sets forth the beneficial security ownership of (a) each director and nominee of National City, (b) the chief executive officer and the four other most highly compensated executive officers of National City and
(c) all directors and executive officers of National City as a group, as of December 31, 1997 (including shares that such individuals could have acquired by the exercise of options within 60 days):

--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                                                        SHARE EQUIVALENT    TOTAL SHARES &
                                                        AMOUNT OF SHARES   PERCENT OF   HELD IN DEFERRED   SHARE EQUIVALENTS
 TITLE OF CLASS        NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED    CLASS     COMPENSATION PLANS  BENEFICIALLY HELD
----------------------------------------------------------------------------------------------------------------------------
Common Stock     Sandra Harden Austin                           3,022         *               5,623                8,645
Common Stock     Charles H. Bowman                              3,400         *               4,049                7,449
Common Stock     Edward B. Brandon                            229,916         *                 217              230,133
Common Stock     John G. Breen                                 31,376         *                 217               31,593
Common Stock     James S. Broadhurst                           11,100         *                 217               11,317
Common Stock     Duane E. Collins                               4,800         *               3,407                8,207
Common Stock     David A. Daberko                             402,242         *               1,453              403,695
Common Stock     Vincent A. DiGirolamo                        140,561         *               2,812              143,373
Common Stock     Daniel E. Evans                                6,516         *                 217                6,733
Common Stock     Otto N. Frenzel III                        1,583,070(1)      *                 217            1,583,287
Common Stock     Jon L. Gorney                                 65,105         *               3,011               68,116
Common Stock     Bernadine P. Healy, M.D.                       5,029         *                 217                5,246
Common Stock     Joseph H. Lemieux                              3,395         *              15,534               18,929
Common Stock     W. Bruce Lunsford                             15,400         *                 217               15,617
Common Stock     William E. MacDonald III                     147,794         *                                  147,794
Common Stock     Robert A. Paul                               883,600         *               7,532              891,132
Common Stock     William R. Robertson                         464,850(2)      *                 217              465,067
Common Stock     William F. Roemer                            469,222         *               2,201              471,423
Common Stock     Michael A. Schuler                             8,800         *                 217                9,017
Common Stock     Robert G. Siefers                             56,186         *               1,886               58,072
Common Stock     Stephen A. Stitle                             39,671         *               1,067               40,738
Common Stock     Morry Weiss                                    6,800         *               1,273                8,073
Common Stock     Directors and Executive Officers of        5,169,055          2.4%
                   National City as a Group

* The percent of National City Common beneficially owned is less than 1%.

(1) Mr. Frenzel shares voting and investment powers as to 153,650 shares of National City Common.

(2) Mr. Robertson is the beneficial owner of 150,038 shares of National City Common and holds options that are currently exercisable to acquire an additional 314,812 shares of National City Common.

     The following table sets forth the beneficial security ownership of all shareholders known to National City to be the beneficial owner of more than five percent of National City Common.

--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                            (2)                    (3)
                           NAME                  AMOUNT
     (1)                AND ADDRESS           AND NATURE OF       (4)
  TITLE OF             OF BENEFICIAL           BENEFICIAL       PERCENT
    CLASS                  OWNER              OWNERSHIP(1)      OF CLASS
------------------------------------------------------------------------
Common Stock     National City Corporation      32,059,828        15.2%
                 1900 East Ninth Street
                 Cleveland, OH 44114-3484

---------------

(1) No listed beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

                       REMUNERATION OF EXECUTIVE OFFICERS
               AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL CITY

EXECUTIVE COMPENSATION

     (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1997 by (i) David A. Daberko, the chief executive officer, and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                ------------------------------------------
                              -------------------------------------------              AWARDS                 PAYOUTS
                                                                             --------------------------     -----------
                                                                             RESTRICTED      SECURITIES                       ALL
                                                                  OTHER         STOCK        UNDERLYING                      OTHER
     NAME AND PRINCIPAL                              BONUS        ANNUAL      AWARD(S)        OPTIONS/         LTIP          COMP
          POSITION            YEAR     SALARY($)     ($)(1)      COMP($)       ($)(2)         SARS(#)       PAYOUTS($)      ($)(3)
-----------------------------------------------------------------------------------------------------------------------------------
D. A. Daberko                  1997    $698,677     $371,250        $0        $  715,952       198,088       $ 289,792      $86,297
Chairman of the Board          1996    $598,000     $368,348        $0        $  783,203       382,607       $ 325,207      $74,776
and Chief Executive Officer    1995    $499,375     $300,400        $0        $   55,269        75,000       $ 260,910      $66,678
V. A. DiGirolamo               1997    $437,500     $360,000        $0        $  588,463       119,267       $ 108,100      $52,265
Vice Chairman                  1996    $366,667     $308,750        $0        $  406,119       156,859       $ 125,627      $40,704
                               1995    $276,833     $168,350        $0        $   76,181        30,000       $ 107,893      $34,748
R. G. Siefers                  1997    $283,333     $462,500        $0        $  124,925        93,678       $  75,667      $32,046
Vice Chairman                  1996    $246,667     $383,750        $0        $  343,294       149,410       $  95,433      $29,883
                               1995    $226,667     $122,820        $0        $   19,875        17,500       $  88,667      $22,305
W. E. MacDonald III            1997    $310,000     $ 85,050        $0        $  283,646        40,268       $  83,917      $34,900
Executive Vice President       1996    $282,500     $ 89,775        $0        $  267,006       136,669       $ 105,817      $32,530
                               1995    $246,667     $144,720        $0        $   26,500        20,000       $  95,317      $28,093
J. L. Gorney                   1997    $275,000     $201,000        $0        $   39,450        46,135       $  74,167      $30,401
Executive Vice President       1996    $245,833     $168,750        $0        $   65,069       104,386       $  92,750      $28,215
                               1995    $220,833     $125,000        $0        $   14,906        16,000       $  52,920      $23,119
-----------------------------------------------------------------------------------------------------------------------------------

(1) The National City Corporation Short Term Incentive Plan for Senior Officers and the National City Corporation Annual Corporate Performance Plan awards include both cash and deferred awards. Based on the National City objectives and their weights, the payout under the Annual Corporate Performance Plan for 1997 was 100% of the target.

(2) Restricted Stock was granted to offset projected Supplemental Executive Retirement Plan benefits. In addition, D. A. Daberko and W.E. MacDonald III elected to receive a portion of their Short-Term Incentive Compensation Plan award in the form of Restricted Stock. The value of the Restricted Stock granted to D.A. Daberko as payment of his Short-Term Incentive Compensation Plan Award $436,514. The value of the Restricted Stock granted to W.E. MacDonald III as payment of his Short-Term Incentive Compensation Plan Award was $162,008. D.A. Daberko has, in the aggregate 39,892 shares of Restricted Stock having a total value as of 12/31/97 of $2,622,911. V.A. DiGirolamo has, in the aggregate 28,250 shares of Restricted Stock having a total value as of 12/31/97 of $1,857,438. R.G. Siefers has, in the aggregate 12,150 shares of Restricted Stock having a total value as of 12/31/97 of $798,863. W.E. MacDonald III has, in the aggregate 13,115 shares of Restricted Stock having a total value as of 12/31/97 of $862,298. J.L. Gorney has, in the aggregate 3,200 shares of Restricted Stock having a total value as of 12/31/97 of $210,400. The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders.

(3) All Other Compensation includes the Executive Saving Plan and the Savings and Investment Plan matching and profit-sharing components together with premiums paid by National City in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1997, each of the named executive officers were credited with the following matching and profit-sharing amount under the Savings and Investment Plan: D.A. Daberko, $10,058; V.A. DiGirolamo $9,738; R.G. Siefers,

    $9,826; W.E. MacDonald III, $9,878; J.L. Gorney, $9,826. The named executive officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1997: D.A. Daberko, $48,656; V.A. DiGirolamo $26,804; R.G. Siefers, $14,207; W.E. MacDonald III, $16,922; J.L. Gorney, $13,757. All other compensation also includes the following amounts equal to the full dollar value of the remainder of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1997, respectively, as applicable: D.A. Daberko, $27,584; V.A. DiGirolamo $15,723; R.G. Siefers, $8,013; W.E. MacDonald III, $8,100; J.L. Gorney, $6,818. The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National City upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.
--------------------------------------------------------------------------------

     (b) OPTIONS. The following table provides information on option grants in fiscal year 1997 to the Named Executive Officers.
--------------------------------------------------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                    -----------------------------------------------------------
                                     NUMBER OF        % OF TOTAL
                                     SECURITIES      OPTIONS/SARS       EXERCISE
                                     UNDERLYING       GRANTED TO           OR                       GRANT DATE
                                    OPTIONS/SARS     EMPLOYEES IN      BASE PRICE    EXPIRATION    PRESENT VALUE
               NAME                 GRANTED (#)     FISCAL YEAR (4)      ($/SH)         DATE          ($) (5)
----------------------------------------------------------------------------------------------------------------
D.A. Daberko......................      18,123(1)        0.58%          $ 55.750      06/24/02      $   163,832
                                        24,564(1)        0.78%          $ 55.750      06/23/03      $   222,059
                                        30,401(1)        0.97%          $ 55.750      07/06/04      $   274,825
                                       125,000(3)        0.06%          $ 57.375      07/28/07      $ 1,163,750
V.A. DiGirolamo...................       9,706(1)        0.31%          $ 50.125      06/24/02      $    78,910
                                         8,987(1)        0.29%          $ 50.125      06/23/03      $    73,064
                                        70,000(3)        2.23%          $ 57.375      07/28/07      $   651,700
                                           690(1)        0.02%          $ 59.562      06/23/03      $     6,665
                                        11,728(1)        0.37%          $ 59.562      07/06/04      $   113,292
                                        12,507(1)        0.40%          $ 59.562      06/14/05      $   120,818
                                         5,649(1)        0.18%          $ 59.562      09/14/05      $    54,569
R.G. Siefers......................       8,678(1)        0.28%          $ 57.062      06/14/05      $    80,272
                                        60,000(3)        1.92%          $ 57.375      07/28/07      $   558,600
                                        25,000(2)        0.80%          $ 56.125      10/27/07      $   252,500
W.E. MacDonald III................       5,915(1)        0.19%          $ 53.125      07/06/04      $    50,987
                                         9,353(1)        0.30%          $ 53.125      06/14/05      $    80,623
                                        25,000(3)        0.80%          $ 57.375      07/28/07      $   232,750
J.L. Gorney.......................       3,033(1)        0.10%          $ 49.625      06/23/03      $    24,416
                                         4,051(1)        0.13%          $ 49.625      07/06/04      $    32,611
                                        25,000(3)        0.80%          $ 57.375      07/28/07      $   232,750
                                         4,657(1)        0.15%          $ 60.937      07/06/04      $    46,011
                                         6,318(1)        0.20%          $ 60.937      06/14/05      $    62,422
                                         3,076(1)        0.09%          $ 65.000      06/14/05      $    32,421

--------------------------------------------------------------------------------

(1) Options are Additional Options as defined in the Amended and Restated National City Corporation 1993 Stock Option Plan ("Additional Options"). Additional Options are granted at the market price of National City Common on the date of grant and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(2) Options are non-qualified stock options. One-third of the options become exercisable annually beginning two years from the date of grant and all have a contractual term of 10 years. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(3) One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. For incentive stock options a further restriction is placed on the exercise of options such that the maximum number of shares of National City Common which become initially available for purchase under all post-1986 incentive stock option grants from National City in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(4) National City granted options representing 3,132,668 shares to employees during 1997.

(5) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .194, (ii) an expected dividend yield of 3.50%, (iii) the risk-free interest rate at the date of grant based upon a term equal to the expected life of the option (from 5.70% to 5.72%), (iv) an expected option life equal to the anticipated period of time from date of grant to exercise (from 3.9 years to 5.0 years), and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.
--------------------------------------------------------------------------------

     The following table sets forth the stock options exercised by each of the Named Executive Officers during the calendar year 1997 and the December 31, 1997 value of all unexercised options held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                               NUMBER OF
                                                              SECURITIES          VALUE OF
                                                              UNDERLYING         UNEXERCISED
                                                              UNEXERCISED       IN-THE-MONEY
                                                             OPTIONS/SARS       OPTIONS/SARS
                                                              AT 12/31/97      AT 12/31/97(2)
                            SHARES                           -------------     ---------------
                          ACQUIRED ON         VALUE          EXERCISABLE/       EXERCISABLE/
         NAME             EXERCISE(#)     REALIZED($)(1)     UNEXERCISABLE      UNEXERCISABLE
----------------------------------------------------------------------------------------------
D.A. Daberko..........      114,168         $  3,407,180        148,421          $ 4,810,656
                                                                498,088          $11,077,755
V.A. DiGirolamo.......       84,448         $  2,683,215         48,736          $ 1,465,888
                                                                250,574          $ 5,425,426
R.G. Siefers..........       44,893         $  1,087,324              0          $         0
                                                                218,678          $ 4,693,515
W.E. MacDonald III....       24,801         $    713,176         79,681          $ 2,527,573
                                                                125,000          $ 3,309,375
J.L. Gorney...........       35,450         $  1,131,517         35,772          $ 1,290,155
                                                                139,051          $ 3,364,499

--------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2) The "Value of Unexercised In-The-Money Options/ SARs at 12/31/97" is equal to the difference between the option/SAR exercise price and National City Common's closing price on December 31, 1997 of $65.750.
--------------------------------------------------------------------------------

     The following table provides information on the awards of long term incentive plan participation during the year 1997.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                   PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER
                             NUMBER OF              OR OTHER             NON-STOCK PRICE-BASED PLANS(3)
                           SHARES, UNITS          PERIOD UNTIL         -----------------------------------
                              OR OTHER            MATURATION OR        THRESHOLD      TARGET      MAXIMUM
         NAME               RIGHTS(#)(1)            PAYOUT(2)             ($)          ($)          ($)
----------------------------------------------------------------------------------------------------------
D.A. Daberko..........          N/A             December 31, 2000      $ 231,268     $385,446     $770,892
V.A. DiGirolamo.......          N/A             December 31, 2000      $ 115,854     $193,091     $386,181
R.G. Siefers..........          N/A             December 31, 2000      $  75,029     $125,049     $250,098
W.E. MacDonald III....          N/A             December 31, 2000      $  61,568     $102,614     $205,228
J.L. Gorney...........          N/A             December 31, 2000      $  54,617     $ 91,028     $182,057

--------------------------------------------------------------------------------

(1) The National City Long-Term Incentive Plan for Senior Officers ("LTIP") grants cash awards based on a percentage of the individual's base pay. No shares or other rights are granted.

(2) The LTIP is based on a three year cycle starting 1/1/98 and ending 12/31/00. Messrs. Daberko, DiGirolamo, Siefers, MacDonald III, and Gorney were each awarded the opportunity to participate in the next three year cycle. Payouts occur only at the end of the cycle.

(3) The payout is based on National City's total return to its stockholders over a three-year period as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant.
--------------------------------------------------------------------------------

     The value of benefits paid or furnished by National City in 1997 to executive officers, other than those included in the preceding table are less than the amounts required to be disclosed pursuant to the Exchange Act.

               REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

     National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the SEC proxy rules on executive compensation.

     The information provided is intended to enable stockholders to fully understand the performance-based compensation programs for executives. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Corporate Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

COMPENSATION PHILOSOPHY

     National City is committed to aligning compensation strategies with overall business objectives. The performance of National City's employees is key in delivering the types of products and services that will enable National City to be the premier diversified financial services company in the Midwest.

     National City's compensation philosophy is built on four integral components that form the basis of National City's FOCUS ON PERFORMANCE programs:

     - Implement strategies that differentiate and focus on employee performance.

     - Tailor compensation programs to reflect unit and organizational priorities.

     - Compensate employees based on their contributions to the achievement of National City's goals and objectives.

     - Provide and support opportunities for equity ownership.

     National City will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National City's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions. National City's FOCUS ON PERFORMANCE programs are the foundation of achieving individual goals and National City's financial objectives.

EXECUTIVE COMPENSATION PRINCIPLES

     National City's compensation programs are designed to encourage and reward performance. The executive compensation package is competitive and comparable to the levels of compensation offered by National City's peer group companies. Because building the bottom line is critical to National City's success, compensation is focused on performance that generates revenue -- directly through the business line and through increased efficiency as a result of staff unit contributions. The attainment of National City's goals and objectives contribute to the maximization of stockholder value and create enhanced compensation opportunities for participating executives.

     National City's executive compensation programs place a significant portion of an executive's compensation at risk based upon performance. Rewards are based on the attainment of both long-term and short-term strategic objectives. Cash-based and equity-based instruments are used to provide alignment between executive rewards and the achievement of individual, unit, and corporate objectives.

     National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the written compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives.

National City's compensation plans are currently structured to minimize the non-exempted compensation that exceeds the limitation for deduction by National City established by Section 162(m). In the event that the limitation is exceeded, the Compensation and Organization Committee determines whether the compensation in excess of the limitation will be paid in cash or deferred until a later time.

COMMITMENT TO EMPLOYEE EQUITY OWNERSHIP

     National City is committed to ensuring that stockholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance. This focus is demonstrated by the implementation of stock ownership guidelines. In addition, several programs are in place to provide more opportunities for executives to increase their level of equity interests. For example, executives can receive part of their short-term bonus in the form of restricted stock and the use of Additional Options encourages employees to exercise their stock options earlier than they would have otherwise and hold the shares arising from the exercise.

STOCK OWNERSHIP GUIDELINES

     In 1996, National City adopted stock ownership guidelines for its executives. Equity ownership is a vital component of National City's total compensation strategy, which is based on corporate performance and stockholder interests. Ownership guidelines were determined based on a multiple of the base salary mid range and converted to a fixed number of shares. Guidelines for the chief executive officer and president were determined by market median compensation data. The guidelines are applicable to all executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and certain other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 55 executives.

              STOCK OWNERSHIP GUIDELINES FOR THE NAMED EXECUTIVES

David A. Daberko                                  5.5 X Market Median Salary        59,459 Shares
Vincent A. DiGirolamo                             3.5 X Multiple of Mid Range       37,838 Shares
Robert G. Siefers                                 3.5 X Multiple of Mid Range       26,014 Shares
William E. MacDonald III                          3.5 X Multiple of Mid Range       26,014 Shares
Jon L. Gorney                                     3.5 X Multiple of Mid Range       26,014 Shares

     The executives have until 1999 to meet the stock ownership guidelines. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in phantom National City Common and 401(k) funds invested in the National City Corporation Common Stock Fund.

     In addition to the stock ownership guidelines for employees, National City has adopted stock ownership guidelines for its Board of Directors. Increased equity ownership for directors strengthens the linkage to long-term stockholder interests. The Board established stock ownership guidelines in 1996. The guidelines recommend that each director beneficially own 6,000 shares of National City Common. Both direct and indirect National City equity ownership will be considered as owned shares for the purpose of the guideline. Direct ownership includes National City Common and Restricted Stock. Indirect ownership includes deferred compensation invested in the form of phantom National City Common.

EQUITY-BASED REWARDS

     Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with stockholder interests. Each organizational unit is allocated a pool of options for distribution based on unit performance. Stock options are awarded to employees based on their contribution to the performance of the unit. Broad guidelines are used to award the stock options, with above target awards linked to above average unit and individual performance and long-term potential.

     The National City Corporation Amended and Restated 1993 Stock Option Plan provides for a one time additional stock option grant (an "Additional Option") when the employee has used previously owned National City Common to pay the exercise price of an original option grant (a swap transaction). The Additional Option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination date of the option that originally had the Additional Option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is NOT provided upon exercise of an Additional Option. This program was implemented when the stock ownership guidelines were established and supports National City's focus on increased equity ownership.

CASH-BASED REWARDS

     National City believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three year plan cycles. Performance is assessed in terms of achievement of internal business goals as well as financial achievements compared to those of the peer group. Above target cash compensation can only be attained by achieving an above average ranking against National City's peer group and the attainment of the aggressive business goals.

     National City establishes a salary range for each executive officer that is determined by an evaluation of job criteria. This internally driven process is then validated by market comparisons at peer group companies. National City's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above average performance. Executive salaries can vary within National City's range structure based on performance, experience, and long-term potential.

     THE NATIONAL CITY CORPORATION ANNUAL CORPORATE PERFORMANCE INCENTIVE PLAN, as amended January 1, 1996, rewards performance relative to a peer group comprised of approximately 16 super-regional banks based on four factors: growth in earnings per share (33% weight), return on assets (17%) , overhead ratio (17%), and return on equity (33%). Awards are paid based on National City's performance over the year as well as the employee's individual award category. Awards under this plan are a percentage of base pay and can range from 0% to 76.5% for the chief executive officer, 0% to 60% for a vice chairman and 0% to 42% for other executive officers of National City or its major subsidiaries. For 1997 National City ranked eighth out of the banks in the peer group. The award payment for 1997 was equal to the target award.

     THE NATIONAL CITY CORPORATION SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS allows for rewards to be based on bottom-line performance of the line or staff unit and the achievement of individual performance goals. Award pools are funded based on unit performance. Individual awards are distributed within each unit based on the funding level of the pool and the individual's contributions toward the unit's performance. Awards under this plan are a percent of base pay and can range from 0% to 53.5% for the chief executive officer, 0% to 50% for a vice chairman and 0% to 48% for other executive officers of National City or its major subsidiaries.

     THE NATIONAL CITY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to stockholders by linking the compensation of key executives to the overall profitability and success of National City. Awards are based on National City's ranking relative to a peer group comprised of approximately 16 super-regional banks. The ranking is determined by the increase in total stockholder return over a three year plan cycle. Awards are paid at the completion of each plan cycle. Awards under this plan can range from 0% to 100% for the chief executive officer, 0% to 80% for a vice chairman, and 0% to 60% for any executive officer of National City or its major subsidiaries. The incentive award is computed based on the executive's average annual salary during each plan cycle. National City ranked eighth in the peer group total return to stockholders for the 1995-1997 plan cycle. The payout was equal to the target, 50% of the maximum award.

PEER GROUP BANKS

     The peer group companies are selected by the Compensation and Organization Committee. They are all included in the KBW 50 Total Return Index ("KBW 50") used in the performance chart on page 64 and, as a group, have outperformed the KBW 50 over time. National City believes it is important that the peer group it compares itself to consists of the better performing banks.

SUMMARY

     National City's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National City. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of National City's business goals and performance relative to peer group performance are used as measurement criteria. National City will continue to build on programs that tie total compensation to National City's success.

                 THE COMPENSATION AND ORGANIZATION COMMITTEE'S
                           REVIEW OF CEO COMPENSATION

     National City's executive compensation program is based on corporate and individual performance and places a significant portion of an executive's compensation at risk if pre-established goals are not attained. In addition, the program rewards long-term strategic management by using compensation vehicles which promote equity ownership and emphasize attention to stockholder value.

     Mr. Daberko served as president and chief operating officer of National City from 1993 until July of 1995, when he was named chief executive officer. Mr. Daberko has been an employee of National City for 29 years. In 1997, Mr. Daberko's total cash compensation was $1,709,719.

     During 1997, Mr. Daberko's salary was adjusted to be reflective of his performance and the relationship of his earning opportunities to that of other CEO's at peer companies. His base salary at the end of 1997 was $750,000 .

     Long-Term Plan awards are based solely on the change in total stockholder return as compared to the change in total stockholder return of a selected peer group of financial institutions for a three year period. Based on National City's relative performance during the 1995-1997 time period, Mr. Daberko's award in 1997 was $289,792.

     Mr. Daberko's Short-Term Plan goals for 1997 were based on financial performance measurements and several other key strategic initiatives designed to ensure the long-term viability of National City. These goals related to earnings, credit quality, leading the emphasis on a sales and service culture, ensuring the strong future leadership of the Corporation, and many other key strategic issues. Mr. Daberko has elected to receive his bonus in the form of restricted stock (6,639 shares), further linking his interests to the performance of National City.

     The Annual Corporate Performance Plan awards are determined by comparing National City's relative performance against a selected peer group of financial institutions based on pre-selected key financial indices. Mr. Daberko's Annual Corporate Performance Plan award was $371,250.

     Stock options are another key element of total compensation. Equity-based compensation produces a long-term link between the results achieved for stockholders and the rewards provided to key executive officers. Each year, the Committee reviews competitive peer group data and individual performance to determine the level of equity-based awards to be granted to key executives. National City places significant value and importance on stock ownership by senior management. Based on Mr. Daberko's performance, he received an option in 1997 to purchase 125,000 shares of National City Common with an exercise price of $57.375 per share (the market value of National City Common on the day of the grant). The option award was competitive with option awards made to chief executive officers of the peer group companies. The Committee does not consider the number of options held by Mr. Daberko in making this award, except for assuring the Option Plan's limits are not exceeded. In addition, Mr. Daberko received Additional Option stock options during 1997 by surrendering previously-owned shares of National City Common to exercise stock options with the Additional Options feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original option.

     National City uses Restricted Stock to offset projected benefits under the Supplemental Executive Retirement Plan in which Mr. Daberko participates. In 1997, Mr. Daberko received 4,250 shares of Restricted Stock for this purpose.

     During 1997, National City's fully diluted net income per common share was $3.66, up from $3.27 in 1997. The share price of National City Common rose to $65.75 from $44.875 and dividends were increased to $1.67 per share from $1.47. In addition, National City announced the purchase of First of America Bank Corporation, scheduled to close in 1998. The performance-based reward programs in which Mr. Daberko participates are designed to provide levels of equity-based and cash-based rewards that are aligned with the performance of National City. Mr. Daberko's compensation and the performance of National City during 1997 have demonstrated the existence of this alignment.

COMPENSATION AND ORGANIZATION COMMITTEE

John G. Breen, Chairman
James S. Broadhurst
Duane E. Collins
Daniel E. Evans
Joseph H. Lemieux

                         STOCKHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the five year cumulative total return of National City Common, assuming reinvestment of dividends, with that of the S&P 500 and the KBW 50. The KBW 50 is a market-capitalization-weighted bank stock index developed and published by KBW, a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation's most important banking companies and is meant to be representative of the performance of the nation's large banks.

                              5 YEAR TOTAL RETURN
                                 12/92 - 12/97
                      NATIONAL CITY VS. KBW 50 AND S&P 500

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            NATIONAL CITY          S&P 500             KBW 50
1992                                             100.0               100.0               100.0
1993                                             102.9               110.0               105.5
1994                                             113.6               111.4               100.0
1995                                             152.2               153.1               160.4
1996                                             214.5               188.2               226.9
1997                                             324.4               251.0               331.7

     The following table sets forth the beneficial security ownership of (a) each director, (b) the chief executive officer and the four other most highly compensated executive officers of FWNC and (c) all directors and executive officers of FWNC as a group, as of December 31, 1997 (including shares that such individuals could have acquired by the exercise of options within 60 days):

--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

  TITLE OF                                                         AMOUNT OF SHARES        PERCENT OF
    CLASS                  NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED         CLASS
-----------------------------------------------------------------------------------------------------
Common Stock   Walter S. Ainsworth                                         5,122(3)           .027
Common Stock   Willis E. Alt, Jr.                                         34,809(4)(5)        .187
Common Stock   Michael C. Haggarty                                        73,125(4)(6)        .339
Common Stock   M. James Johnston                                          70,544(4)(7)        .376
Common Stock   Jackson R. Lehman                                          62,358(4)(8)        .332
Common Stock   Mark P. Shambaugh                                             400              .002
Common Stock   Jeff H. Towles, M.D.                                        1,058              .006
Common Stock   Andrew F. Brooks                                            6,377              .034
Common Stock   Richard B. Doner                                            4,063(9)           .022
Common Stock   Jon F. Fuller                                               5,786(10)          .031
Common Stock   George B. Huber                                               875              .005
Common Stock   Joanne B. Lantz                                             2,425              .013
Common Stock   Julie I. Walda                                             37,929(11)          .202
Common Stock   Don A. Wolf                                                17,517(12)          .093
Common Stock   Robert A. Anker                                               810              .004
Common Stock   Thomas C. Griffith                                          4,971              .026
Common Stock   Michael J. McClelland                                       9,257(13)          .049
Common Stock   Patrick G. Michaels                                        15,593(15)          .083
Common Stock   Patricia R. Miller                                          1,767              .009
Common Stock   Dennis J. Schwartz                                      1,768,967(16)         9,430
Common Stock   Thomas M. Shoaff                                          134,083(17)          .715
Common Stock   Director and Executive Officer of FWNC as a Group       2,432,679

---------------

(1) All Executive Officers and Directors as a group (31 persons, including those named above) owned beneficially on February 13, 1998, an aggregate of 2,432,679 shares of the FWNC's Common, which represented 12.968% of total shares then outstanding, including stock options currently exercisable, and stock options exercisable within 60 days. These shares include: 42,921 shares beneficially owned by Stephen R. Gillig, one of the named executive officers in the Summary Compensation Table which represented .229% of total shares then outstanding and includes currently exercisable stock options, and stock options exercisable within 60 days, to purchase 26,997 shares; and 30,102 shares beneficially owned by Michael J. Eikenberry, one of the named executive officers in the Summary Compensation Table which represented .161% of total shares then outstanding, and includes 10,116 shares held in a trust as to which shares Mr. Eikenberry has voting and investment power, and currently exercisable stock options, and stock options exercisable within 60 days, to purchase 12,749 shares; and 35,003 shares beneficially owned by Karen M. Kasper one of the named executive officers in the summary table which represents .187% of total shares then outstanding, and currently exercisable stock options, and stock options exercisable within 60 days, to purchase 23,943 shares.

(2) Notwithstanding disclaimers of beneficial ownership by the person named, the beneficial interest of spouses and children who share the same home as the person named are included in the above schedule, but shares in which other relatives have a beneficial interest are excluded.

     The following table sets forth the beneficial security ownership of all shareholders known to FWNC to be the beneficial owner of more than five percent of FWNC Common.
--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                            (2)                     (3)
                            NAME                  AMOUNT
     (1)                AND ADDRESS            AND NATURE OF       (4)
  TITLE OF             OF BENEFICIAL            BENEFICIAL       PERCENT
    CLASS                  OWNER               OWNERSHIP(1)      OF CLASS
-------------------------------------------------------------------------
Common Stock     Fort Wayne National Bank         2,250,339(2)     11.0
                 110 West Berry Street
                 Fort Wayne, Indiana 46802
Common Stock     Mardot, LP                       1,767,092         9.4
                 P.O. Box 328
                 South Bend, Indiana 46624

---------------

(1) Fort Wayne National Bank is a wholly-owned bank subsidiary of FWNC.

(2) Fort Wayne National Bank holds these shares in a fiduciary capacity under numerous trust relationships. None of these trusts is the beneficial owner of 5% or more of the Common Stock of FWNC as of January 20, 1998. Fort Wayne National Bank has sole or shared voting power and sole or shared investment decision over these shares, but disclaims any beneficial interest in all shares held in this capacity. Fort Wayne National Bank also holds shares in a non-discretionary capacity and disclaims any beneficial interest in all shares held in this capacity.

(3) Mardot, LP is a partnership of which Dennis J. Schwartz, a Director of FWNC, is a general partner. Of the shares presented, 530,794 shares are currently in the form of a derivative security, which shares are convertible into Common Stock of FWNC at the discretion of the Shareholder. As of January 20, 1998, the derivative shares had not been converted into Common Stock of FWNC, therefore, those shares cannot be voted.

GRANTOR TRUST

     A trust has been established to hold assets in the case of a change in control for the payment of benefits for unfunded deferred compensation for executives under the Short-Term Plan, the Long-Term Plan, the Supplemental Plan, the Executive Plan, and the split dollar life insurance agreements.

     The tabulation below shows total estimated annual retirement benefits payable to employees under the Retirement Plan (without regard to any provision contained in the Retirement Plan pursuant to the Code or other applicable law limiting the annual amount payable under the Retirement Plan) and under the Supplemental Plan.

                               PENSION PLAN TABLE

                                                        YEARS OF BENEFIT SERVICE
   AVERAGE BASE     -------------------------------------------------------------------------------------------------
   COMPENSATION       10 YEARS         15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
   ------------     ------------     ------------     ------------     ------------     ------------     ------------
    $   25,000        $    3,125       $    4,687       $    6,250       $    7,812       $    9,375       $   10,937
        50,000             7,373           11,060           14,747           18,434           22,120           25,807
       100,000            16,124           24,185           32,248           40,310           48,371           56,433
       200,000            33,623           50,435           67,247           84,059          100,870          117,682
       400,000            68,624          102,936          137,248          171,560          205,871          240,183
       600,000           103,624          155,436          207,248          259,059          310,873          362,685
       800,000           138,623          207,935          277,247          346,559          415,870          485,182
     1,000,000           173,624          260,436          347,248          434,060          520,871          607,683
     1,200,000           208,624          312,936          417,248          521,561          625,873          730,185

---------------

Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Executive Retirement Plan. The Social Security Taxable Wage Base (as defined in the Retirement Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year. For example, the 1998 Social Security Taxable Wage Base and the $160,000 annual compensation limit for 1998 will not be applied until the Plan Year beginning October 1, 1998 and ending September 30, 1999. "Plan Year" under and as defined in the Retirement Plan is the 12 month period of time from the first day of October to the last day of September, annually.

     Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under both the Retirement Plan and the Supplemental Plan for the four executive officers and the CEO named in the Summary Compensation Table would be: David A. Daberko, 35 years; Vincent A. DiGirolamo, 35 years; Robert G. Siefers, 35 years, William E. MacDonald III, 35 years and Jon L. Gorney, 35 years.

TRANSACTIONS WITH MANAGEMENT

     Certain of National City's directors and executive officers and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 1997. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments and sales of commercial paper involving executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or other unfavorable features.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of National City or FWNC.

     As bank holding companies, National City and FWNC are subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the FRB. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 amended Section 3(d) of the BHCA by authorizing the FRB to approve on or after September 29, 1995 the acquisition by a bank holding company of more than 5% of any class of the voting shares of, or substantially all the assets of, any bank (or its holding company) located outside of the state in which the operations of such acquiring bank holding company's banking subsidiaries are principally conducted on the date such company became a bank holding company, regardless of whether the acquisition would be prohibited by state law. However the amendment to Section 3(d) of the BHCA provides that the FRB may only approve the acquisition applications of bank holding companies that are "adequately capitalized" and "adequately managed". In addition, the FRB may not approve an out of state bank holding company's application to acquire a bank (or its holding company) in another state that has not existed for a minimum period of time, if any, required by the "host state". In no event shall the "host state's" law require that a bank have existed more than five years. Also the FRB may not approve a bank holding company's application, if the applicant, including its insured depository affiliates, controls or would control, more than ten (10) percent of the total amount of deposits of insured depository institutions in the United States. Furthermore, amended Section 3(d) prohibits the FRB's approval of an acquisition if the applicant, including all insured depository affiliates, would control 30 percent or more of the deposits of all insured depository institutions in an affected State. In determining whether to approve an application, the FRB is required to comply with its responsibilities under Section 804 of the Community Reinvestment Act of 1977, and consider the applicants compliance with state community reinvestment laws.

PAYMENT OF DIVIDENDS

     Each of National City and FWNC is a legal entity separate and distinct from its banking and other subsidiaries. Most of National City's and FWNC's revenues result from dividends paid to them by their respective bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as to the payment of dividends by National City and FWNC to their stockholders and shareholders, respectively.

     Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the FRB or the Comptroller of the Currency (the "Comptroller"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (a) such bank's net profits (as defined and interpreted by regulation) for that year plus (b) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation).

     In 1997, National City's subsidiary banks, without obtaining governmental approvals, could declare aggregate dividends of approximately $1,116.2 million from retained net profits. During 1997, National City's subsidiary banks declared $422.0 million in dividends. As of January 1, 1998, the subsidiary banks could initiate dividend payments, without prior regulatory approval, of $471.1 million.

     In 1997, FWNC's subsidiary banks, without obtaining governmental approvals, could declare aggregate dividends of approximately $59.6 million from retained net profits. During 1997, FWNC's subsidiary banks declared $29.4 million in dividends. As of January 1, 1998, the subsidiary banks could initiate dividend payments, without prior regulatory approval, of $15.9 million.

     The payments of dividends by National City and FWNC and their respective bank subsidiaries are also affected by various regulatory requirements and policies, such as the requirements to maintain adequate capital. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), that authority may require, after notice and hearing, that such bank cease and desist from that practice. The FRB and the Comptroller have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The FRB, the Comptroller and the Federal Deposit Insurance Corporation (the "FDIC") have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY BANK HOLDING COMPANIES WITH THEIR AFFILIATES

     There are also various legal restrictions on the extent to which National City, FWNC and most of their respective nondepository subsidiaries can borrow or otherwise obtain credit from, or engage in certain other transactions ("covered transactions") with, their depository institution subsidiaries. Such borrowings and other transactions by an insured depository institution with its nondepository affiliates are limited to the following amounts: (a) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and (b) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, such extensions of credit must be collateralized in prescribed amounts. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL

     National City and FWNC are each subject to capital adequacy guidelines of the FRB. Under the FRB's capital guidelines, a holding company's capital is divided into two tiers, Tier 1 and Tier 2. The respective components of Tier 1 and Tier 2 capital are described in materials incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The minimum guideline for the ratio of Total Capital (Tier 1 plus Tier 2 capital) to risk-adjusted assets is 8%, of which half (4%) must be Tier 1 capital. In addition the FRB requires a leverage ratio (Tier 1 capital to average total consolidated assets) of at least 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating. To be considered well capitalized, the Tier 1 capital ratio, the Total Capital ratio and the leverage ratio must be at least 6%, 10%, and 5%, respectively.

     The following table sets forth the ratio of Tier 1 capital to risk-adjusted assets, Total Capital to risk-adjusted assets and Tier 1 capital to average total consolidated assets for National City and FOA individually, National City and FOA on a pro forma combined basis, FWNC individually, and National City, FOA and FWNC on a pro forma combined basis as of December 31, 1997 (in each case calculated pursuant to the current risk-based capital guidelines).

                                         NATIONAL                 PRO FORMA                 PRO FORMA
                                           CITY         FOA       COMBINED       FWNC       COMBINED
                                         --------      -----      ---------      -----      ---------
Tier 1 risk-based capital..............     8.12%      11.33%        8.57%       12.09%        8.77%
Total risk-based capital...............    12.65       14.74        12.79        13.34        12.89
Leverage...............................     7.01        8.74         7.18        7.98          7.28

     Each of National City's, FOA's and FWNC's subsidiary banks is subject to similar capital requirements established by the subsidiary's primary federal regulator. At December 31, 1997, all of National City's, FOA's and FWNC's subsidiary banks were considered well-capitalized.

     Effective January 17, 1995, the FRB and the other federal banking agencies amended the risk-based capital standards to consider risk from concentrations of credit and the risks of nontraditional activities, as well as an institution's ability to manage these risks, as important factors in determining the adequacy of an institution's capital. Institutions with higher than desired levels of risk will be expected to maintain a higher capital ratio or minimum levels of capital. The federal banking agencies also issued an amendment to the capital standards, effective September 1, 1995, which requires the banking agencies to consider an institution's exposure to interest rate risk when assessing the adequacy of capital. This amendment does not codify a measurement framework for assessing the level of interest rate exposure. It is anticipated that at some future date the federal banking agencies will establish an explicit capital charge for interest rate risk that will be based upon an institution's measured interest rate risk exposure.

     Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies including the possible termination of deposit insurance by the FDIC and seizure of the institution.

HOLDING COMPANY SUPPORT OF SUBSIDIARY BANKS

     Under FRB policy, each of National City and FWNC is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such FRB policy, National City or FWNC would not otherwise be required to provide it. In addition, any capital loans by National City or FWNC to a subsidiary bank would be subordinate in right of payment to deposits and to certain other indebtedness of such bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would apply to guarantees of capital restoration plans under the Federal Deposit Insurance Corporation Improvement Act of 1991.

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

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution in danger of default.

FDIC INSURANCE ASSESSMENTS

     National City's and FWNC's subsidiary banks are subject to FDIC deposit insurance assessments. Currently, FDIC premiums are such that the highest rated institutions are paying an annual premium of $0.01256 per $100.00 of eligible bank insurance fund deposits subject to a statutory annual minimum of $2,000.00.

                   DESCRIPTION OF NATIONAL CITY CAPITAL STOCK

COMMON STOCK

     General. National City has 700,000,000 authorized shares of National City Common, of which 211,097,837 shares were issued and outstanding on December 31, 1997, and an additional 16,836,539 shares were reserved for issuance in connection with National City's stock option plans (options to purchase 13,747,432 of such shares have been granted and are outstanding) and the National City Restricted Stock Plans (awards of 507,552 of such shares have been granted and are outstanding). The shares of National City Common to be issued in connection with the Merger will be validly issued, fully paid and nonassessable. National City Common is listed on the NYSE and trades under the symbol National City. As of December 31, 1997 there were 34,108 National City Common stockholders of record. The transfer agent, registrar and dividend disbursing agent for shares of National City Common is National City Bank.

     Dividend and Liquidation Rights. Holders of National City Common are entitled to such dividends as may be declared by Board of Directors of National City out of funds legally available therefore. In the event of liquidation, holders of National City Common will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them. The dividend and liquidation rights of National City Common are subject to the rights of any preferred stock of National City.

     Voting, Preemptive, Conversion and Redemption Rights. Holders of National City Common are entitled to one vote per share on all matters submitted to stockholders and are not entitled to cumulative voting rights in the election of directors or to preemptive rights for the purchase of additional shares of any class of National City's stock. National City Common has no conversion or redemption rights.

PREFERRED STOCK

     General. Under National City's Certificate, the Board of Directors of National City is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock, without par value, in one or more series as the Board of Directors of National City may determine, and to fix the relative powers, preferences and rights (including voting rights) of each such series of preferred stock in relation to the powers, preferences and rights of any other series of preferred stock. Voting rights, if any, may be general, special, conditional or limited. The Board of Directors of National City also has the discretion to determine the number of votes per share which each holder of a share of a series of the preferred stock will have, but in no event may any holder of any series of National City preferred stock be entitled to more than one vote per share. Additionally, the Board of Directors of National City is authorized to permit the holders of a series of preferred stock to vote separately or together with the holders of one or more other series of preferred stock on all or some matters as a separate voting group. National City may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of the National City preferred stock issued and deposited with a depositary selected by National City.

     Generally, the issuance of preferred stock by National City could (a) result in a class of securities outstanding that will have certain preferences regarding distributions in a liquidation over National City Common and might provide for certain rights (whether general, special, conditional or limited) that could dilute the voting

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

rights of National City Common and (b) result in dilution of the net income per share and net book value per share relating to National City Common. Further, the issuance of any additional shares of National City Common, pursuant to any conversion rights granted holders of any preferred stock, may also result in dilution of the voting rights, net income per share and net book value of National City Common.

     The Board of Directors of National City at a meeting duly held on January 12, 1998 did duly adopt a resolution authorizing the creation and issuance of a series of preferred stock to be known as 6% Cumulative Convertible Preferred Stock, Series 1 ("National City Preferred"). The designation of National City Preferred and the number of shares constituting such series shall be 740,000 and shall be without par value but shall have a stated value of fifty dollars per share. If the proposed Merger is consummated, each outstanding share of FWNC Preferred will be converted into the right to receive 1.0 share of National City Preferred. All powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions are contained in the Certificate of Designation in the form and substance of Appendix D.

                           DESCRIPTION OF FWNC SHARES

COMMON STOCK

     General. FWNC has 50,000,000 authorized shares of FWNC Common of which 17,098,932 shares were issued and outstanding on December 31, 1997 and an additional 2,025,000 shares were reserved for issuance in connection with FWNC's stock option plans (options to purchase 955,986 of such shares have been granted and are outstanding).

     Dividend and Liquidation Rights. The holders of FWNC Common are entitled to such dividends as may be declared by the Board of Directors of FWNC out of funds legally available for such dividends. In the event of liquidation, holders of FWNC Common will be entitled to receive pro rata any assets distributable to shareholders in respect to the number of shares held by such shareholders. The dividend and liquidation rights of FWNC Common shareholders are subject to the rights of any preferred stock of FWNC.

     Voting, Preemptive, Conversion and Redemption Rights. Holders of FWNC Common are entitled to one vote per share on all matters submitted to shareholders and are not entitled to cumulative voting rights in the election of directors or to preemptive rights for the purchase of additional shares of any class of FWNC Stock. FWNC Common has no conversion or redemption rights.

PREFERRED STOCK

     General. FWNC's Articles of Incorporation authorizes the Board of Directors to issue shares of FWNC Preferred, from time to time, in one or more series as the Board of Directors of FWNC may determine, and to fix the relative powers, preferences and rights (other than voting rights) of each such series of Preferred in relation to the powers, preferences and rights of any other series of preferred stock. The power of the Board of Directors of FWNC to issue FWNC Preferred with voting or other powers, preferences and rights may be used to impede or discourage a takeover attempt. See "DESCRIPTION OF FWNC CAPITAL
STOCK -- Preferred Stock -- General".

     FWNC has two classes of preferred stock authorized, consisting of 2,000,000 shares of Class A Preferred Stock and 2,000,000 shares of Class B Preferred Stock. As of December 31, 1997, there were no shares of Class A Preferred Stock issued and outstanding and as of December 31, 1997, there were 739,976 shares of Class B Preferred Stock issued and outstanding. The FWNC Class B Preferred Stock is a 6% cumulative convertible, nonvoting stock. Holders of FWNC Class B Preferred Stock are entitled to receive, when and as declared by the FWNC Board of Directors, cash dividends, accruing from the date of their initial issuances, at a fixed annual rate of 6% per annum, computed on the stated value of $50.00 per share. Dividends thereon are payable quarterly. In the event of liquidation, dissolution or winding-up of the affairs of FWNC, whether voluntary or involuntary, holders of the FWNC Class B Preferred Stock are entitled to receive out of the assets available for distribution an amount equal to $50.00 per share, plus accrued and unpaid dividends through the date of distribution. The merger or consolidation of FWNC with or into any other corporation, or the sale of assets of FWNC substantially as an entirety shall not be deemed a liquidation, dissolution or winding-up of the

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

affairs of FWNC. FWNC Class B Preferred Stock may be redeemed by FWNC at its option at any time, or from time to time, on or after April 1, 2002 at an agreed redemption price of $50.00 per share, plus accrued and unpaid dividends. Redemption of FWNC Class B Preferred Stock may be subject to prior approval by the Federal Reserve Bank. Holders of FWNC Class B Preferred Stock have the right, at their option, to convert their shares into 2.019386 shares of FWNC Common at any time.

           GENERAL COMPARISON OF NATIONAL CITY AND FWNC CAPITAL STOCK

GENERAL

     If the shareholders of FWNC approve the Agreement and the Merger is consummated, some shareholders of FWNC will become stockholders of National City. National City is a corporation organized under, and governed by, the DGCL, whereas FWNC is a corporation organized under, and governed by, the IBCL.

     The following is a brief summary of certain differences between the Delaware corporate laws applicable to National City and the Indiana corporate laws applicable to FWNC and of certain differences between National City's Certificate and By-Laws and FWNC's Articles of Incorporation and By-laws. The purpose of this summary is to briefly indicate the differences between holding National City Common and/or National City Preferred and FWNC Common and/or FWNC Preferred to the extent such differences are created by the state corporation laws applicable to National City and FWNC or arise because of differences between National City's Certificate and By-Laws and FWNC's Articles of Incorporation and By-laws.

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DGCL, THE IBCL, NATIONAL CITY'S CERTIFICATE AND BY-LAWS AND FWNC'S ARTICLES OF INCORPORATION AND BY-LAWS.

DIRECTORS

     National City's By-Laws provide that the number of directors of National City shall be determined by resolution of the Board of Directors, that such directors shall be elected at the annual meeting of stockholders of National City, and that each director elected shall hold office until his or her successor is duly elected and shall qualify to serve. The number of directors of National City is currently set at 15. Section 141 of the DGCL provides that any director or the entire board of directors may be removed, subject to certain exceptions, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

     FWNC's Articles provide that the number of directors of FWNC may be fixed from time to time by the By-Laws of FWNC at any number not more than thirty-one
(31) nor less than nine (9); provided, however, that (a) there shall not be more than twenty five (25) directors elected by the holders of shares of FWNC Common (the "Common Directors") and (b) subject to such rights as the holders of shares of any class of stock other than FWNC Common may have under the Articles of FWNC or applicable law (i) no reduction in the number of directors shall shorten the term of any incumbent director and reductions may be made only as the terms of incumbent directors expire and (ii) the number of Common Directors may be changed only by the favorable votes of at least one more than two-thirds (2/3) of the entire number of Common Directors (which number shall be determined as if there were no vacancy in Common Directorships even if one or more vacancies exist). In the absence of a By-Law fixing the number of directors, the number shall, subject to the provisos of the preceding sentence, be nine (9). At present, there are 21 directors of FWNC.

     Subject to such rights as the holder of shares of any class of stock other than FWNC Common may have under the Articles of FWNC or applicable law; whenever there are nine (9) or more directors of FWNC, the By-Laws of FWNC may provide that the directors be divided into three classes whose terms of office shall expire at different times, but no term shall continue longer than three years. The number of members in each class shall be one-third (1/3) of the total number of members, except that if the total number is not divisible by three, one class (as designated by two-thirds (2/3) of the entire number of Common Directors) shall have one more or one fewer number of Common Director members than the other classes. When the classes are created and also whenever the number of Common Directors are authorized, subject to the provisions of the FWNC By-Laws, to assign the additional Common Director member or members to such class or classes as they deem appropriate and to fill the

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

vacancy or vacancies in each class to which an additional Common Director member or members are assigned for the term of that class. Whenever the number of Directors is decreased, but to no fewer than nine (9), two-thirds (2/3) of the entire number of Common Directors are authorized, subject to the provisions of the second preceding sentence to remove the discontinued number from such class or classes as it deems appropriate. Whenever the board of directors of FWNC is divided into more than one class, the board of directors of FWNC may be declassified only by the favorable votes of at least one more than two-thirds (2/3) of the entire number of Common Directors and only if there is no incumbent director who was elected by the holders of shares of any class of stock other than FWMC Common or who has filled the vacancy in such a directorship. Whenever holders of shares of any class of stock other than FWNC Common elect directors to the classified board, those holders shall also determine the assignment of their directors to the classes of the board. For the foregoing purposes, two-thirds (2/3) of the entire number of Common Directors shall be determined as if there were no vacancy in Common Directorships even if one or more vacancies exist. Any one or more directors may be removed from office at any time, but only for cause and only by the votes of the holders of at least two-thirds (2/3) of the outstanding shares of that class of stock entitled to vote for the class or classes of directors of which the director or directors sought to be removed are members, at a meeting so shareholders of that class or classes called expressly for that purpose, notice of which meeting shall be accompanied by a proxy statement complying with the proxy statement rules of the Securities and Exchange Commission, whether or not a proxy statement is otherwise required.

LIMITATION OF DIRECTOR LIABILITY IN CERTAIN CIRCUMSTANCES

     As permitted by the DGCL, Article Seventh of National City's Certificate provides that directors of National City shall not be liable personally to National City or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising out of (a) any breach of the director's duty of loyalty to National City or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit. This provision protects National City directors against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of Article Seventh, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence. Although Article Seventh provides National City directors with protection from certain awards of monetary damages for breaches of their duty of care, it does not eliminate the director's duty of care. Accordingly, Article Seventh has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care. Article Seventh does not apply to officers of National City who are not directors of National City.

     Section 23-1-35-1 of the IBCL provides that directors of FWNC shall not be liable for monetary damages for any action taken or not taken as a director except for liability arising out of (a) any breach or failure to perform the duties of the directors' office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation, and (b) any such breach or failure to perform which constitutes willful misconduct or recklessness. Section 23-1-35-1 does not apply to officers of FWNC who are not directors of FWNC.

INDEMNIFICATION AND INSURANCE

     Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, the DGCL requires court approval before there can be any indemnification when the person seeking

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

indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is made mandatory by the DGCL.

     Article VI of National City's By-Laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made party to, or is involved in, any action, suit or proceeding because he is or was a director, officer, or employee of National City or of any National City subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity, against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under
Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that he is not entitled to be indemnified.

     Finally, Article VI provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-Laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

     Under Sections 23-1-37-1, et. seq., of the IBCL and as mandated by Section
7.1 of Article VII of FWNC's By-Laws ("Section 7.1"), directors, officers and other employees and individuals may be indemnified against expenses, judgments, fines and actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, if they are wholly successful with respect thereto or if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of FWNC, and, regarding any criminal action or proceeding, if they had either reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. To the extent that an officer or director otherwise eligible to be indemnified is wholly successful, on the merits of any claim or otherwise, in the defense of any proceeding, indemnification for expenses actually and reasonably incurred is mandated by the IBCL.

     A claim, action, suit or proceeding includes any claim, action, suit or proceeding that a person is threatened to be made a party to, or is involved in, because he is or was a director, officer or employee of FWNC or of any FWNC subsidiary (or was serving at the request of FWNC as a director, trustee, officer, employee or agent of another entity) while serving in such capacity.

     Section 7.1 also provides that FWNC may pay expenses incurred in defending the proceedings specified above in advance of their disposition. FWNC may advance expenses to any director, officer or employee only if such director, officer, or employee, as the case may be (a) furnishes FWNC with written affirmation of such person's good faith belief that he or she has met the applicable standard of conduct that would entitle such person to indemnification under Section 7.1 and (b) furnishes FWNC with a written undertaking by such person in form and substance approved by the board of directors to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.

     Finally, Section 7.1 provides that the board of directors of FWNC may authorize FWNC to purchase and maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense,

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

liability or loss, regardless of whether FWNC has the power to indemnify that person against such expense, liability or loss under the provisions of Section
7.1 or otherwise.

     The right to indemnification is not exclusive of any other right which any person may have or acquire by statute, agreement, resolution of the board of directors, or otherwise. Notwithstanding any provision of Article VII to the contrary, the Board of Directors is authorized at any time and from time to time to approve indemnification to the fullest extent permitted by law at that time, whether on account of past or future actions, and may adopt different and broader indemnification provisions.

ANTITAKEOVER STATUTES

     Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203"), which applies to National City, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply in certain circumstances, including those in which (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approved the business combination; or (d) certain competitive bidding circumstances were present.

     Indiana Business Combination Statute. Chapter 43 of the IBCL, the Indiana Business Combination Statute, is similar, but not identical, to Section 203 of the DGCL. Chapter 43 prohibits Indiana corporations from engaging in certain transactions (including mergers, consolidations, asset sales, liquidations or dissolutions, reclassifications, recapitalizations, disproportionate share conversions, loans advances, other financial assistance, or tax benefits not received proportionately by all shareholders) (each, a "business combination") with a person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Indiana corporation (an "interested shareholder") for a period of five years after such person becomes an interested shareholder, the board of directors of the Indiana corporation approves either the transaction in which such person becomes an interested shareholder or such business combination. Following the five-year moratorium period, the Indiana corporation may engage in certain business combinations with an interested shareholder only if, among other things, (a) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination or (b) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares. Chapter 43 of the IBCL will not apply to the Agreement and the Plan of Merger or the grant or exercise of the Option because FWNC's Board of Directors approved National City becoming an interested shareholder by reason of the Option and the granting of the Option prior to the date that National City, Acquisition and FWNC entered into the Agreement and the Plan of Merger, and the date of the granting of the Option.

     Indiana Control Share Acquisitions Statute. Chapter 42 of the IBCL, the Indiana Control Share Acquisitions Statute, restricts the voting rights of certain shares ("control shares") that, except for Chapter 42, would have voting power with respect to shares of an issuing public corporation and that, when added to all other shares of such corporation owned by a person, would entitle that person, immediately after the acquisition of such shares, to exercise or direct the exercise of the voting power of such corporation in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; and (c) a majority or more of all voting power (a "control share acquisition"). The voting rights of such control shares are restricted to those rights granted by a resolution approved by the holders of a majority of the outstanding voting shares, excluding the

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

voting shares owned by the acquiring shareholder and certain other "interested shares", which includes shares owned by officers of the issuing corporation and employees of the issuing corporation that are also directors of the issuing corporation.

     Chapter 42 does not apply to the acquisition of shares of an issuing public corporation if the acquisition is consummated (a) before January 8, 1986; (b) pursuant to a contract existing before January 8, 1986; (c) pursuant to the laws of descent and distribution; (d) pursuant to a satisfaction of a pledge or other security interest created in good faith and not for the purposes of circumventing the statute; or (e) pursuant to a merger or plan of shares exchange effected in compliance with IBCL Section 23-1-40 if the issuing public corporation is a party to the agreement of merger or plan of share exchange. Because FWNC, as the issuing corporation, is a party to the Merger, which is being effected in compliance with IBCL Section 23-1-40, National City's acquisition of FWNC shares in connection with the Merger will not be considered a control share acquisition.

     In addition, pursuant to Section 23-1-42-5 of the IBCL, in connection with the Merger and the other transactions contemplated thereby, FWNC has amended FWNC's By-Laws to opt out of the Indiana Control Share Statute.

CUMULATIVE VOTING

     Section 214 of the DGCL provides that no cumulative voting rights in respect of elections of directors exist under Delaware law, unless a corporation's certificate of incorporation provides otherwise. National City's Certificate does not provide for cumulative voting in elections of directors.

     Section 23-1-30-2 of the ICBL also provides that shareholders do not have the right to cumulate their votes for directors unless a corporation's articles of incorporation so provide. FWNC's Articles do not provide for cumulative voting in elections of directors.

ACTION WITHOUT A MEETING

     Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or even prohibit stockholders' action without a meeting. National City's Certificate does not restrict or prohibit stockholders' action without a meeting.

     Under Section 23-1-29-4 of the IBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on such action.

SPECIAL MEETINGS

     Under Section 211(d) of the DGCL, the Board of Directors or those persons authorized by the corporation's certificate of incorporation or by-laws may call a special meeting of the corporation's stockholders. National City's By-Laws provide that a special meeting may be called by the Chairman of the Board and must be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of National City issued and outstanding and entitled to vote.

     In comparison, Section 23-1-29-2 of the IBCL requires a corporation of 50 or more shareholders to hold a special meeting on call of its board of directors or the person or persons (including, but not limited to, shareholders or officers) specifically authorized to do so by the articles of incorporation or by-laws. FWNC's By-Laws provide that a special meeting may be called by the Board of Directors or the President and must be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders holding of record not less than one-fourth of all the shares outstanding and entitled by FWNC's Articles to vote on the business for which the meeting is being called.

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

VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

     The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Under Section 251(f) of the DGCL, however, no vote of the stockholders of a corporation surviving the merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the date of the merger and if certain other conditions are met.

     Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation or (c) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger.

     The IBCL also requires a majority vote of shareholders to approve a plan of merger or share exchange. The adoption of the Agreement by the affirmative vote of the holders of the majority of the shares of FWNC Common eligible to vote is a condition to the parties' obligation to close.

     Section 23-1-44-8 of the IBCL does not provide for dissenters' rights for a merger or plan of share exchange by a corporation the shares of which are (a) registered on a United States securities exchange registered under the Exchange Act, or (b) traded on NASDAQ or a similar market. See "MERGER -- Appraisal and Dissenters' Rights."

AMENDMENT OF ARTICLES AND BY-LAWS

     Section 109 of the DGCL places the power to adopt, amend or repeal By-Laws in the corporation's shareholders, but permits the corporation, in its certificate of incorporation, also to vest such power with the Board of Directors also. National City's Certificate contains such a provision. Although the Board of Directors of National City has been vested with such authority, National City stockholders' power to adopt, amend or repeal By-Laws remains unrestricted.

     Article XII of FWNC's By-Laws provide that FWNC's By-Laws may be amended by the affirmative votes of both one more than two-thirds ( 2/3) of the Common Directors and one more than two-thirds ( 2/3) of the whole board (with such numbers determined as if there were no vacancy on the board even if one or more vacancies exist), at any regular or special meeting notice of which contains the proposed amendment or a digest thereof, or at any meeting, regular or special, at which all directors are present, or by the written consents of all directors, provided that the provisions of Section 3.5 (governing removal of Directors),
Article VII (governing indemnification of directors, officers, and other employees and individuals), and this proviso may be amended only with that vote of the board of directors and with the favorable votes or consents of the holders of at least a majority of the outstanding shares of FWNC. IBCL Section 23-1-39-1 provides that only the Board of Directors may amend by-laws unless a corporation's articles of incorporation provide otherwise.

PREEMPTIVE RIGHTS

     Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. National City's Certificate does not provide for preemptive rights.

     IBCL Section 23-1-27-1 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. FWNC's Articles do not provide for any such preemptive rights.

DIVIDENDS

     Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     In comparison, the IBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (a) the corporation would be unable to pay its debts as they become due in the ordinary course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the rime of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those shareholders receiving the distribution.

     National City and FWNC are subject to the same FRB policies regarding payment of dividends, which generally limit dividends to operating earnings. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS AND PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF NATIONAL CITY FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS, REVENUE ENHANCEMENTS, MERGER-RELATED CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER AND FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE EXPECTED IMPACT OF THE MERGER ON NATIONAL CITY'S FINANCIAL PERFORMANCE AND EARNINGS ESTIMATES FOR THE COMBINED COMPANY IN PORTIONS OF "MERGER -- BACKGROUND AND REASONS FOR THE
MERGER -- NATIONAL CITY;" "MERGER -- OPINION OF FINANCIAL ADVISORS;" AND "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION." THESE FORWARD-LOOKING STATEMENTS MAY INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ALTHOUGH NATIONAL CITY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. INTERNAL AND EXTERNAL FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURES AMONG DEPOSITORY INSTITUTIONS INCREASE SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESS ACQUIRED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE NET INTEREST INCOME; (6) GENERAL ECONOMIC CONDITIONS DETERIORATE, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED; AND (8) CHANGES IN THE SECURITIES MARKETS.

                        INFORMATION ABOUT NATIONAL CITY

     National City is a registered multi-bank holding company under the BHCA and is incorporated under the laws of the State of Delaware. As of December 31, 1997, National City owned all of the outstanding stock of 8 commercial banks in Ohio, Kentucky, Indiana and Pennsylvania and through these financial institutions, operated 833 offices. National City subsidiaries provide financial services that meet a wide range of customer needs, including commercial and retail banking, trust and investment services, item processing, mortgage servicing and credit card processing. At December 31, 1997, National City, its affiliate banks and other subsidiaries had consolidated total assets of $54.7 billion and consolidated total deposits of $36.9 billion.

     National City was organized under Delaware law in 1972, and had, along with its subsidiaries, 29,841 full-time equivalent employees at December 31, 1997.

     As of December 31, 1997, the five largest commercial banking subsidiaries of National City had offices and total assets, loans, deposits and equity capital, as follows:

                                                             (MILLIONS OF DOLLARS)
                                            --------------------------------------------------------
                                                         TOTAL                               EQUITY
                                            OFFICES      ASSETS      LOANS      DEPOSITS     CAPITAL
                                            -------     --------    --------    --------     -------
National City Bank......................      103       $ 16,540    $ 11,979    $11,057      $1,143
National City Bank of Pennsylvania......      227         13,430       9,368     10,182         745
National City Bank of Kentucky..........      135          9,163       6,031      5,565         490
National City Bank of Columbus..........      114          6,197       4,604      4,455         347
National City Bank of Indiana...........      112          5,639       4,162      4,200         451

     For more detailed information about National City, reference is made to the National City Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             INFORMATION ABOUT FWNC

     FWNC is a regional multibank holding company registered under the BHCA, and is incorporated under the laws of the state of Indiana. As of December 31, 1997, FWNC owned all of the outstanding shares of seven commercial banks in Indiana, and through these banks operated 66 offices in Indiana and Michigan. FWNC, through its banks and one nonbank subsidiary, offers a broad range of commercial and retail banking services as well as trust and investment management services. At December 31, 1997, FWNC, its affiliate banks and nonbank subsidiary had consolidated total assets of $3.4 billion and consolidated total deposits of $2.6 billion. As of December 31, 1997, FWNC along with its subsidiaries had 1,355 full-time equivalent employees.

                                    EXPERTS

     The consolidated financial statements of National City and FWNC as of December 31, 1997 and for each of the three years in the period then ended appearing in National City's Annual Report on Form 10-K and FWNC's Annual Report on Form 10-K, respectively, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of FOA in FOA's Annual Report on Form 10-K as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, have been incorporated herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The Agreement provides as a condition to the parties' obligation to close that National City and FWNC shall have received the opinion of Wachtell, Lipton, Rosen & Katz, Special Counsel to FWNC, substantially to the effect that among other things, no gain or loss will be recognized by the shareholders of FWNC who exchange their FWNC Common solely for shares of National City Common in the Merger (except with respect to cash received in lieu of a fractional interest in National City Common).

                             SHAREHOLDER PROPOSALS

     If the Merger is not consummated, an Annual Meeting of Shareholders of FWNC will be held on June 22, 1998. Any shareholder proposal to be included in the proxy statement and form of proxy for that meeting must be received by FWNC at its principal executive offices not later than December 31, 1997. FWNC will not be required to include in any proxy statement or form of proxy any shareholder proposal that is received after that date or that fails to meet the Commission's requirements for shareholder proposals. If the Merger is consummated, no Annual Meeting of Shareholders of FWNC will be held.

                                    GENERAL

     The management of FWNC is not aware of any matters which may be presented for action at the Special Meeting, other than the matters herein set forth. If any other matters come before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           NATIONAL CITY CORPORATION,

                                      AND

                        FORT WAYNE NATIONAL CORPORATION

                          DATED AS OF JANUARY 12, 1998

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
I. THE MERGER
    1.1   Merger.........................................................................   A-1
    1.2   Effective Time.................................................................   A-1
    1.3   Effect of Merger...............................................................   A-1
    1.4   Certificate of Incorporation and By-laws.......................................   A-2
    1.5   Directors and Officers of Surviving Corporation................................   A-2
    1.6   Additional Actions.............................................................   A-2

II. CONVERSION OF SHARES
    2.1   Conversion of Shares...........................................................   A-2
    2.2   Assumption of Employee Stock Options...........................................   A-3
    2.3   Exchange of Certificates.......................................................   A-3
          (a)  Exchange Agent............................................................   A-3
          (b) Notice of Exchange.........................................................   A-4
          (c)  Transfer..................................................................   A-4
          (d) Right to Merger Consideration..............................................   A-4
          (e)  Distribution with Respect to Unexchanged Certificates.....................   A-4
          (f)  Lost or Destroyed Exchanged Certificates..................................   A-4
          (g) Voting With Respect to Unexchanged Certificates............................   A-5
          (h) No Fractional Shares.......................................................   A-5
    2.4   Closing of the Company's Transfer Books........................................   A-5
    2.5   Changes in National City Common Stock..........................................   A-5
III. REPRESENTATIONS AND WARRANTIES OF NATIONAL CITY
    3.1   Corporate Organization.........................................................   A-5
    3.2   Authority......................................................................   A-5
    3.3   Capitalization.................................................................   A-6
    3.4   Subsidiaries...................................................................   A-6
    3.5   Information in Disclosure Documents, Registration Statement, Etc...............   A-6
    3.6   Consents and Approvals; No Violation...........................................   A-7
    3.7   Reports and Financial Statements...............................................   A-7
    3.8   Taxes..........................................................................   A-8
    3.9   Employee Plans.................................................................   A-8
    3.10  Material Contracts.............................................................   A-9
    3.11  Absence of Certain Changes or Events...........................................   A-9
    3.12  Litigation.....................................................................   A-9
    3.13  Compliance with Laws and Orders................................................  A-10
    3.14  Agreements with Bank Regulators, Etc...........................................  A-10
    3.15  National City Ownership of Stock...............................................  A-10
    3.16  Tax Treatment..................................................................  A-10
    3.17  Fees...........................................................................  A-10
    3.18  National City Action...........................................................  A-10
    3.19  Material Interests of Certain Persons..........................................  A-10
    3.20  Environmental Matters..........................................................  A-11

IV. REPRESENTATIONS AND WARRANTIES OF COMPANY
    4.1   Corporate Organization.........................................................  A-12
    4.2   Authority......................................................................  A-12
    4.3   Capitalization.................................................................  A-12
    4.4   Subsidiaries...................................................................  A-12
    4.5   Information in Disclosure Documents, Registration Statement, Etc...............  A-13

                                                                                           PAGE
                                                                                           ----
    4.6   Consent and Approvals; No Violation............................................  A-13
    4.7   Reports and Financial Statements...............................................  A-13
    4.8   Taxes..........................................................................  A-14
    4.9   Employee Plans.................................................................  A-14
    4.10  Material Contracts.............................................................  A-15
    4.11  Absence of Certain Changes or Events...........................................  A-15
    4.12  Litigation.....................................................................  A-15
    4.13  Compliance with Laws and Orders................................................  A-16
    4.14  Agreements with Bank Regulators, Etc...........................................  A-16
    4.15  Tax Treatment..................................................................  A-16
    4.16  Fees...........................................................................  A-16
    4.17  Company Action.................................................................  A-16
    4.18  Vote Required..................................................................  A-16
    4.19  Material Interests of Certain Persons..........................................  A-16
    4.20  Environmental Matters..........................................................  A-17

V. COVENANTS
    5.1   Acquisition Proposals..........................................................  A-17
    5.2   Interim Operations of Company..................................................  A-17
          (a)  Conduct of Business.......................................................  A-17
          (b) Articles and By-laws.......................................................  A-18
          (c)  Capital Stock.............................................................  A-18
          (d) Dividends..................................................................  A-18
          (e)  Employee Plans, Compensation, Etc.........................................  A-18
          (f)  Certain Policies..........................................................  A-18
    5.3   Interim Operations of National City............................................  A-18
    5.4   Employee Matters...............................................................  A-18
          (a)  Benefit Agreements........................................................  A-19
          (b) Retirement and Benefit Plans...............................................  A-19
          (c)  Transition................................................................  A-19
          (d) General....................................................................  A-19
    5.5   Access and Information.........................................................  A-19
    5.6   Certain Filings, Consents and Arrangements.....................................  A-19
    5.7   State Takeover Statutes........................................................  A-20
    5.8   Indemnification and Insurance..................................................  A-20
          (a) Indemnification............................................................  A-20
          (b) Insurance..................................................................  A-20
    5.9   Additional Agreements..........................................................  A-20
    5.10  Publicity......................................................................  A-20
    5.11  Registration Statement.........................................................  A-20
    5.12  Stock Exchange Listings........................................................  A-21
    5.13  Proxy..........................................................................  A-21
    5.14  Shareholders' Meeting..........................................................  A-21
    5.15  Tax-Free Reorganization Treatment..............................................  A-21
    5.16  Provision of Shares............................................................  A-21
    5.17  Adverse Action.................................................................  A-21

VI. CLOSING MATTERS
    6.1   The Closing....................................................................  A-21
    6.2   Documents and Certificates.....................................................  A-22

                                                                                           PAGE
                                                                                           ----
VII. CONDITIONS
    7.1   Conditions to Each Party's Obligations to Effect the Merger....................  A-22
    7.2   Conditions to Obligation of Company to Effect the Merger.......................  A-23
    7.3   Conditions to Obligation of National City to Effect the Merger.................  A-23

VIII. MISCELLANEOUS
    8.1   Termination....................................................................  A-23
    8.2   Non-Survival of Representations, Warranties and Agreements.....................  A-24
    8.3   Waiver and Amendment...........................................................  A-24
    8.4   Entire Agreement...............................................................  A-24
    8.5   Applicable Law; Consent to Jurisdiction........................................  A-25
    8.6   Certain Definitions; Headlines.................................................  A-25
    8.7   Notices........................................................................  A-25
    8.8   Counterparts...................................................................  A-26
    8.9   Parties in Interest; Assignment................................................  A-26
    8.10  Expenses.......................................................................  A-26
    8.11  Enforcement of the Agreement...................................................  A-26
    8.12  Severability...................................................................  A-27

Signatures...............................................................................
Index to Definitions.....................................................................     i

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 12, 1998 ("Agreement"), is made by and between National City Corporation, a Delaware corporation ("National City") and Fort Wayne National Corporation, an Indiana corporation ("Company").

     WHEREAS, National City and Company have each determined that it is in the best interests of their respective stockholders and shareholders for Company to merge with and into National City upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of National City and Company have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, as a condition to, and contemporaneously with the execution of this Agreement, the parties are entering into a stock option agreement, with the Company as issuer and National City as grantee (the "Option Agreement") in the form attached hereto as Exhibit A (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

                                 I. THE MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Company will be merged with and into National City and the separate corporate existence of the Company will thereupon cease (the "Merger") in accordance with the applicable provisions of Title 23 of the Indiana Code ("IC") and the Delaware General Corporation Law ("DGCL").

     National City may at any time change the method of effecting the combination with the Company (including without limitations the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of the Company into a wholly-owned subsidiary of National City; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of shares of common stock, without par value, of Company ("Company Common Stock") and holders of shares of 6% Cumulative Convertible Class B Preferred Stock, Series 1, without par value, of Company ("Company Series 1 Stock"), in each case as provided for in this Agreement, (B) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Merger Consideration (as hereinafter defined) or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.2 Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger and immediately prior to the Closing which shall occur at the time set forth in Section 6.1, National City and Company (the "Constituent Corporations") shall cause a certificate of merger complying with the requirements of the DGCL (the "Certificate of Merger") and the Certificate of Designation (as hereinafter defined) to be filed with the Secretary of State of the State of Delaware and the Plan of Merger complying with the requirements of the IC to be filed with Secretary of State of the State of Indiana ("Plan of Merger"). The Merger will become effective at the time the later of the following to occur: (a) the filing of the Certificate of Merger and (b) the filing of the Plan of Merger or such later time as shall be specified in such filings ("Effective Time").

     1.3 Effect of Merger. The Merger will have the effects specified in IC and DGCL. Without limiting the generality of the foregoing, National City will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of National City and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger.

     1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of National City in effect immediately prior to the Effective Time, which shall be in the form set forth in a disclosure letter executed by National City and dated and delivered by National City to Company as of the date hereof ("National City Disclosure Letter"), shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, until amended in accordance with applicable law.

     1.5 Directors and Officers of Surviving Corporation. The directors and officers of National City immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and By-laws and the DGCL.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company, or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Company or otherwise to take any and all such action.

                            II. CONVERSION OF SHARES

     2.1 Conversion of Shares.  Subject to Section 2.3, at the Effective Time,

          (a) each then-outstanding share of Company Common Stock not owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any such shares of Company Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Common Shares") or acquired in satisfaction of debts previously contracted ("DPC Common Shares")), other than those shares of Company Common Stock held in the treasury of the Company, will be canceled, retired and converted into 0.75 shares of common stock, par value $4.00 per share, of National City ("National City Common Stock") ( "Conversion Ratio"). The number of shares of National City Common Stock that each share of Company Common Stock will be converted into is sometimes referred to herein as the "Common Merger Consideration";

          (b) each then-outstanding share of Company Series 1 Stock not owned by National City or any direct or indirect wholly owned subsidiary of National City (except for any such shares of Company Series 1 Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Preferred Shares" and, together with Trust Account Common Shares, "Trust Account Shares") or acquired in satisfaction of debts previously contracted ("DPC Preferred Shares" and, together with DPC Common shares, "DPC Shares")), other than those shares of Company Series 1 Stock held in the treasury of the Company, will be canceled, retired and converted into one share of preferred stock, without par value, of National City which will be designated National City's 6% Cumulative Convertible Preferred Stock, Series 1 ("National City Preferred Stock") and be initially convertible into 1.51455 shares of National City Common Stock and otherwise have the designation, preferences and rights set forth in the Form of Certificate of Designation, Preferences and Rights of National City 6% Cumulative Convertible Preferred Stock, Series 1 attached hereto as Exhibit B (the "Certificate of Designation"). The number of shares of National City Preferred Stock that each share of Company Series 1 Stock will be converted into is sometimes referred to herein as the "Preferred Merger Consideration" and, together with the Common Merger Consideration, as the "Merger Consideration";

          (c) each then-outstanding share of Company Common Stock owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any shares that are Trust Account Shares or DPC Shares) will be canceled and retired;

          (d) each share of Company Common Stock issued and held in Company's treasury will be canceled and retired; and

          (e) each share of National City Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock, par value $4.00 per share, of the Surviving Corporation from and after the Effective Time.

     2.2 Assumption of Employee and Director Stock Options. Except as expressly provided in this Section 2.2, all rights under any stock option granted by Company or its predecessors pursuant to the Fort Wayne National Corporation 1985 Stock Incentive Plan, the Fort Wayne National Corporation 1994 Stock Incentive Plan and the Fort Wayne National Corporation 1994 Nonemployee Director Stock Incentive Plan (the "Company Option Plans") that remain outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time ("Unexercised Options") shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into the right to acquire that number of shares of National City Common Stock equal to (a) the number of shares of Company Common Stock subject to the Unexercised Option, multiplied by (b) the Conversion Ratio (rounded to the nearest whole share). The exercise price per share of National City Common Stock under the new option shall be equal to the exercise price per share of the Company Common Stock which was purchasable under each Unexercised Option divided by the Conversion Ratio (rounded to the nearest whole cent) necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this Section 2.2, and, in addition, each option which is an "incentive stock option" as defined in Section 422 of the Code shall be adjusted as required by section 424 of the Code and the regulations promulgated thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code. On or before the Effective Time, National City shall file, and maintain the effectiveness of, a registration statement with the Securities and Exchange Commission covering such options and the sale of the National City Common Stock issued upon exercise of such options. At the Effective Time the Company Option Plans shall be terminated with respect to the granting of any additional options or option rights. The duration and other terms and conditions of the new options shall be the same as the original Company options, except that reference to Company shall be deemed to be references to National City.

     2.3 Exchange of Certificates.

          (a) EXCHANGE AGENT. Prior to the Effective Time, National City shall designate National City Bank to act as exchange agent (the "Exchange Agent") and Fort Wayne National Bank to act as forwarding agent in connection with the Merger pursuant to an exchange agent agreement providing for, among other things, the matters set forth in this Section
     2.3. Except as set forth herein, from and after the Effective Time each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Common Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Common Merger Consideration for each share of Company Common Stock so represented by the Certificate surrendered by such holder thereof. The certificates representing shares of National City Common Stock which constitute the Common Merger Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate. Except as set forth herein, from and after the Effective Time each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Series 1 Stock ("Preferred Certificate" and, together with the Common Certificates, "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Preferred Merger Consideration for each share of Company Series 1 Stock so represented by the Certificate surrendered by such holder thereof. The certificates representing shares of National City Preferred Stock which constitute the Preferred Merger Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.

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          (b) NOTICE OF EXCHANGE.  Promptly after the Effective Time, National
     City and the Surviving Corporation shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent or its forwarding agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate for exchange therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent shall promptly deliver to the person entitled thereto the appropriate Merger Consideration for each share of Company Common Stock or Company Series 1 Stock, as the case may be, so represented by the Certificate surrendered by such holder thereof, and such Certificate shall forthwith be canceled.

          (c) TRANSFER. If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

          (d) RIGHT TO MERGER CONSIDERATION. Subject to Subsection 2.3(e), until surrendered and exchanged in accordance with this Section 2.3, each Certificate shall, after the Effective Time, represent solely the right to receive the appropriate Merger Consideration, multiplied by the number of shares of Company Common Stock or Company Series 1 Stock, as the case may be, evidenced by such Certificate, together with any dividends or other distributions as provided in Sections 2.3(e) and 2.3(f), and shall have no other rights. From and after the Effective Time, National City and Surviving Corporation shall be entitled to treat such Certificates that have not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the shares of Company Common Stock or Company Series 1 Stock, as the case may be, represented by such Certificates may be converted, notwithstanding any failure to surrender such Certificates. One hundred eighty (180) days following the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any shares of National City Common Stock and National City Preferred Stock and funds (including any interest received with respect thereto) which National City has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the shares of National City Common Stock (and cash in lieu of fractional shares) and shares of National City Preferred Stock deliverable or payable upon due surrender of their Certificates. Neither Exchange Agent nor any party hereto shall be liable to any holder of shares of Company Common Stock or Company Series 1 Stock, as the case may be, for any Merger Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) DISTRIBUTION WITH RESPECT TO UNEXCHANGED CERTIFICATES. Whenever a dividend or other distribution is declared by National City on the National City Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made with respect to National City Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the share of National City Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on Company Common Stock or on Company Series 1 Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

          (f) LOST OR DESTROYED EXCHANGED CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed

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

     certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration, as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Company, National City or the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          (g) VOTING WITH RESPECT TO UNEXCHANGED CERTIFICATES. Holders of unsurrendered Certificates will not be entitled to vote at any meeting of National City stockholders.

          (h) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of National City Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates. No dividends or distributions of National City shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of stockholders of National City. In lieu of any such fractional shares, holders of Certificates otherwise entitled to fractional shares shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to the fraction of such share of National City Common Stock to which such holder would otherwise be entitled multiplied by the Market Price (as hereinafter defined).

     2.4 Closing of the Company's Transfer Books. The stock transfer books of Company shall be closed at the close of business on the business day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of Company Common Stock or Company Series 1 Stock which is not registered in the transfer records of Company, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. National City and The Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Company Common Stock or Company Series 1 Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

     2.5 Changes in National City Common Stock. If between the date of this Agreement and the Effective Time, the shares of National City Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be adjusted accordingly.

             III.  REPRESENTATIONS AND WARRANTIES OF NATIONAL CITY

     National City hereby represents and warrants to Company that:

     3.1 Corporate Organization. National City is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. National City is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). National City has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. National City has heretofore delivered to Company true and complete copies of its Certificate of Incorporation and By-laws.

     3.2 Authority. National City has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the

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

Board of Directors of National City and no other corporate proceedings on the part of National City are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes valid and binding obligations of National City enforceable against National City in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     3.3 Capitalization. As of the date hereof, the authorized capital stock of National City consists of 700,000,000 shares of National City Common Stock and 5,000,000 shares of National City preferred stock. As of the close of business on January 9, 1998 (i) 211,097,837 shares of National City Common Stock were validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock were issued and outstanding. As of the date hereof, except as set forth in this Section 3.3, pursuant to the exercise of employee stock options under National City's various stock option plans in effect, National City's dividend reinvestment plan and stock grants made pursuant to the National City 1991 Restricted Stock Plan or set forth in the National City Disclosure Letter, there are no other shares of capital stock of National City authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of National City obligating National City to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of National City or obligating National City to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. As of the date hereof, except as provided in this Agreement, there are no voting trusts or other agreements or understandings to which National City or any National City subsidiary is a party with respect to the voting of the capital stock of National City. All of the shares of National City Common Stock and National City Preferred Stock issuable in exchange for the Company Common Stock and Company Series 1 Stock, respectively, at the Effective Time in accordance with this Agreement and all of the shares of National City Common Stock issuable upon exercise of Unexercised Options will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

     3.4 Subsidiaries. The name and state of incorporation of each significant subsidiary (as defined in Paragraph 8.6(i) hereof) of National City (collectively, the "Significant Subsidiaries") is set forth in the National City Disclosure Letter. Each of the Significant Subsidiaries is a bank or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of the Significant Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the National City Disclosure Letter, all outstanding shares of capital stock of each of the Significant Subsidiaries are owned by National City or another of National City's subsidiaries and are validly issued, fully paid and (except pursuant to 12 USC Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Significant Subsidiary obligating any of the Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any of the Significant Subsidiaries to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     3.5 Information in Disclosure Documents, Registration Statement, Etc. None of the information with respect to National City or any of National City's subsidiaries provided by National City for inclusion in (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") by National City on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose

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

of registering the shares of National City Common Stock and National City Preferred Stock to be issued in the Merger (the "Registration Statement") and
(ii) any proxy statement of Company ("Proxy Statement") required to be mailed to Company's shareholders in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as hereinafter defined), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

     3.6 Consents and Approvals; No Violation. Except as set forth in the National City Disclosure Letter, neither the execution and delivery of this Agreement by National City nor the consummation by National City of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its certificate of incorporation or By-laws of National City, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of National City or any of National City's subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which National City or any of National City's subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Certificate of Merger and the Certificate of Designation pursuant to the DGCL, (iii) filing the Plan of Merger, (iv) filings required under the securities or blue sky laws of the various states, (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) filings with, and approval by, the Federal Reserve Board (the "FRB"), (vii) filings with, and approvals by, the Ohio Superintendent of Banks, the Arizona Director of Insurance and such other state regulatory agencies as may be required (collectively, the "State Entities"), (viii) filings and approvals pursuant to any applicable state takeover law, (ix) filings and approvals under the Small Business Investment Act of 1958 and the rules and regulations thereunder ("SBIA") or (x) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     3.7 Reports and Financial Statements. Since January 1, 1992, National City and each of National City's subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "National City Reports"). National City has previously furnished or will promptly furnish Company with true and complete copies of each of National City's annual reports on Form 10-K for the years 1992 through 1996 and its quarterly reports on Form 10-Q for March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, the National City Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of National City included in the National City Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of National City and National City's subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of National City and its consolidated subsidiaries, contingent

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

or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the National City Reports. National City's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     3.8 Taxes. National City will promptly make available to Company, upon request by Company, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns and any other tax returns filed by National City and any of National City's subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. National City and each National City subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, estimated tax, withholding tax, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all such failures to file, taken together, would not have a Material Adverse Effect. National City and each of its subsidiaries have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the National City Disclosure Letter, neither National City nor any of National City's subsidiaries has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the National City Disclosure Letter, neither National City nor any of National City's subsidiaries is a party to any action or proceeding, nor to the best of National City's knowledge is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by National City or any of National City's subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges.

     3.9 Employee Plans. Except as set forth in the National City Disclosure Letter, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of National City or its subsidiaries ("National City Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and any other applicable laws. With respect to each National City Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in, and copies of which are attached to, the National City Disclosure Letter), each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either: (i) has been determined by the Internal Revenue Service ("IRS") to be so qualified, (ii) is the subject of a pending application for such determination that was timely filed, or (iii) will be submitted for such a determination prior to end of the "remedial amendment period" within the meaning of Section 401(b) of the Code, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither National City nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in
Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) except as disclosed in the National City Disclosure Letter, no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation ("PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of 413(c) of the Code. Neither National City nor any of its subsidiaries has incurred any liability to the PBGC with respect to any "single-employer plan" within the

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

meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither National City nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Except as set forth in the National City Disclosure Letter, there is no basis for any person to assert that National City or any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any National City Employee Plan, (A) there is no liability on the part of National City or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated, and (B) no insurance company issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of National City, no such proceeding with respect to any such insurer is imminent. Except as set forth in the National City Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will
(A) constitute a stated triggering event under any National City Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from National City or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. Neither National City nor any of its subsidiaries has any obligations for retiree health and life benefits under any National City Employee Plan, except as set forth in the National City Disclosure Letter. There are no restrictions on the rights of National City or its subsidiaries to amend or terminate any such National City Employee Plan without incurring any liability thereunder.

     3.10 Material Contracts. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports, neither National City nor any of its subsidiaries is a party to, or is bound or affected by, or receives benefits under (a) any employment, severance, termination, consulting or retirement agreement (collectively, "Benefit Agreements") providing for aggregate payments to any person in any calendar year in excess of $100,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by National City or any of its subsidiaries or the guarantee by National City or any of its subsidiaries of any such obligation (other than trade payables and instruments relating to borrowings or guaranties made in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by National City with the Commission as of the date of this Agreement (collectively, the "National City Contracts"). Neither National City nor any of National City's subsidiaries is in default under any of the National City Contracts, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Neither National City nor any of National City's subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is National City or any of National City's subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

     3.11 Absence of Certain Changes or Events. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, since December 31, 1996, there has not been any change in the financial condition, results of operations or business of National City and its subsidiaries which would or in the future will have a Material Adverse Effect.

     3.12 Litigation. Except as disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of National City, threatened against or affecting National City or any of National City's subsidiaries which, if decided adversely to National City, would be reasonably expected to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding

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against National City or any of National City's subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.

     3.13 Compliance with Laws and Orders. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, the businesses of National City and of National City's subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of National City's subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the National City Disclosure Letter, no investigation or review by any Governmental Entity with respect to National City or any of National City's subsidiaries is pending or, to the knowledge of National City, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.

     3.14 Agreements with Bank Regulators, Etc. Neither National City nor any National City subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has National City been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither National City nor any of National City's subsidiaries is required by Section 32 of the Federal Deposit Insurance Act ("FDIA") to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer. National City knows of no reason why the regulatory approvals referred to in Subsection 3.6(c) should not be obtained.

     3.15 National City Ownership of Stock. As of the date of this Agreement, neither National City nor any of its affiliates or associates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Company Common Stock (other than DPC Shares or Trust Account Shares), which in the aggregate, represent 5% or more of the outstanding shares of Company Common Stock or Company Series 1 Stock.

     3.16 Tax Treatment. As of the date hereof, National City is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     3.17 Fees. Neither National City nor any of National City's subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.18 National City Action. The Board of Directors of National City (at a meeting duly called, constituted and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of National City and its stockholders and (b) approved this Agreement and the transactions contemplated by this Agreement. The Board of Directors of National City has approved the transactions contemplated by this Agreement and the Option Agreement such that the provisions of Section 203 of the DGCL and any other applicable state business combination or anti-takeover provisions of National City Certificate of Incorporation or By-laws shall not be triggered by the Merger, execution of this Agreement or the Option Agreement or any transactions contemplated by such Agreements.

     3.19 Material Interests of Certain Persons. Except as disclosed in National City's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of National City, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of National City or any of its subsidiaries.

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

     3.20 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meanings:

          "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, determination, judgment, decree, injunction or agreement with any governmental entity relating to (1) the health, protection, preservation, containment or restoration of the environment including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, wetlands, plant and animal life or any other natural resource, conservation, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601(2)(D); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C.
     Section 7401, et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and all comparable state and local laws, ordinances, rules, regulations respecting the interpretation or enforcement of same and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability for injuries or damages due to the release of any Hazardous Substance.

          "HAZARDOUS SUBSTANCE" means (i) any hazardous wastes, toxic chemicals, materials, substances or wastes as defined by or for the purposes of any Environmental Law; (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any applicable federal, state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substance;
     (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes;
     (vi) industrial, nuclear or medical by-products; (vii) any lead based paint or coating and (viii) any underground storage tank(s).

          "LOAN PORTFOLIO PROPERTIES, TRUST PROPERTIES AND OTHER PROPERTIES" means any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by National City or Company, as the case may be, or any of their subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

          Except as set forth in the National City Disclosure Letter, (i) to the best of National City's knowledge, neither National City nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) to the best of National City's knowledge, none of the Loan Portfolio Properties, Trust Properties and Other Properties of National City or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (iii) to the best of National City's knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon National City or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

                 IV. REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to National City that:

     4.1 Corporate Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Company is registered as a bank holding company under the BHCA. Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Company has heretofore delivered to National City true and complete copies of its Articles of Incorporation and By-laws.

     4.2 Authority. Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Company's shareholders, to consummate the transactions contemplated by such. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the shareholders of Company as provided in Section 5.15 (a) of this Agreement. This Agreement has been duly executed and delivered by, and constitute valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     4.3 Capitalization. As of the date hereof, the authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock, 2,000,000 shares of Company Class A Voting Preferred stock and 2,000,000 shares of Company Class B Nonvoting stock. As of the close of business on January 9, 1998, 17,103,431 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable and 739,976 shares of Company Series 1 Stock were issued or outstanding. As of the date of this Agreement except as set forth in this
Section 4.3, pursuant to the Company Option Plans, pursuant to the Option Agreement or set forth in a disclosure letter executed by Company and dated and delivered by Company to National City as of the date hereof ("Company Disclosure Letter"), there are no shares of capital stock of Company authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Company obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or obligating Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in the Company Disclosure Letter, there are no voting trusts or other agreements or understandings to which Company or any of Company's subsidiaries is a party with respect to the voting of the capital stock of Company. As of the date of this Agreement, there were outstanding under the Company Option Plans options to purchase 951,487 shares of Company Common Stock, which Company stock options had a weighted average exercise price of $22.78 and for which adequate shares of Company Common Stock have been reserved for issuance under the Company Option Plans.

     4.4 Subsidiaries. The Company Disclosure Letter sets forth the name and state of incorporation of each subsidiary of Company (collectively, "Company Subsidiaries"). Each of Company Subsidiaries is a bank, a corporation or other business entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation or foreign business entity in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the Company Disclosure Letter, all outstanding shares of capital stock of each Company Subsidiary is owned by Company or another Company Subsidiary and are validly issued, fully paid and (except pursuant to 12 USC
Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     4.5 Information in Disclosure Documents, Registration Statement, Etc. None of the information with respect to Company or any Company Subsidiary provided by Company for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as hereinafter defined) or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     4.6 Consent and Approvals; No Violation. Except as set forth in the Company Disclosure Letter neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its articles of incorporation or By-laws of Company, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Company or any of Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Certificate of Merger and the Certificate of Designation,
(iii) filing the Plan of Merger, (iv) filings required under the securities or blue sky laws of the various states, (v) filing under the HSR Act, (vi) filings with, and approval by, the FRB, (vii) filings with, and approvals by, the State Entities, (viii) filings and approvals pursuant to any applicable state takeover law, (ix) filings and approvals under the SBIA or (x) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     4.7 Reports and Financial Statements. Since January 1, 1992, Company and each Company Subsidiary have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Sections 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "Company Reports"). Company has previously furnished or will promptly furnish National City with true and complete copies of each of Company's annual reports on Form 10-K for the years 1992 through 1996 and its quarterly reports on Form 10-Q for March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, Company Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Company included in the Company Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Company and Company Subsidiaries taken as a whole as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of Company and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the Company Reports. Company's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     4.8 Taxes. Company will promptly make available to National City, upon request by National City, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns filed by Company and Company Subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. Company and each Company Subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all failures to file, taken together, would not have a Material Adverse Effect. Company and each Company Subsidiary have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the Company Disclosure Letter, neither Company nor any Company Subsidiary has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the Company Disclosure Letter, neither Company nor any of Company Subsidiaries is a party to any action or proceeding, nor to the best of Company's knowledge is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by Company or any of Company Subsidiaries in respect of any material deficiencies for any tax, assessment, or government charge.

     4.9 Employee Plans. Except as set forth in the Company Disclosure Letter, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral and all trust agreements related thereto, relating to any present or former directors, officers or employees of Company or Company Subsidiaries ("Company Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of ERISA, the Code, and any other applicable laws. Except as set forth in the Company Disclosure Letter, with respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in the Company Disclosure Letter, and copies of which were previously made available to National City), each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed,
(b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither Company nor any of the Company Subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of 413(c) of the Code. Neither Company nor any Company Subsidiary has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither Company nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Except as set forth in the Company Disclosure Letter, there is no basis for any person to assert that Company or any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any Company Employee Plan, (A) there is no liability on the part of Company or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated, and (B) no insurance company issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Company, no such proceeding with respect to any such insurer is imminent. Except as set forth in the Company Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will (A) constitute a stated triggering event under any Company Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Company or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. Neither Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Employee Plan, except as set forth in the Company Disclosure Letter. Except as set forth in the Company Disclosure Letter, there are no restrictions on the rights of Company or Company Subsidiaries to amend or terminate any such Company Employee Plan without incurring any liability thereunder.

     4.10 Material Contracts. Except as set forth in the Company Disclosure Letter or disclosed in the Company Reports, neither Company nor any Company Subsidiary is a party to, or is bound or affected by, or receives benefits under
(a) any Benefit Agreements providing for aggregate payments to any person in any calendar year in excess of $100,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by Company or any Company Subsidiary or the guarantee by Company or any Company Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Company with the Commission as of the date of this Agreement (collectively, the "Company Contracts"). Neither Company nor any Company Subsidiary is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Except as set forth in the Company Disclosure Letter, neither Company nor any of Company Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Company or any Company Subsidiary the subject of a proceeding asserting that is or any Company Subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any Company Subsidiary pending or threatened.

     4.11 Absence of Certain Changes or Events. Except as set forth in the Company Disclosure Letter or disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, since December 31, 1996, there has not been any change in the financial condition, results of operations or business of Company and Company Subsidiaries which would or in the future will have a Material Adverse Effect.

     4.12 Litigation. Except as disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of Company, threatened against or affecting Company or any Company Subsidiary which, if determined adversely to Company, would be reasonably expected to have a Material Adverse Effect, nor is there any judgment, decree,

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

injunction, rule or order of any Governmental Entity or arbitrator, outstanding against Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.

     4.13 Compliance with Laws and Orders. Except as set forth in the Company Disclosure Letter or as disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, the businesses of Company and Company Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of Company Subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to Company or any Company Subsidiary is pending or, to the knowledge of Company threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.

     4.14 Agreements with Bank Regulators, Etc. Neither Company nor any Company Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in the Company Disclosure Letter, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as set forth in the Company Disclosure Letter. Neither Company nor any Company Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. Company knows of no reason why the regulatory approvals referred to in Subsections 4.6(c) should not be obtained.

     4.15 Tax Treatment. As of the date hereof, Company is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.16 Fees. Except for fees paid and payable to Keefe, Bruyette & Woods, Inc., neither Company nor any Company Subsidiary has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.17 Company Action. The Board of Directors of Company (at a meeting duly called, constituted and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of Company and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) has directed that the Merger be submitted for consideration by the Company's shareholders at the Company Meeting. The Company has taken all steps necessary to exempt (i) the execution of this Agreement and the Stock Option, (ii) the Merger and (iii) the transactions contemplated hereby and thereby from any statute of the State of Indiana that purports to limit or restrict business combinations or the ability to acquire or to vote shares, and any applicable provision of the Company's Articles of Incorporation or By-Laws containing change of control or anti-takeover provisions.

     4.18 Vote Required. The affirmative votes of a majority of the outstanding shares of Company Common Stock entitled to vote thereon are the only votes of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     4.19 Material Interests of Certain Persons. Except as disclosed in Company's Proxy Statement for its 1997 Annual Meeting of Shareholders or as set forth in the Company Disclosure Letter, no officer or director of Company, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any material contracts or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiaries.

     4.20 Environmental Matters. (i) To the best of Company's knowledge, neither Company nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(ii) to the best of Company's knowledge, none of the Loan Portfolio Properties, Trust Properties and Other Properties of Company or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (iii) to the best of Company's knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon Company or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

                                  V. COVENANTS

     5.1 Acquisition Proposals. Each of Company and Company Subsidiaries shall not, directly or indirectly, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly,
(i) solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, Company or any of Company Subsidiaries (such transactions are referred to herein as "Acquisition Transactions") or (ii) except to the extent that the Board of Directors of Company is required, in a written opinion of counsel to the Board of Directors of Company, in the exercise of its fiduciary duties in accordance with applicable law, to participate in any discussions or negotiation regarding, or furnish to any other person any information with respect to, an Acquisition Transaction; provided, however, that nothing contained in this Section 5.1 shall restrict or prohibit any disclosure by Company that is required in any document to be filed with the Commission after the date of this Agreement or any disclosure that, in the written opinion of counsel to the Board of Directors of the Company, is otherwise required under applicable law. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Company will notify National City immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Company.

     5.2 Interim Operations of Company. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, set forth in the Company Disclosure Letter or as otherwise approved expressly in writing by National City (which approval will not be unreasonably withheld or delayed):

          (a) CONDUCT OF BUSINESS. Company shall, and shall cause each of Company Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. Company shall use reasonable efforts to preserve intact the business organization of Company and each of Company Subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with Company or Company Subsidiaries. Other than in the ordinary course of business consistent with past practice, Company shall not (i) incur any indebtedness for borrowed money (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or (iii) make any loan or advance other than in the ordinary course of business consistent with past practice;

          (b) ARTICLES AND BY-LAWS. Company shall not and shall not permit any Company Subsidiary to make any change or amendment to their respective Articles of Incorporation or By-laws (or comparable governing instruments) in a manner that would materially and adversely effect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

          (c) CAPITAL STOCK. Company shall not, and shall not permit any Company Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to outstanding exercisable stock options granted pursuant to the Company Option Plans or conversion of any shares of Company Series 1 Stock) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than pursuant to the Company Option Plans or the Company's dividend reinvestment plan) or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures. Neither Company nor any Company Subsidiaries shall grant any additional stock options.

          (d) DIVIDENDS. Company shall not and shall not permit any Company Subsidiary to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than (a) regular quarterly cash dividends in an amount not to exceed $.20 per share of Company Common Stock payable on the regular historical payment dates (b) regular dividends on Company Series 1 Stock payable consistent with past practice and (c) dividends paid by any Company Subsidiary to Company or another Company Subsidiary with respect to its capital stock between the date hereof and the Effective Time. It is agreed by the parties hereto that they will cooperate to assure that, during any quarter, there shall not be a duplication of nor omission of payment of dividends to shareholders of Company.

          (e) EMPLOYEE PLANS, COMPENSATION, ETC. Except as otherwise provided in this Agreement, Company shall not, and shall not permit any Company Subsidiary to, adopt or amend (except as required by law or other contractual obligations existing on the date hereof) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan, agreement or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (f) CERTAIN POLICIES. Company will modify and change its loan, litigation, real estate valuation asset, liquidity and investment portfolio policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of National City and generally accepted accounting principles, at the earlier of (i) such time as National City acknowledges that all conditions to its obligations to consummate the Merger set forth in Sections 7.1 and 7.3 have been waived or satisfied or
     (ii) immediately prior to the Effective Time. Company's representations, warranties or covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes.

     5.3 Interim Operations of National City. During the period from the date of this Agreement to the Effective Time, without the prior written consent of Company, National City will not declare or pay any extraordinary or special dividend on the National City Common Stock or take any action that would (a) materially delay or adversely affect the ability of National City to obtain any approvals of Governmental Authorities required to permit consummation of the Merger or (b) materially adversely affect its ability to perform its obligations under this Agreement or to consummate the transaction contemplated hereby.

     5.4 Employee Matters.

          (a) BENEFIT AGREEMENTS. Surviving Corporation and National City shall honor, maintain and perform on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under the Company Employee Plans.

          (b) RETIREMENT AND BENEFIT PLANS. For purposes of all employee benefit plans, programs or arrangements maintained or contributed to by National City or Surviving Corporation, National City shall credit or shall cause Surviving Corporation to credit employees of Company and Company Subsidiaries who become employees of National City or Surviving Corporation as a result of the Merger ("Company Employees") with all service with Company or any Company Subsidiaries for purposes of eligibility and vesting as if such service, and compensation from, had been performed for National City, and, for purposes of benefit accruals under any severance sick leave and other similar employee benefit plans (but not under any qualified retirement plan maintained by National City), provided, however, that this provision shall not change the treatment under the National City Non-Contributory Retirement Plan and Trust of service with National City or any of National City's subsidiaries prior to the Closing Date. From and after the Effective Time, National City shall, or shall cause Surviving Corporation to, cause any and all pre-existing condition limitations under any health plans to be waived with respect to Company Employees and their eligible dependents to the extent that such conditions were covered by Company's health plans. To the extent that any Company Employees and their eligible dependents have, before the Effective Time, satisfied in whole or in part any annual deductible or paid any out of pocket or co-payment expenses under the applicable plan of the Company, such individual shall be credited therefor under the corresponding plan of National City or Surviving Corporation in which such individual participates after the Effective Time.

          (c) TRANSITION. Upon and after the Merger, Company Employees shall have benefits that in the aggregate are comparable to the benefits enjoyed generally by National City employees working in similar business lines.

          (d) GENERAL. Notwithstanding anything to the contrary contained in this Agreement, Company and National City shall take all actions necessary to enact the items set forth on Schedule 5.4 of the Company Disclosure Letter, and Schedule 5.4 of the Company Disclosure Letter shall be deemed incorporated into this Section 5.4(d)

     5.5 Access and Information. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; provided, however, that no party shall be required to provide access to any such information if the providing of such access (i) would be reasonably likely, in the written opinion of counsel, to result in the loss or impairment of any privilege generally recognized under law with respect to such information or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity. All information furnished by one party to any of the others in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received from a source not known by the receiving party to be under an obligation of confidentiality,
(ii) thereafter becomes lawfully obtainable from other sources or (iii) is required to be disclosed in any non-confidential document filed with the Commission, the FRB, the Department of Justice or any other agency or any government. In the event that the transactions contemplated by this Agreement shall fail to consummate, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same or destroyed.

     5.6 Certain Filings, Consents and Arrangements. National City and Company shall (a) as soon as practicable make any required filings and applications required to be filed with Governmental Authorities between the date of this Agreement and the Effective Time, (b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (c) deliver to the other parties to this Agreement copies of the publicly available portions of all such reports promptly after they are filed.

     5.7 State Takeover Statutes.  Company shall take all reasonable steps to
(i) exempt Company and the Merger from the requirements of any state takeover law by action of the Company's Board of Directors or otherwise and (ii), upon the request of National City, assist in any challenge by National City to the applicability to the Merger of any state takeover law.

     5.8 Indemnification and Insurance.

          (a) INDEMNIFICATION. From and after the Effective Time, National City will assume and honor any obligation as provided for and permitted by applicable federal and state law Company had immediately prior to the Effective Time with respect to the indemnification of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Company or any Company Subsidiary or was serving at the request of Company as a director, officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnitees") arising out of Company's Articles of Incorporation or By-laws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time, including any actions taken to approve and implement this Agreement and the transactions contemplated hereby, in the Indemnitee's capacity as a director or officer (whether elected or appointed), of Company or any Company Subsidiary. This Section 5.8 will be construed as an agreement, as to which the Indemnities are intended to be third-party beneficiaries.

          (b) INSURANCE. For a period of four years after the Effective Time, National City shall use all reasonable efforts to maintain in effect current directors' and officers' liability insurance in an aggregate limit at least equal to the aggregate limit of Company's insurance that is in place on the date of this Agreement, which will insure Company's directors and officers for events which occurred prior to the Effective Time but were undiscovered at the Effective Time provided, however, that in no event shall National City be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 5.8(b), any amount per annum in excess of 100% of the amount of the annual premium paid as of the date hereof by National City for its current director's and officers' liability insurance.

     5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     5.10 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter Company and National City shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     5.11 Registration Statement. National City shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following receipt of final comments from the Staff of the Commission on the Proxy Statement (or advice that such Staff will not review such filing) and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of such Registration Statement. National City shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of the National City Common Stock and National City Preferred Stock pursuant to the Merger, and Company shall furnish National City all information concerning Company and the holders of its capital stock and shall take any action as National City may reasonably request in connection with any such action.

     5.12 Stock Exchange Listings. National City shall use its best efforts to list on the New York Stock Exchange, upon official notice of issuance, the National City Common Stock to be issued pursuant to the Merger.

     5.13 Proxy. As soon as practicable after the date hereof, Company and National City shall prepare the Proxy Statement, file it with the Commission, respond to comments of the Staff of the Commission, clear the Proxy Statement with the Staff of the Commission and promptly thereafter mail the Proxy Statement to all holders of shares of Company Common Stock. National City and Company shall cooperate with each other in the preparation of the Proxy Statement.

     5.14 Shareholders' Meeting. Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. Unless the Board of Directors of Company shall have received the written advice of counsel, reasonably acceptable to National City, to the effect that making such a recommendation would cause the Board of Directors of Company to violate its fiduciary duty under applicable law and provided that such advice is not predicated solely upon the price of National City Common Stock, the Board of Directors of Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Company Meeting.

     5.15 Tax-Free Reorganization Treatment. Neither National City nor Company shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

     5.16 Provision of Shares. National City shall issue and provide the shares of National City Common Stock and National City Preferred Stock deliverable upon the conversion of the Company Common Stock and Series 1 Stock, respectively, pursuant to this Agreement, and will provide the cash to be paid in lieu of fractional shares of National City Common Stock as provided in Subsection 2.3(f). The shares of National City Common Stock and National City Preferred Stock to be issued and exchanged for shares of Company Common Stock pursuant to this Agreement will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

     5.17 Adverse Action. From the date hereof until the Effective Time, except as expressly contemplated by the Agreement neither party will, without the written consent of the other party (which consent will not be unreasonably withheld or delayed) knowingly take any action that would, or would be reasonably likely to result in (a) any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect, (b) any of the conditions to the Merger set forth in Article VII not being satisfied or
(c) a material violation of any provision of the Agreement except, in each case, as may be required by applicable law.

                              VI.  CLOSING MATTERS

     6.1 The Closing. Subject to satisfaction or waiver of all conditions precedent set forth in Article VII of this Agreement, the closing ("Closing") shall occur at such location mutually agreeable to the parties and on a date ("Closing Date") which is on (1) the third business day after the later of:

          (a) the first date on which the Merger may be consummated in accordance with the approvals of any Governmental Entities or

          (b) the date the required approvals of Company's shareholders have been obtained or

     (2) such other date to which the parties agree in writing.

     If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing, the Closing shall be consummated by the making of all necessary filings required by all Governmental Entities.

     6.2 Documents and Certificates. National City and Company shall use their respective best efforts, on or prior to Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement to occur as soon as practicable.

                                VII.  CONDITIONS

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock.

          (b) The National City Common Stock issuable in the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

          (c) All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, "Consents") which are necessary for the consummation of the Merger, (other than immaterial Consents, the failure to obtain which would not have a Material Adverse Effect) shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time, provided, however, that no such authorization, consent, order or approval shall be deemed to have been received if it shall include any material conditions or requirements which would so adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable in the reasonable opinion of the Board of Directors of National City the consummation of the Merger.

          (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

          (e) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

          (f) Wachtell, Lipton, Rosen & Katz counsel to Company, shall have delivered to Company and National City their opinion, dated the day of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by National City or Company as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of Company who exchange their shares of the Company Common Stock or Company Series 1 Stock solely for shares of National City Common Stock or National City Preferred Stock, respectively pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in National City Common Stock); (iii) the aggregate tax basis of the shares of National City Common Stock and National City Preferred Stock received by shareholders who exchange all of their shares of Company Common Stock and Company Series 1 Stock solely for shares of National City Common Stock and National City Preferred Stock in the Merger will be the same as the aggregate tax basis of the shares of Company Common Stock and Company Series 1 Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and
     (iv) the holding period of the shares of National City Common Stock or National City Preferred Stock received in the Merger will include the period during which the shares of Company Common Stock or Company Series 1 Stock, respectively surrendered in exchange therefor were held, provided such shares of Company Common Stock or Company Series 1 Stock were held as capital assets at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Company, National City, and others.

     7.2 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) National City shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

          (b) The representations and warranties of National City contained in this Agreement shall be true and correct when made and the representations and warranties set forth in Article 3 shall be true and correct as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          (c) National City shall have furnished Company a Certificate dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of National City that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Subsections 7.2(a) and 7.2(b) have been satisfied.

     7.3 Conditions to Obligation of National City to Effect the Merger. The obligation of National City to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) Company shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

          (b) The representations and warranties of Company contained in this Agreement shall be true and correct when made and the representations and warranties set forth in Article 4 shall be true and correct as of the Effective Time as if made on and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          (c) Company shall have furnished National City a Certificate dated the date of the Closing signed by the Chief Executive Officer and Chief Financial Officer of Company that, to the best of their knowledge and belief after due inquiry, the conditions set forth in subsections 7.3(a) and 7.3(b) have been satisfied.

                              VIII.  MISCELLANEOUS

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company:

          (a) by mutual consent of the Board of Directors of National City and the Board of Directors of Company;

          (b) by either National City or Company if the Merger shall not have been consummated on or before June 30, 1998 or if this Agreement was not approved at the Company Meeting (provided the terminating party is not otherwise in material breach of its obligations under this Agreement);

          (c) by Company if any of the conditions specified in Sections 7.1 and
     7.2 have not been met or waived by Company at such time as such condition can no longer be satisfied;

          (d) by National City if any of the conditions specified in Sections
     7.1 and 7.3 have not been met or waived by National City at such time as such condition can no longer be satisfied;

          (e) by Company, during the 15-day period commencing on the Fed Approval Date, if both of the following conditions are satisfied:

             (i) the average of the daily closing prices on the New York Stock Exchange of a share of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval is less than $47.40; and

             (ii) the number obtained by dividing the average of the daily closing prices on the New York Stock Exchange of a share of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval Date by the closing price of National City Common Stock on the trading day immediately preceding the public announcement of this Agreement is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from the quotient.

          For purposes of this Subsection 8.1(e):

             The "Index Group" shall mean all those companies listed in the National City Disclosure Letter the common stock of which is publicly traded and as to which there has not been a publicly announced proposal at any time for such company to be acquired. In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining both the Initial Index Price and the Final Index Price;

             The "Initial Index Price" shall mean the weighted average (weighted in accordance with the factors listed in the National City Disclosure Letter) of the closing prices on the trading day immediately preceding the public announcement of this Agreement of the common stock of the companies comprising the Index Group;

             The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of the common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval Date; and

             The "Final Index Price" shall mean the weighted average (weighted in accordance with the factors listed in the National City Disclosure Letter) of the Final Prices for all of the companies comprising the Index Group.

          If National City or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange or shares or similar transaction between the date of this Agreement and the Fed Approval Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.

     8.2 Non-Survival of Representations, Warranties and Agreements. The representations and warranties or covenants in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Section 8.1, as the case may be; provided, however, that if the Merger is consummated, Sections 1.6, 2.1 through 2.4, 5.4, 5.5, 5.8, 5.16, 5.17 and 8.2 hereof will survive the Effective Time to the extent contemplated by such Sections; provided, further, that the last sentence of Section 5.5 and all of
Section 8.10 hereof will in all events survive any termination of this Agreement.

     8.3 Waiver and Amendment. Subject to applicable provisions of the DGCL and IC, any provision of this Agreement may be waived at any time by the party which is, or whose stockholders or shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after any stockholder or shareholder approval of the Merger which reduces or changes the form of the Merger Consideration without further stockholder or shareholder approval. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 8.3 and is signed by the party or parties sought to be bound thereby.

     8.4 Entire Agreement. This Agreement together with the Option Agreement and the Confidentiality Agreement by and between National City and the Company dated December 30, 1997 contain the entire agreement among National City and Company with respect to the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters.

     8.5 Applicable Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Indiana except to the extent laws of the state of Delaware govern the Merger. National City and Company consent to personal jurisdiction in any action brought in any federal or state court within the State of Indiana having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement.

     8.6 Certain Definitions; Headlines. (a) For purposes of this Agreement, the term:

          (i) "affiliate", "associate" and "significant subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (iii) "Fed Approval Date" means the day the FRB issues an order approving consummation of the Merger.

          (iv) "Market Price" means the average of the per share closing prices on the New York Stock Exchange of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

          (v) "Material Adverse Effect" means an event, change or occurrence which has a material negative impact on the financial condition, businesses or results of operations of Company and its subsidiaries, taken as a whole, or National City and its subsidiaries, taken as a whole, as the case may be, or the ability of Company or National City, as the case may be, to consummate the transactions contemplated hereby. The effect of any action taken by Company solely pursuant to Subsection 5.2(f) shall not be taken into consideration in determining whether any Material Adverse Effect has occurred.

          (vi) "person" means an individual, corporation, partnership, association, trust or unincorporated organization; and

          (vii) "subsidiary" of Company, National City or any other person means, except where the context otherwise requires, any corporation, partnership, trust or similar association of which Company, National City or any other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation.

     (b) The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     (c) Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.

     8.7 Notices. All notices, consents, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given or delivered if delivered personally, telexed with receipt acknowledged, mailed by registered or certified mail return receipt requested, sent by facsimile with confirmation of receipt, or delivered by a recognized commercial courier addressed as follows:

        If to Company to:
           Fort Wayne National Corporation
           110 W. Berry Street
           Fort Wayne, Indiana 46801
           attn: Chief Executive Officer
           Fax No. (219) 461-6238

        With copies to:
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Edward Herlihy, Esq.
           Fax No. (212) 403-2000

        If to National City to:
           National City Corporation
           P. O. Box 5756
           Cleveland, Ohio 44101-0756
           Attention: Chairman of the Board
           Fax No. (216) 575-3332

        With a copy to:
           National City Corporation
           Law Department
           P. O. Box 5756
           Cleveland, Ohio 44101-0756
           Attention: General Counsel
           Fax No. (216) 575-3332

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.7.

     8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     8.9 Parties in Interest; Assignment. Except for Section 2.2, (which is intended to be for the benefit of the holders of Outstanding Options under the Company Option Plans to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons) and Sections 5.4 and 5.8 hereof (which are intended to be for the benefit of directors, officers or employees to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons), this Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement neither National City nor Company shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

     8.10 Expenses. Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and Commission filing and registration fees shall be shared equally between Company and National City.

     8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                          FORT WAYNE NATIONAL CORPORATION

                                          By: /s/ M. JAMES JOHNSTON

                                            ------------------------------------
                                              M. James Johnston
                                              Chairman of the Board and
                                              Chief Executive Officer

                                          NATIONAL CITY CORPORATION

                                          By: /s/ VINCENT A. DIGIROLAMO

                                            ------------------------------------
                                              Vincent A. DiGirolamo
                                              Vice Chairman

                              INDEX TO DEFINITIONS

                                 DEFINITIONS                                    SECTIONS
    ---------------------------------------------------------------------   -----------------
    Acquisition Transaction                                                 Section 5.1
    affiliate                                                               Section 8.6(i)
    Agreement                                                               Introduction
    Articles of Merger                                                      Section 1.2
    Benefit Agreements                                                      Section 3.10
    BHCA                                                                    Section 3.1
    Certificate                                                             Section 2.3(a)
    Closing                                                                 Section 6.1
    Closing Date                                                            Section 6.1
    Commission                                                              Section 3.5
    Company                                                                 Introduction
    Company Common Stock                                                    Section 2.1(a)
    Company Contracts                                                       Section 4.10
    Company Disclosure Letter                                               Section 4.3
    Company Employees                                                       Section 5.4(b)
    Company Employee Plans                                                  Section 4.9
    Company Meeting                                                         Section 5.15(a)
    Company Option Plans                                                    Section 2.2
    Company Reports                                                         Section 4.7
    Company Subsidiaries                                                    Section 4.4
    Code                                                                    Introduction
    Consents                                                                Section 7.1(c)
    Constituent Corporations                                                Section 1.2
    Control                                                                 Section 8.6(ii)
    Conversation Ratio                                                      Section 2.1(a)
    Certificate of Merger                                                   Section 1.2
    DGCL                                                                    Section 1.1
    DPC Common Shares                                                       Section 2.1(a)
    Effective Time                                                          Section 1.2
    Environmental Law                                                       Section 3.21
    ERISA                                                                   Section 3.9
    Exchange Act                                                            Section 3.5
    Exchange Agent                                                          Section 2.3(a)
    FDIA Section 3.14
    Fed Approval Date                                                       Section 8.6(iii)
    Final Index Price                                                       Section 8.1(c)
    Final Price                                                             Section 8.1(e)
    FRB                                                                     Section 3.6
    Governmental Entity                                                     Section 3.6
    Hazardous Substance                                                     Section 3.21

                                 DEFINITIONS                                    SECTIONS
    ---------------------------------------------------------------------   -----------------
    HSR Act                                                                 Section 3.6
    IC                                                                      Section 1.1
    Indemnitees                                                             Section 5.8
    Index Group                                                             Section 8.1(e)
    Initial Indies Price                                                    Section 8.1(e)
    IRS                                                                     Section 3.9
    Loan Portfolio Properties and Other Properties Owned                    Section 3.21
    Market Price                                                            Section 2.3(g)
    Material Adverse Effect                                                 Section 3.1
    Merger                                                                  Section 1.1
    Common Merger Consideration                                             Section 2.1(a)
    National City                                                           Introduction
    National City Common Stock                                              Section 2.1(a)
    National City Contracts                                                 Section 3.10
    National City Disclosure Letter                                         Section 1.4
    National City Employee Plans                                            Section 3.9
    National City Meeting                                                   Section 5.15(b)
    National City Preferred Stock                                           Section 3.3
    National City Reports                                                   Section 3.7
    Option Agreement                                                        Introduction
    OTS                                                                     Section 3.6
    PBGC                                                                    Section 3.9
    PCBs                                                                    Section 3.21
    Person                                                                  Section 8.6(vi)
    Plan of Merger                                                          Section 1.2
    Proxy Statement                                                         Section 3.5
    Registration Statement                                                  Section 3.5
    SBIA                                                                    Section 3.6
    Securities Act                                                          Section 3.5
    Significant Subsidiaries                                                Section 3.4
    State Entities                                                          Section 3.6
    Subsidiary                                                              Section 8.6(i)
    Surviving Corporation                                                   Section 1.3
    Trust Account Common Shares                                             Section 2.1(a)
    Unexercised Options                                                     Section 2.2

                                                                      APPENDIX B

                                FAIRNESS OPINION

                     On Keefe, Bruyette & Woods letterhead

                                            , 1998

The Board of Directors
Fort Wayne National Corporation
110 West Berry Street
Fort Wayne, IN 46801

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Fort Wayne National Corporation ("Fort Wayne") of the exchange ratio in the proposed merger (the "Merger") of National City Corporation ("National City") with and into Fort Wayne, pursuant to the Agreement and Plan of Merger, dated as of January 12, 1998, between Fort Wayne and National City (the "Agreement"). Pursuant to the terms of the Agreement, (i) each outstanding share of common stock, without par value, of Fort Wayne (the "Common Shares") will be converted into 0.75 shares of common stock (the "Exchange Ratio"), par value $4.00 per share, of National City; and (ii) each outstanding share of 6% Cumulative Convertible class B Preferred Stock, Series 1, without par value, of Fort Wayne will be converted into the rights to receive one share of preferred stock, without par value, of National City which will be designated as National City's 6% Cumulative Convertible Preferred Stock, Series 1 and be initially convertible into 1.51455 shares of National City common stock.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer we may, from time to time purchase securities from, and sell securities to, Fort Wayne and National City, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Fort Wayne and National City for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Fort Wayne. We have acted exclusively for the Board of Directors of Fort Wayne in rendering this fairness opinion and will receive a fee from Fort Wayne for our services.

     In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Fort Wayne and National City and the Merger, including among other things, the following: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of January 12, 1998 between Fort Wayne and National City (iii) the Registration Statement on Form S-4 (including the proxy statement/prospectus for the special meeting of stockholders of Fort Wayne to be held in connection with the Merger) dated February 3, 1998; (iv) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 1996 of Fort Wayne and National City; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Fort Wayne and National City and certain other communications from Fort Wayne and National City to their respective stockholders; and (vi) other financial information concerning the businesses and operations of Fort Wayne and National City furnished to us by Fort Wayne and National City for purposes of our analysis. We have also held discussions with senior management of Fort Wayne and National City regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Fort Wayne and National City with similar information for certain other companies the securities of which are publicly traded,

Fort Wayne National Corporation
               , 1998
Page 2

reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Fort Wayne and National City as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Fort Wayne and National City are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Fort Wayne or National City, nor have we examined any individual credit files. We are expressing no opinion herein as to what the value of National City common stock will be when issued to Fort Wayne's shareholders pursuant to the Agreement or the prices at which the Common Shares or the National City common stock will trade at any time.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Fort Wayne and National City; (ii) the assets and liabilities of Fort Wayne and National City; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     It is understood that this letter is for the information of the Board of Directors of Fort Wayne and may not be used for any other purpose without our prior written consent except this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger. In addition, we express no opinion or recommendation as to how the holders of Fort Wayne Common Stock should vote at the stockholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to holders of the Common Shares.

                                          Very truly yours,

                                          Keefe, Bruyette & Woods, Inc.

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of January 12, 1998, between National City Corporation, a Delaware corporation ("Grantee"), Fort Wayne National Corporation, an Indiana corporation ("Issuer").

                                  WITNESSETH:

     WHEREAS, as a condition to, and contemporaneous with the execution of this Stock Option Agreement the parties are entering into an Agreement and Plan of Merger dated January 12, 1998 ("Agreement") and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,337,133 fully paid and non-assessable shares of common stock, without par value ("Common Stock"), of Issuer at a price of $41.375 per share; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock at a price less than $41.375 per share (as adjusted pursuant to subsection 5(b)), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares of Common Stock for which this Option is exercisable together with the number of shares owned by Grantee other than Trust Account Shares (as defined in the Agreement) exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares of Common Stock subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Stock Option Agreement, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, together with the number of shares owned by Grantee other than Trust Account Shares equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or in part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an Exercise Termination
Event: (i) immediately prior to the Effective Time of the Merger; (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in, or the Issuer's board of directors recommends that shareholders of the Issuer approve or accept, an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the board of directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Subsidiary, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or Subsidiary or (d) any substantially similar transaction; (The term Acquisition Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

          (ii) The Board of Directors of Issuer does not recommend that the shareholders of Issuer approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Grantee, its recommendation that its shareholders approve the Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person, other than any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, of beneficial ownership of 15% or more of the then outstanding shares of Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection 2(b), except that the percentage referred to in clause (c) shall be 15%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing

Date"); provided that if prior notification to or approval of the FRB or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares of Common Stock in violation of applicable law or the provisions of this Stock Option Agreement.

     (h) Certificates for shares of Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares of Common Stock have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of shares of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase shares of Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares of Common Stock issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares of Common Stock, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the offering or inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares of Common Stock to be issued by the Holder and Issuer in the aggregate; provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this
Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares of Common Stock for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/ offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares of Common Stock and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the market/offer price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares that together with the number of shares owned by Grantee, other than Trust Account Shares, is more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

     10. The 30-day period for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal ban to the exercise of such rights and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions so contemplated. This Stock Option Agreement has been duly and validly executed and delivered by Issuer. This Stock Option Agreement is the valid and legally binding obligation of Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares of Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any pre-emptive rights.

     12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination

Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10); provided, however, that until the date 30 days following the date of any required approvals of the FRB under the Bank Holding Company to acquire the shares of Common Stock subject to the Option are received by the Grantee, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer,
(iii) an assignment to a single party (e.q., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the FRB.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and making any necessary applications to the FRB under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

     18. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

     22. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          NATIONAL CITY CORPORATION

                                          By: /s/ VINCENT A. DIGIROLAMO

                                            ------------------------------------
                                              Vincent A. DiGirolamo
                                              Vice Chairman

                                          FORT WAYNE NATIONAL CORPORATION

                                          By: /s/ M. JAMES JOHNSTON

                                            ------------------------------------
                                              M. James Johnston
                                              Chairman of the Board and
                                              Chief Executive Officer

                                                                      APPENDIX D

                       FORM OF CERTIFICATE OF DESIGNATION

              6% Cumulative Convertible Preferred Stock, Series 1

                                       of

                           NATIONAL CITY CORPORATION
                         ------------------------------

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                         ------------------------------

     I, the undersigned, being the Secretary of National City Corporation (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

                       DO         HEREBY         CERTIFY:

     FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 5,000,000 shares of preferred stock, without par value, in one or more series, and authorizes the Board of Directors of the Corporation to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     SECOND: The Board of Directors of the Corporation at a meeting duly held on January 12 , 1998, did duly adopt the following resolution authorizing the creation and issuance of a series of said preferred stock to be known as "6% Cumulative Convertible Preferred Stock, Series 1":

     RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, of the Corporation, hereby authorizes the issuance of a series of preferred stock of the Corporation, and hereby fixes the designation of such series and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, in additions to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended, as follows:

1.   DESIGNATION AND RANK.

     (a) The designation of this series of Preferred Stock is the 6% Cumulative Convertible Preferred Stock, Series 1 (hereinafter referred to as the "Series 1 Stock"), and the number of shares constituting such series shall be 740,000. Series 1 Stock shall be without value but shall have a stated value of fifty dollars per share ($50.00).

     (b) The Series 1 Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock") (ii) pari passu with any other class of series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock") and (iii) prior to any other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, the National City Common, par value $4.00 per share ("Common Stock") of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock, are collectively referred to herein as the "Junior Securities").

2.   DIVIDEND RIGHTS.

     (a) The holders of shares of Series 1 Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance (the "Issue Date"), at the annual rate of 6.00% per annum, and no more, computed on the stated value of $50.00 for each share. Dividends shall be payable, when and as declared by the Board of Directors, quarterly on April 1, July 1, October 1, and January 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "Dividend Period"), commencing April 1, 1998. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. Dividends payable on the Series 1 Stock (i) for any period other than a full Dividend Period shall be computed based upon the actual number of days elapsed up to but not including the dividend payment date divided by 365, and (ii) for each full Dividend Period shall be computed by dividing the annual dividend rate by four.

     (b) Holders of shares of the Series 1 Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

     (c) Unless full cumulative dividends on all outstanding shares of the Series 1 Stock shall have been paid or declared and set aside for payment for all past Dividend Periods, no dividend (other than a dividend in Common Stock or in any Junior Securities) shall be declared upon the Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation except for any redemption, purchase or acquisition relating to a conversion of or exchange for such Junior Securities.

3.   LIQUIDATION PREFERENCES.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series 1 Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $50.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any Junior Securities. After payment of such liquidating distributions, the holders of shares of Series 1 Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

     (b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series 1 Stock and any other Parity Preferred Stock, the holders of Series 1 Stock and the holders of such Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective amounts to which they are entitled.

     (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this section 3.

4.   REDEMPTION.

     (a) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, if necessary, the Corporation, at its option, may redeem any or all shares of Series 1 Stock, at any time or from time to time, on or after April 1, 2002 at a redemption price of $50.00 per share, plus an amount equal to accrued and unpaid dividends thereon to but not including the date of redemption (the "Redemption Price").

     (b) If less than all the outstanding shares of Series 1 Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable.

     (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series 1 Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state (i) the date fixed for redemption, (ii) the Redemption Price, (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date, (iv) the then effective Conversion Ratio (as defined in section 5 below) and the place where certificates for such shares may be surrendered for conversion, (v) the number of shares of Series 1 Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder, (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, then, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Ohio or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series 1 Stock), then, notwithstanding the fact that any certificates for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right of the holders thereof to convert such shares in accordance with the provisions of section 5 below at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificates representing such shares). Any funds so deposited with such bank or trust company in respect of shares of Series 1 Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

     (e) Any provision of this section 4 to the contrary notwithstanding, in the event that any dividends payable on the Series 1 Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment the Corporation shall not redeem any shares of Series 1 Stock unless all outstanding shares of Series 1 Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of

Series 1 Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series 1 Stock for the purchase of all outstanding shares thereof.

5. CONVERSION RIGHTS. The holders of shares of Series 1 Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

     (a) Each share of Series 1 Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion ratio of
1.51455 shares of Common Stock for each share of Series 1 Stock (the "Conversion Ratio"). The Conversion Ratio shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series 1 Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series 1 Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

     (b) In order to convert shares of Series 1 Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series 1 Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series 1 Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series 1 Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series 1 Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series 1 Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

     (c) In the case of any share of Series 1 Stock which is converted after any record date with respect to the payment of a dividend on the Series 1 Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series 1 Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series 1 Stock which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series 1 Stock being surrendered for conversion. The dividend with respect to a share of Series 1 Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series 1 Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series 1 Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series 1 Stock for conversion. Except as provided in this subsection (c), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series 1 Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

     (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series 1 Stock. If the conversion of any shares of Series 1 Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the Current Market Price of the Common Stock (as defined below), on the date on which the shares of Series 1 Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

     (e) The Conversion Ratio shall be adjusted from time to time after the Issue Date, as follows:

          (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Ratio in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Ratio in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (A) any rights or warrants referred to in clause (ii) above, (B) any dividend or distribution paid in cash out of the retained earnings of the Corporation, and (C) any dividend or distribution referred to in clause (i) above), the Conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series 1 Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

          (v) For the purposes of this section 5, the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subsection (g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) above).

          (vi) For the purposes of this section 5, (other than subsection (a)), the Current Market Price of the Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price on the NYSE, or, if the Common Stock is no longer listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed on the NYSE or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          (vii) Notwithstanding the foregoing, no adjustment in the Conversion Ratio for the Series 1 Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such ratio; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 5 shall be made to the nearest cent or to the nearest one-ten thousandth of a share (0.0001), as the case may be.

     (f) Whenever the Conversion Ratio shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series 1 Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series 1 Stock a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio.

     (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series 1 Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series 1 Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this subsection (g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

     (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series 1 Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series 1 Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

     (i) The Corporation may (but shall not be required to) make such increases and reductions in the Conversion Ratio, in addition to those required by clauses
(i) through (iv) of subsection (e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series 1 Stock then outstanding.

     (k) In the event that:

          (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings, or

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or

          (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs, or

          (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs,

     the Corporation shall cause to be mailed to the holders of record of Series 1 Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or
     (B) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

6. VOTING RIGHTS. Other than as required by applicable law or to the extent otherwise provided in this Section 6, the holders of Series 1 Stock shall not have any voting rights.

     (a) The holders of shares of Series 1 Stock shall have the right, voting separately, to elect that number of additional members of the Board of Directors as equals the number of classes of Common Directors if the Corporation shall fail to pay any dividend payable on the shares of Series 1 Stock for six quarters. Such limited rights may be exercised at the next meeting of stockholders at which Directors are to be elected and which takes place more than ninety days following such failure to pay dividends as aforesaid (other than a separate meeting of the holders of another class of shares) and at each succeeding meeting of shareholders at which Directors are to be elected (other than a separate meeting of the holders of another class of shares) until payment of all dividends on shares of Series 1 Stock which are in arrears has been made or provided for, at which time the right to vote for election of Directors conferred upon the holders of shares of Series 1 Stock shall cease, the terms of the Series 1 Stock Directors shall end and they shall cease to serve. Such limited voting rights shall not limit or restrict the right of the Corporation from time to time to increase or decrease the number of Directors (other than Series 1 Stock Directors) which the Corporation shall have. The Directors elected pursuant to this provision are designated Series 1 Stock Directors.

     (b) Before any meeting at which the holders of shares of Series 1 Stock shall be entitled to vote in the election of Series 1 Directors, the number of Directors shall be deemed to have been increased by the same number as there are number of classes of Common directors so as to provide that number of additional places for the Series 1 Directorships to be filled by the votes of the holders of share of Series 1 Stock, and the Corporation's Bylaws shall be deemed to have been amended accordingly, in the same manner and to the same extent as if the Directors of the Corporation had unanimously, expressly, and specifically authorized that increase in the number of Directors at a meeting thereof duly called and held for that purpose. When the terms of the Series 1 Stock

Directors shall have ended, the number of Directors shall be deemed to have been decreased by the number of Series 1 Stock Directors in order to eliminate the additional places for the Series 1 Directors and the Corporation's bylaws shall be deemed to have been amended accordingly, in the same manner as provided above.

     (c) So long as any share of Series 1 Stock is outstanding, the Corporation shall not, without the affirmative votes of the holders of at least two-thirds
( 2/3) of the aggregate number of shares of Series 1 Stock (i) change or repeal any of the voting rights or any of the relative rights preferences, qualification, limitations and restrictions of the holders of any shares of the Series 1 Stock then outstanding so as to affect that stock adversely with respect to any other class of capital stock then outstanding or (ii) authorize any class of stock ranking, as to voting rights or as to relative rights, preferences, qualifications, limitations and restrictions, prior to the Series 1 Stock or any series then outstanding.

     (d) Whenever the holders of shares of Series 1 Stock have the right to vote they shall be entitled to cast one (1) vote for each duly authorized, issued and outstanding share of Series 1 Stock standing in their names on the books of the Corporation.

7. REACQUIRED SHARES. Shares of Series 1 Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series and may thereafter be issued, but not as Series 1 Stock.

8. NO SINKING FUND. Shares of Series 1 Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series 1 Stock.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be signed this 2nd day of February, 1998.
                                          By: /s/ DAVID L. ZOELLER

                                            ------------------------------------
                                              David L. Zoeller,
                                              Secretary

                                                                    EXHIBIT 99.1

P         FORT WAYNE NATIONAL CORPORATION    PROXY SOLICITED ON BEHALF OF THE
R         110 W. Berry Street             BOARD OF DIRECTORS FOR SPECIAL MEETING
O         Fort Wayne, IN 46801                OF SHAREHOLDERS MARCH 30, 1998
X
Y             The undersigned, being a holder of the common stock, without par value ("Common Stock"), of Fort Wayne National Corporation, an Indiana corporation ("FWNC"), hereby authorizes C. David Silletto and William
          G. Latz, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of FWNC (the "Meeting") to be held at the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana on March 30, 1998 at 1:30 p.m. Eastern Standard Time, and at any adjournment of the Meeting, and at the Meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

          1. Approval of the Agreement and Plan of Merger, dated as of January 12, 1998, by and between National City Corporation and Fort Wayne National Corporation (the "Merger Agreement").

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
            THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE MERGER AGREEMENT.

              In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Meeting and upon such other matters as may properly come before the Meeting. This proxy may be revoked at any time before it is exercised.

                             (Continued, and to be signed, on the reverse side.)

Proxy No.                (Continued from reverse side.)                Shares

             Shares of Common Stock of FWNC will be voted as specified. If no specification is made, shares will be voted FOR approval of the Merger Agreement and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

             The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of FWNC called for March 30, 1998, and a Prospectus and Proxy Statement for the Meeting prior to the signing of this proxy.

                                                    Dated , 1998

                                                    ----------------------------

                                                    ----------------------------
                                                            (Sign here)
                                                    Please sign exactly as your
                                                    name(s) appear(s) on this
                                                    proxy. When signing in a
                                                    representing capacity,
                                                    please give title.

                                          PLEASE MARK, SIGN, DATE AND PROMPTLY
                                                   RETURN THIS PROXY
                                           CARD USING THE ENCLOSED ENVELOPE.